UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Abercrombie & Fitch Co.

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Abercrombie
& Fitch Co.

2020 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

April 7, 2020

Dear Fellow Stockholders:

You are cordially invited to join us for the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Abercrombie & Fitch Co. (the “Company,” “we” or “our”) to be held at 10:00 a.m., Eastern Daylight Time, on Wednesday, May 20, 2020. The Annual Meeting will be held as a virtual meeting of stockholders, to be conducted exclusively online via live webcast. We believe that this virtual format prioritizes the health and well-being of our stockholders, directors and associates in the midst of recent public health concerns related to the coronavirus (COVID-19) outbreak.

You will be able to participate in the Annual Meeting, submit questions during the Annual Meeting and vote your shares electronically during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ANF2020. Because the Annual Meeting is being conducted electronically, you will not be able to attend the Annual Meeting in person. Details regarding how to participate in the live webcast of the Annual Meeting and the business to be conducted at the Annual Meeting are provided in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, which you are urged to read carefully.

Fiscal 2019 was the second year of our “Growing while Transforming” phase. During the year, we made significant progress against our four key transformation initiatives: Optimizing our global store network; Enhancing our digital and omnichannel capabilities; Increasing the speed and efficiency of our concept-to-customer product life cycle; and Improving our customer engagement through our loyalty programs and marketing optimization. Over the past two years, we provided a combined 157 new store experiences, reduced store gross square footage by 6%, accelerated the rationalization of our flagship fleet, and grew direct-to-consumer revenue by double digits. We implemented omnichannel capabilities across key global markets, opened regional offices in London and Shanghai, evolved our Hollister and Abercrombie loyalty programs in the United States and introduced our loyalty program in China. In the near-term, we expect COVID-19 to have an adverse impact on our business. We remain focused on what is best for the safety and well-being of our associates, our customers and our communities.

We have elected to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish proxy materials to certain stockholders over the Internet instead of mailing printed copies to each stockholder. By doing so, we save costs and reduce our impact on the environment. If you have received the Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained in the Notice of Internet Availability of Proxy Materials.

It is important that your shares be represented at the Annual Meeting, whether or not you plan to participate in the Annual Meeting online. Accordingly, after reading the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, please promptly submit your proxy by telephone, by mail or over the Internet as described in the Proxy Statement. If you submit your proxy over the Internet, you will have the opportunity to agree to receive future stockholder documents electronically via e-mail, and we encourage you to do so.

If you have any questions or require any assistance with voting your shares, please contact Innisfree M&A Incorporated, our proxy solicitor, toll-free at (888) 750-5834 or directly at (412) 232-3651. Banks and brokers may call collect at (212) 750-5833.

Fran Horowitz, Chief Executive Officer	Terry L. Burman, Non-Executive Chairman of the Board

Notice of Annual Meeting of Stockholders

To Our Stockholders:

The Proxy Statement accompanying this Notice of Annual Meeting of Stockholders is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Abercrombie & Fitch Co. (the “Company,” “we” or “our”) for use at the Annual Meeting to be held virtually and exclusively online via live webcast on Wednesday, May 20, 2020, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect twelve directors, each to serve for a term of one year to expire at the 2021 Annual Meeting of Stockholders;

2.	To vote on a non-binding advisory resolution to approve executive compensation;

3.	To approve an amendment to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors to authorize 150,000 additional shares;

4.	To approve an amendment to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates to authorize 150,000 additional shares;

5.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2021; and

6.	To transact any other business which properly may be brought before the Annual Meeting.

The Proxy Statement describes each of these items in detail. The Company has not received notice of any other matters that properly may be presented at the Annual Meeting.

We began mailing a Notice of Internet Availability of Proxy Materials on or about April 7, 2020, to holders of record of shares of Class A Common Stock, par value $0.01 per share (the “Common Stock”), of the Company at the close of business on March 23, 2020. At the same time, we provided those stockholders with access to our online proxy materials and filed our proxy materials with the SEC. The Notice of Internet Availability of Proxy Materials contains information on how to access this Notice of Annual Meeting of Stockholders, the Proxy Statement, the form of proxy and our Annual Report on Form 10-K for the fiscal year ended February 1, 2020 (“Fiscal 2019”) over the Internet, as well as instructions on how to request a paper copy of the proxy materials.

Only stockholders of record at the close of business on March 23, 2020, the date established by the Board as the record date, are entitled to receive notice of, and vote at, the Annual Meeting. All stockholders are invited to attend the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/ANF2020. To participate in and vote at the Annual Meeting, stockholders will need the unique 16-digit control number (printed in the box marked by the arrow) in their Notice of Internet Availability of Proxy Materials or proxy card (if you requested a printed copy of the proxy materials). Even if stockholders plan to participate in the Annual Meeting, we urge them to vote as soon as possible by telephone, by mail or over the Internet as described in the Proxy Statement.

By Order of the Board of Directors, Gregory J. Henchel Senior Vice President, General Counsel and Corporate Secretary April 7, 2020

Grants of Plan-Based Awards	49
Outstanding Equity Awards	51
Restricted Stock Units Vested and Performance Share Awards Earned	52
Nonqualified Deferred Compensation	53
Potential Payments Upon Termination or Change of Control	54
CEO Pay Ratio	58
Ownership of Our Shares	59
Equity Compensation Plans	62
Proposal 3 — Approval of an Amendment to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors to Authorize 150,000 Additional Shares	64
Background of the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors	64
Reasons to Approve the Amendment to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors	65
Summary of the 2016 Directors LTIP, as Proposed to be Amended	65
United States Federal Income Tax Consequences	69
Proposal 4 — Approval of an Amendment to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates to Authorize 150,000 Additional Shares	71
Background of the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates	71
Reasons to Approve the Amendment to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates	72
Summary of the 2016 Associates LTIP, as Proposed to be Amended	73
U.S. Federal Income Tax Consequences	78
Audit and Finance Committee Matters	81
Proposal 5 — Ratification of Appointment of Independent Registered Public Accounting Firm	82
Stockholder Proposals for 2021 Annual Meeting	84
Questions and Answers About Our Annual Meeting and Voting	85
Other Matters	90
Appendix A — Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan For Directors [as proposed to be amended]	A-1
Appendix B — Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan For Associates [as proposed to be amended]	B-1

Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

About Abercrombie & Fitch Co.

Abercrombie & Fitch Co. (the “Company,” “A&F,” “we” or “our”) is a global multi-brand omnichannel specialty retailer, whose products are sold primarily through Company-owned store and digital channels, as well as through various third-party wholesale, franchise and licensing arrangements. The Company offers a broad assortment of apparel, personal care products and accessories for men, women and kids under the Hollister, Abercrombie & Fitch and abercrombie kids brands. The brands share a commitment to offering unique products of enduring quality and exceptional comfort that allow customers around the world to express their own individuality and style. The Company has operations in North America, Europe and Asia, among other regions. The Company’s principal executive offices are located at 6301 Fitch Path, New Albany, Ohio 43054.

2020 Annual Meeting Of Stockholders

Annual Meeting Date: May 20, 2020, 10:00 a.m., Eastern Daylight Time Record Date: March 23, 2020	Virtual Stockholder Meeting: www.virtualshareholdermeeting.com/ANF2020

Stockholders as of the record date are entitled to one vote per share. Each share of Class A Common Stock, $0.01 par value per share (the “Common Stock”), is entitled to one vote for each director nominee and one vote with respect to each of the other proposals to be voted on.

Even if you plan to participate in the Annual Meeting online, please vote as soon as possible and, in any event, prior to 11:59 p.m., Eastern Daylight Time, on May 19, 2020. Only registered stockholders as of the record date may vote during the Annual Meeting. Any beneficial owner of shares must follow the procedures provided by the brokerage firm, bank or other registered holder of such shares for obtaining a legal proxy to vote such shares at the Annual Meeting. You can also vote prior to the Annual Meeting in one of the following ways:

Go to www.proxyvote.com:  You can use the Internet 24 hours a day to transmit your voting instructions. Have your proxy card (if you requested a printed copy of the proxy materials) or Notice of Internet Availability of Proxy Materials in hand when you access the website and follow the instructions.

Call 1-800-690-6903: You can use any touch-tone telephone. Have your proxy card (if you requested a printed copy of the proxy materials) or Notice of Internet Availability of Proxy Materials in hand when you call and follow the instructions.

If you received a printed copy of the proxy materials, you may submit your vote by completing, signing and dating your proxy card and returning it in the postage-paid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Proxy Statement or made by the Company, its management or its spokespeople involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included in this Proxy Statement will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, including the uncertainty surrounding COVID-19, the inclusion of such information should not be regarded as a representation by the Company, or any other person, that the objectives of the Company will be achieved. The forward-looking statements included herein are based on information presently available to the management of the Company. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

YOUR VOTE IS IMPORTANT

Please carefully review the proxy materials for the 2020 Annual Meeting of Stockholders and follow the instructions above to cast your vote on all voting matters.

Items of Business

Proposal	Board Vote Recommendation	For More Information, See Page
Proposal 1 – Election of Twelve Directors	FOR each director nominee	7
Proposal 2 – Non-Binding Advisory Resolution to Approve Executive Compensation	FOR	33
Proposal 3 – Approval of an Amendment to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors to Authorize 150,000 Additional Shares	FOR	64
Proposal 4 – Approval of an Amendment to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates to Authorize 150,000 Additional Shares	FOR	71
Proposal 5 – Ratification of Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending January 30, 2021	FOR	82

Proposal 1 – Election of Twelve Directors to a One-Year Term

Upon the unanimous recommendation of our Nominating and Board Governance Committee, the Board of Directors of the Company (the “Board”) has unanimously nominated and unanimously recommends a vote “FOR” each of the following nominees for election as a director to the Board for a one-year term, eligible for re-election in 2021:

Nominee, Age	Director Since	Committees	Independent
Kerrii B. Anderson, 62	February 2018	Audit and Finance (Chair)
Terry L. Burman, 74 Non-Executive Chairman of the Board	January 2014	Executive (Chair)
Felix Carbullido, 53	August 2019	Corporate Social Responsibility
Susie Coulter, 54	Not currently a director	None
Sarah M. Gallagher, 68	June 2014	Nominating and Board Governance; Corporate Social Responsibility
James A. Goldman, 61	Not currently a director	None
Michael E. Greenlees, 73	February 2011	Compensation and Organization (Chair); Audit and Finance
Archie M. Griffin, 65	August 2000	Corporate Social Responsibility (Chair); Nominating and Board Governance
Fran Horowitz, 56 Chief Executive Officer	February 2017	Executive	No
Helen E. McCluskey, 65	February 2019	Compensation and Organization
Charles R. Perrin, 74	January 2014	Nominating and Board Governance (Chair); Compensation and Organization; Executive
Nigel Travis, 70	February 2019	Audit and Finance

Proposal 2 – Non-Binding Advisory Resolution to Approve Executive Compensation

We are asking stockholders to approve a non-binding advisory resolution to approve the compensation of our named executive officers for the fiscal year ended February 1, 2020 (“Fiscal 2019”). The Board recommends a vote “FOR” this proposal because we believe our executive compensation policies and practices are effective in aligning the interests of our named executive officers (sometimes referred to herein as the “NEOs”) with the achievement of our financial goals and the creation of long-term stockholder value.

Proposal 3 – Approval of an Amendment to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors to Authorize 150,000 Additional Shares

We are asking stockholders to approve an amendment to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors to authorize 150,000 additional shares of Common Stock needed to continue to make grants to non-associate directors consistent with historic grant practices. The Board recommends a vote “FOR” this proposal because we believe that it is important to continue to offer equity as a part of the compensation program for our non-associate directors to reinforce alignment with our stockholders.

Proposal 4 – Approval of an Amendment to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates to Authorize 150,000 Additional Shares

We are asking stockholders to approve an amendment to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates to authorize 150,000 additional shares of Common Stock needed to continue to make grants to executives and employees, or as referred to by the Company, “associates,” of the Company and our subsidiaries consistent with historic grant practices. The Board recommends a vote “FOR” this proposal to enable the Company to continue to pay competitively and assist in attracting, retaining and motivating highly talented executives and other associates.

Proposal 5 – Ratification of Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending January 30, 2021

We are asking stockholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2020. The Board recommends a vote “FOR” this proposal.

Executive Compensation Highlights

The following compensation decisions and practices demonstrate how the Company’s executive compensation program reflects leading practices and reinforces the Company’s culture and values:

Practices We Employ	Practices We Avoid
Emphasis on at-risk pay	x	Excise tax gross-up payments
Rigorous performance metrics	x	Hedging of equity securities
Benchmark NEO pay against a peer group	x	Pledging of equity securities
Stock ownership guidelines	x	Modification of out-of-the money stock options or stock appreciation rights
Incentive compensation clawback policy
Annual “say on pay” vote

The following table summarizes the compensation elements provided for our NEOs in Fiscal 2019:

Element	Purpose	Metric
Base Salary	Fixed annual cash compensation to attract and retain executives	Established after review of base salaries of executives of companies in our peer group and the performance of each of our NEOs
Annual Cash Incentive Program	Performance-based variable pay that delivers cash incentives when the Company meets or exceeds key financial results	Based on an assessment of Adjusted EBIT performance against pre-established goals (weighted 30% for Spring season and 70% for Fall season)
Long-Term Incentive	Performance-based, market-based and service-based equity compensation to reward executives for a balanced combination of the Company meeting or exceeding key financial results and creating long-term stockholder value

60% Performance-based Share Awards (“PSAs”) measuring Fiscal 2019 - Fiscal 2021 performance based:

●     33 1/3% on Net Sales Compound Annual Growth Rate (“CAGR”)

●     33 1/3% on Average Return on Invested Capital (“ROIC”)

●      33 1/3% on Relative Total Shareholder Return (“TSR”)

40% Service-based Restricted Stock Units (“RSUs”) that vest ratably over three years

The structure outlined above reflects three changes to the Company’s compensation program for Fiscal 2019:

The weighting of PSAs was increased from 50% to 60% (with a corresponding reduction in the weighting of RSUs from 50% to 40%) to reinforce our commitment to pay for performance; and
Net Sales CAGR was added as a metric for the Fiscal 2019 - Fiscal 2021 PSAs and is equally weighted with Average ROIC and Relative TSR (33 1/3% each); the addition of Net Sales CAGR as a PSA metric is meant to reinforce key growth priorities in our “Growing while Transforming” phase of our transformation.
The vesting schedule for RSUs was shifted to a three-year ratable vest from a four-year ratable vest to more closely reflect competitive practice among our compensation peer group of similarly-sized, specialty retailers against whom we compete for talent.

We remain committed to aligning the outcomes of our short-term and long-term compensation programs with the Company’s performance. For NEOs, the majority of their total compensation opportunity is at-risk, or contingent upon the Company’s financial performance and appreciation in the market price of the Company’s Common Stock.

Percentage of Chief Executive Officer’s compensation that was at-risk in Fiscal 2019	85%
Percentage of other NEOs’ compensation (on average) that was at-risk in Fiscal 2019	70%

We seek to foster and encourage engagement with our stockholders on compensation and other matters on an ongoing basis. This practice has driven high levels of support for the Company’s “Say on Pay” proposal in recent years.

Percentage of stockholder votes in favor of our executive compensation program at the 2019 Annual Meeting	96%

The above results informed our decision to maintain a consistent overall approach in setting ongoing executive compensation for Fiscal 2019. For a detailed discussion of our executive compensation program, please see the “COMPENSATION DISCUSSION AND ANALYSIS” section of this Proxy Statement beginning on page 34.

Corporate Governance Highlights

We consistently seek to follow best practices in corporate governance and have made various changes to our policies and practices based on our commitment to high standards and in response to stockholder input. A few corporate governance highlights are as follows:

11 of 12 director nominees are independent	Implemented “Proxy Access” by adopting amendments to our Amended and Restated Bylaws
Directors elected annually by majority of votes cast	“Notice & Access” framework for delivery of proxy materials
58% of director nominees are diverse as to gender and/or ethnicity	Established Corporate Social Responsibility Committee
Diverse Board in terms of experience and skills	Director resignation, retirement and confidentiality policies in effect
Separation of Chairman of the Board and Chief Executive Officer positions	Established Enterprise Risk Management Committee
Annual Board and Board committee self-assessments	Adopted stock ownership guidelines for executive officers and directors

Stockholder Engagement Highlights

In Fiscal 2019, we significantly increased our active dialogues with sell-side analysts and buy-side investors. We participated in six conferences, conducted seven non-deal roadshows, hosted four groups at our home office and led five group store tours. We expect to continue to have discussions with the investment community prior to the Annual Meeting and, as a matter of policy and practice, foster and encourage engagement with our stockholders on progress against the key transformation initiatives that will enable us to expand our operating margin.

Environmental and Social Highlights

We operate and invest in our business with a focus on the long term, which requires taking into consideration environmental and social matters that are important to our stakeholders, including our customers, our employees and our partners. In our efforts to create positive impacts within our organization and on communities around the world, we have implemented practices and established targets to promote environmental and social stewardship. A few environmental and social highlights are as follows:

Established Corporate Social Responsibility Committee of the Board in Fiscal 2010	Designated as a best place to work for the LGBTQ+ community for the 14th consecutive year by the Human Rights Campaign
58% of director nominees are diverse as to gender and/or ethnicity	Established sustainability targets through 2025
Participant in the United Nations Global Compact	40% of senior leadership roles are held by women
Donated over $6.45 million in Fiscal 2019 to charitable causes with the help of our partners, customers and associates	Global associates volunteered more than 38,000 hours

Refer to “Environmental and Social Matters” within this Proxy Statement for further discussion.

Questions and Answers

Refer to the “Questions and Answers About Our Annual Meeting and Voting” section of this Proxy Statement beginning on page 85 for important information about the proxy materials, voting, the Annual Meeting, Company documents, communications and the deadlines to submit stockholder proposals and other pertinent information. Additional questions may be directed to Innisfree M&A Incorporated (“Innisfree”), our proxy solicitor, toll-free at (888) 750-5834 or directly at (412) 232-3651. Banks and brokers may call collect at (212) 750-5833.

Proposal 1 — Election of Directors

There are currently eleven directors serving on the Board, all of whose terms expire at the Annual Meeting.

On August 5, 2019, the Board, upon the unanimous recommendation of our Nominating and Board Governance Committee, unanimously approved the increase in the size of the Board from ten to eleven directors and unanimously elected Felix Carbullido to fill the vacancy created by the increase. Mr. Carbullido was recommended to our Nominating and Board Governance Committee as a result of a director search conducted by a third-party global executive search firm retained by our Nominating and Board Governance Committee.

After over 12 years of service on the Board of Directors, James B. Bachmann’s term on the Board of Directors will end immediately prior to the Annual Meeting. Upon the unanimous recommendation of our Nominating and Board Governance Committee, the Board took action to increase the size of the Board from eleven to twelve directors effective April 6, 2020. As a result, a total of twelve directors will be elected at the Annual Meeting.

Upon the unanimous recommendation of our Nominating and Board Governance Committee, the Board has unanimously nominated Kerrii B. Anderson, Terry L. Burman, Felix Carbullido, Susie Coulter, Sarah M. Gallagher, Michael E. Greenlees, James A. Goldman, Archie M. Griffin, Fran Horowitz, Helen E. McCluskey, Charles R. Perrin and Nigel Travis (altogether, the “Nominees”) for election as directors at the Annual Meeting. Each of Ms. Coulter and Mr. Goldman was recommended to our Nominating and Board Governance Committee as a result of a director search conducted by a third-party global executive search firm retained by our Nominating and Board Governance Committee. Directors elected at the Annual Meeting will hold office for a one-year term expiring at the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) or until their respective successors are elected and qualified, subject to prior death, resignation or removal. The individuals named as proxies in the form of proxy solicited by the Board intend to vote the shares of Common Stock represented by the proxies received under this solicitation for the Nominees, unless otherwise instructed on the form of proxy. It is expected that all of the Nominees will be able to serve. However, if before the election, one or more of the Nominees are unable to serve or for good cause will not serve, the proxy holders will vote the proxies for the remaining Nominees and for any substitute nominee(s) chosen by the Board, unless the Board reduces the number of directors to be elected. If any substitute nominee(s) are designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominee(s), discloses that such nominee(s) have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominee(s) required by the rules of the Securities and Exchange Commission (the “SEC”). The individuals named as proxies cannot vote for more than twelve nominees for election as directors at the Annual Meeting.

Majority Vote Standard in Uncontested Director Election

In an uncontested election of directors, which we expect to be the case at the Annual Meeting, each nominee must be elected by a majority of the votes cast. Broker non-votes and abstentions will not be treated as votes cast. Proxies may not cast votes for more than twelve nominees. If an incumbent director does not receive a majority of votes cast in an uncontested election, he or she must tender his or her resignation to the Board. Our Nominating and Board Governance Committee and the Board would evaluate such resignation in light of the best interests of the Company and our stockholders and may consider any factors they deem relevant in making such determination. If the Board does not accept the resignation, the director who offered to resign will continue to serve on the Board until the next annual meeting of stockholders and until the director’s successor is elected and qualified, subject to the director’s prior death, resignation or removal. If the Board accepts the resignation, our Nominating and Board Governance Committee will recommend to the Board whether to fill the resulting vacancy or to reduce the size of the Board. The Board will publicly disclose its decision regarding the resignation within 90 days after the results of the election are certified.

Director Nominations

Identifying director candidates

Our Nominating and Board Governance Committee considers candidates for the Board from any reasonable source, including stockholder recommendations, and does not evaluate candidates differently based on the source of the recommendation. The process for seeking and vetting additional director candidates is ongoing and is not dependent upon the existence of a vacancy on the Board. Accordingly, the Board believes that this ongoing pursuit of qualified candidates functions as an appropriate director succession plan. Pursuant to its charter, our Nominating and Board Governance Committee has the authority to retain consultants and search firms to assist in the process of identifying and evaluating candidates and to approve the fees and other retention terms for any such consultant or search firm. In the retention of any third-party global executive search firm to assist in the search for Board candidates, the Company emphasizes that diversity is a priority. In Fiscal 2019 and in Fiscal 2020, our Nominating and Board Governance Committee used third-party global executive search firms to help identify and evaluate director candidates.

The Board, taking into account the recommendations of our Nominating and Board Governance Committee, selects nominees for election as directors at each annual meeting of stockholders.

Stockholder recommendations for director candidates

Stockholders may recommend director candidates for consideration by our Nominating and Board Governance Committee by giving written notice of the recommendation to the Chair of our Nominating and Board Governance Committee, in care of the Company, at the Company’s principal executive offices at 6301 Fitch Path, New Albany, Ohio 43054. In considering candidates recommended by stockholders, our Nominating and Board Governance Committee will take into consideration the needs of the Board and the qualifications of each candidate.

In addition, following thoughtful engagement with our stockholders, our Board has adopted a “Proxy Access” for director nominations bylaw that permits a stockholder, or group of up to 20 stockholders, that has owned continuously for at least three years, shares of the Company’s Common Stock representing an aggregate of at least 3% of our outstanding shares, to nominate and include in the Company’s proxy materials director nominees constituting up to 25% of the Board, provided that the stockholder(s) and nominee(s) satisfy the requirements in Section 2.04 of the Company’s Amended and Restated Bylaws. See page 89 in our “Questions and Answers About Our Annual Meeting and Voting” section of this Proxy Statement for more information.

Director Qualifications and Consideration of Director Candidates

When considering candidates for the Board, our Nominating and Board Governance Committee evaluates the entirety of each candidate’s credentials and, other than the age guidelines mentioned in the “CORPORATE GOVERNANCE --Board Refreshment” section of this Proxy Statement on page 27, does not have specific eligibility requirements or minimum qualifications that must be met by a candidate. However, the Company’s Corporate Governance Guidelines provide that no member of the Board may simultaneously serve on the boards of directors of more than three public companies other than the Company unless the Board has determined, upon recommendation by our Nominating and Board Governance Committee, that the aggregate number of directorships held by the individual would not interfere with the individual’s ability to carry out his or her responsibilities as a director of the Company.

In considering director candidates, our Nominating and Board Governance Committee considers those factors it deems appropriate, including:

●	The nominee’s independence, judgment, strength of character, ethics and integrity;

●	The nominee’s business or other relevant experience and skills and knowledge useful to the oversight of the Company’s business;

●	The Company’s strong commitment to diversity and inclusion at all levels of the Company; and

●	Such other factors as the members of our Nominating and Board Governance Committee conclude are appropriate in light of the needs of the Board.

The Company believes that the Board as a whole should have competency in the following areas:

●	Audit, accounting and finance;

●	Business judgment;

●	Management;

●	Industry knowledge;

●	Leadership; and

●	Strategy/vision.

Depending on the current needs of the Board, our Nominating and Board Governance Committee may weigh certain factors more or less heavily. Our Nominating and Board Governance Committee does, however, believe that all members of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with performance as a director.

Board tenure and diversity

The Board and our Nominating and Board Governance Committee believe that, as a group, the directors should have diverse backgrounds and qualifications. The Company believes that the members of the Board, as a group, have such diversity in terms of backgrounds and qualifications, including varied racial, ethnicity, gender, age, experience and other attributes. During the past few years, our Nominating and Board Governance Committee has focused on ensuring continued diversity in terms of backgrounds and qualifications during refreshment activities by requiring that director candidate pools include diverse individuals meeting the recruitment criteria. The Board also benefits from directors having a range of tenures as this provides continuity and institutional knowledge. Our Nominating and Governance Committee continues to assess the effectiveness of this policy through monitoring the change in the composition of our Board, as reflected below.

Director Nominees Skills Matrix

The Company has identified the following experience, qualifications and skills from questionnaires completed by each director or director nominee. The list below is not exhaustive as each director or director nominee has a broad array of knowledge, experience and skills.

Information regarding each nominee is set forth below as of March 23, 2020. In addition to the information presented below, the Company believes that each of the director nominees has a reputation for the highest character and integrity and that our current directors have worked cohesively and constructively with each other and with management of the Company. The director nominees have each demonstrated business acumen and an ability to exercise sound judgment.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES IDENTIFIED BELOW.

Kerrii B. Anderson
Age: 62 Independent Tenure: 2 years Committee: Audit and Finance (Chair)

Executive Roles:

●  Former President and Chief Executive Officer of Wendy’s International, Inc. (now The Wendy’s Company), a restaurant operating and franchising company, until that company merged with a subsidiary of Triarc Companies, Inc. to form Wendy’s/Arby’s Group, Inc. (November 2006 to September 2008)

Other Public Company Boards:

●  Laboratory Corporation of America® Holdings, a global life sciences company (May 2006 to present), Audit Committee (Chair); Nominating and Governance Committee

●  Worthington Industries, Inc., a diversified metals manufacturing company (September 2010 to present), Audit Committee; Compensation Committee

●  The Sherwin-Williams Company, a company engaged in the development, manufacture, distribution and sale of paint, coatings and related products (April 2019 to present), Compensation and Management Development Committee

Previous Public Company Boards (Past Five Years):

●  Chiquita Brands International, Inc., a company engaged in producing, marketing and distributing bananas and other produce, until it was acquired by Cavendish Global Limited and became a private company (April 2009 to January 2015), Chairwoman of the Board (October 2012 to January 2015); Nominating and Governance Committee (Chair); Audit Committee

Key Qualifications:

●          Former Senior Executive

●          Consumer Facing Business Experience

●          Global Business Experience

●          Supply Chain and Logistics

●          Marketing

●          Operations and Strategy

●          Technology and Information Security

●          Environmental and Social

●          Corporate Governance

●          Risk Management and Compliance

●          Accounting and Financial Reporting

●          Public Company Board Experience

Terry L. Burman, Non-Executive Chairman of the Board
Age: 74 Independent Tenure: 6 years Committee: Executive (Chair)

Executive Roles:

●  A&F’s Non-Executive Chairman of the Board (since February 2018), A&F’s former Lead Independent Director (March 2017 to February 2018), former Chair of our Nominating and Board Governance Committee (June 2015 to February 2018), and former member of our Compensation and Organization Committee (February 2014 to February 2018)

●  Former Chairman of the Board and director of Zale Corporation, a specialty retailer of fine jewelry in North America (May 2013 to May 2014)

●  Former Chief Executive Officer of Signet Jewelers Limited, a specialty jewelry retailer (March 2001 to January 2011)

●  Former director of Signet Jewelers Limited (1996 to January 2011)

Other Public Company Board:

●  Tuesday Morning Corporation, a closeout retailer of upscale decorative home accessories, housewares, seasonal goods and famous-maker gifts in the United States (February 2013 to present), Chairman of the Board (December 2015 to present); Nominating and Governance Committee (Chair)

Previous Public Company Boards (Past Five Years): None

Other Leadership Roles:

●  Director of Learning Care Group, a privately-held company operating over 900 learning and daycare centers in the United States (July 2014 to present)

●  Member of the St. Jude Children’s Research Hospital Board of Governors (July 2004 to present), former Chairman of the Board (July 2013 to June 2015)

●  Board member of ALSAC, the fundraising organization of St. Jude (July 2004 to present)

●  Member of the Board of Trustees of the Norman Rockwell Museum (September 2016 to present)

Key Qualifications:

●  Former Senior Executive

●  Accounting and Financial Reporting

●  Global Business Experience

●  Risk Management and Compliance

●  Merchandising

●  Corporate Governance

●  Operations and Strategy

●  Retail Business Experience

●  Public Company Board Experience

Felix Carbullido
Age: 53 Independent Tenure: Less than one year Committee: Corporate Social Responsibility

Executive Roles:

●  Executive Vice President and Chief Marketing Officer for Williams-Sonoma, Inc. (“WSI”), a specialty retailer of home products (August 2014 to present), where he oversees marketing strategy & operations across all seven WSI Brands – Pottery Barn, PB Kids, Pottery Barn Teen, Williams-Sonoma, West Elm, Rejuvenation, and Mark and Graham

●  Former Senior Vice President of Pottery Barn Direct, overseeing all aspects of the online and catalog business and former Vice President, Pottery Barn E-Commerce (April 2009 to August 2014)

●  Former Senior Vice President of Smith & Hawken, responsible for Retail and Direct-to-Consumer channels and overseeing all aspects of merchandising, marketing and creative (February 2006 to November 2008)

Other Public Company Boards/Previous Public Company Boards (Past Five Years): None

Other Leadership Roles:

●  Executive sponsor of WSI’s Inclusion and Diversity programs (February 2015 to December 2019)

●  Member of Gap Inc.’s Diversity Council (January 2004 to December 2005)

Key Qualifications:

●   Current Senior Executive

●   Corporate Governance

●   Retail Business Experience

●   Consumer Facing Business Experience

●   Merchandising

●   Operations and Strategy

●   Marketing

●   Environmental and Social

Susie Coulter
Age: 54 Independent Proposed as New Member of the Board

Executive Roles:

●  Co-Founder and Chief Executive Officer of Bronty Beauty LLC, a beauty company specializing in all-natural skin care products (January 2017 to present)

●  Former President, Beauty – Victoria’s Secret Beauty, L Brands, Inc., the beauty division of a specialty retailer of women’s intimate and other apparel (November 2012 to March 2016)

●  Former President, Polo Ralph Lauren Retail Stores, a subsidiary of an apparel retailer (November 2007 to October 2012)

Other Public Company Boards/Previous Public Company Boards (Past Five Years): None

Key Qualifications:

●          Current Senior Executive

●          Operations and Strategy

●          Retail Business Experience

●          Consumer Facing Business Experience

●          Merchandising

●          Supply Chain and Logistics

●          Marketing

●          Global Business Experience

Sarah M. Gallagher
Age: 68 Independent Tenure: 5 years Committees: Nominating and Board Governance; Corporate Social Responsibility

Executive Roles:

●   Former Executive Chairperson of Rebecca Taylor, a women’s apparel division of Kellwood Company (August 2014 to August 2015)

●   Former President of Ralph Lauren North America e-Commerce, a subsidiary of a lifestyle brand (April 2007 to April 2013)

●   Former President of Ralph Lauren Media LLC, a subsidiary of a lifestyle brand (November 2001 to March 2007)

Other Public Company Board:

●  La-Z-Boy Incorporated, a leading residential furniture manufacturer with wholesale and retail distribution (August 2016 to present), Compensation Committee; Nominating and Governance Committee

Previous Public Company Boards (Past Five Years): None

Other Leadership Roles:

●   Member of the Advisory Board of ActionIQ, Inc., a customer data platform service provider (September 2018 to present)

●   Executive Advisor of FitforCommerce, retail consultants (August 2016 to present)

Key Qualifications:

●   Former Senior Executive

●   Consumer Facing Business Experience

●   Retail Business Experience

●   Operations and Strategy

●   Marketing

●   Corporate Governance

●   Merchandising

●   Public Company Board Experience

James A. Goldman
Age: 61 Independent Proposed as New Member of the Board

Executive Roles:

●   Senior Advisor at Eurazeo SE, a global investment firm (December 2016 to present)

●  Former Chief Executive Officer and member of the Board of Directors of Godiva Chocolatier, Inc., an international premium chocolate company and retailer (February 2004 – May 2014)

●  Former President of Food & Beverage Division at Campbell Soup Company, manufacturer and marketer of soup, sauces, beverages, biscuits, confectionary and prepared branded consumer food products ( (September 2001 – February 2004)

Other Public Company Boards:

●  Domino’s Pizza, Inc., a global restaurant chain and pizza delivery corporation (March 2010 to present), Nominating and Corporate Governance Committee (Chair); Audit Committee

Previous Public Company Boards (Past Five Years): None

Other Leadership Roles:

●   Board Member of Q Mixers, a privately-held United States beverage company specializing in premium branded mixers (April 2019 to present)

●  Board of Trustees and Executive Committee, Save the Children, an independent child-focused humanitarian organization (February 2015 to present)

Key Qualifications:

●     Former Senior Executive

●     Operations and Strategy

●     Corporate Governance

●     Consumer Facing Business Experience

●     Marketing

●     Global Business Experience

●     Public Company Board Experience

Michael E. Greenlees
Age: 73 Independent Tenure: 9 Years Committees: Compensation and Organization (Chair); Audit and Finance

Executive Roles:

●   Chairman of Scoota, a privately-held programmatic advertising business based in the United Kingdom (August 2013 to present)

●   Former member of the Board of Directors and an Executive Director of Ebiquity plc, a U.K.-based company providing data-driven insights to the global media and marketing community and listed on the London Stock Exchange’s AIM market (December 2015 to April 2016)

●   Former Chief Executive Officer of Ebiquity plc (October 2007 to December 2015)

●   Former Executive Vice President of Omnicom Group Inc., a holding company for a number of advertising and marketing services businesses (March 2001 to March 2003)

Other Public Company Boards/Previous Public Company Boards (Past Five Years): None

Key Qualifications:

●   Former Senior Executive

●   Global Business Experience

●   Marketing

●   Technology and Information Security

●   Operations and Strategy

●   Corporate Governance

●   Retail Business Experience

●   Consumer Facing Business Experience

●   Public Company Board Experience

Archie M. Griffin
Age: 65 Independent Tenure: 19 years Committees: Corporate Social Responsibility (Chair); Nominating and Board Governance

Executive Roles:

●   Former Senior Advisor within the Office of Advancement at The Ohio State University (July 2015 to June 2017)

●   Former Senior Vice President of Alumni Relations at The Ohio State University (July 2010 to June 2015)

●   Former President and Chief Executive Officer of The Ohio State University Alumni Association, Inc. (January 2004 to June 2015)

●   Former director (ex-officio) of The Ohio State University Foundation (January 2004 to June 2015)

Other Public Company Boards/Previous Public Company Boards (Past Five Years): None

Other Leadership Roles:

●       Director of Encova Insurance (formerly Motorists Mutual Insurance Company) (April 1991 to present)

●       Director of the Ohio Auto Club (May 1992 to present)

●       Member of the Board of the Columbus Youth Foundation, Vice Chair (November 1991 to present)

●       Member of the Board of the National Football Foundation (April 2006 to present)

●       Member of the Board of the College Football Hall of Fame (April 2006 to present)

Key Qualifications:

●       Former Senior Executive

●       Accounting and Financial Reporting

●       Merchandising

●       Operations and Strategy

●       Marketing

●       Environmental and Social

●       Corporate Governance

Fran Horowitz, Chief Executive Officer
Age: 56 Not Independent Tenure: 3 years Committee: Executive

Executive Roles:

●  A&F’s Chief Executive Officer and Principal Executive Officer (February 2017 to present)

●  Former President and Chief Merchandising Officer for all brands of the Company (December 2015 to February 2017), former member of the Office of the Chairman of the Company (December 2014 to February 2017) and former Brand President of Hollister (October 2014 to December 2015)

Other Public Company Boards/Previous Public Company Boards (Past Five Years): None

Other Leadership Roles:

●  Member of the Board of Directors of SeriousFun Children’s Network, Inc., a non-profit corporation that provides specially-adapted camp experiences for children with serious illnesses and their families, free of charge (March 2017 to present)

●  Member of Columbus Partnership, a non-profit organization of chief executive officers from leading businesses and institutions in Columbus, Ohio, with the goal of improving economic development in the city that is home to the Company (May 2018 to present)

●  Member of the Board of Directors of Chief Executives for Corporate Purpose (CECP), a CEO-led coalition that helps companies transform their social strategy by providing customized resources (October 2019 to present)

Key Qualifications:

●    Current Senior Executive

●    Retail Business Experience

●    Merchandising

●    Global Business Experience

●    Operations and Strategy

●    Marketing

Helen E. McCluskey
Age: 65 Independent Tenure: 1 year Committee: Compensation and Organization

Executive Roles:

●  Former independent director of PVH Corporation, which position she assumed following the acquisition of The Warnaco Group, Inc. (February 2013 to June 2014)

●  Former President, Chief Executive Officer and a member of the Board of Directors of The Warnaco Group, Inc., a company which designed, sourced, marketed, licensed and distributed a broad line of intimate apparel, sportswear and swimwear products worldwide (February 2012 to February 2013)

●  Former Chief Operating Officer of The Warnaco Group, Inc. (September 2010 to February 2012)

Other Public Company Boards:

●   Dean Foods Company, food and beverage company (November 2015 to present), Audit Committee; Compensation Committee

●   Signet Jewelers Limited, retailer of diamond jewelry (August 2013 to present), Nomination and Corporate Governance Committee (Chair); Audit Committee

Previous Public Company Boards (Past Five Years):

●  Avon Products, Inc., beauty products company (July 2014 to January 2020), Compensation and Management Development Committee (Chair)

Key Qualifications:

●  Former Senior Executive

●  Accounting and Financial Reporting

●  Retail Business Experience

●  Merchandising

●  Global Business Experience

●  Operations and Strategy

●  Supply Chain and Logistics

●  Marketing

●  Risk Management and Compliance

●  Environmental and Social

●  Public Company Board Experience

Charles R. Perrin
Age: 74 Independent Tenure: 6 years Committees: Nominating and Board Governance (Chair); Compensation and Organization; Executive

Executive Roles:

●  Former Non-Executive Chairman of The Warnaco Group, Inc., a company which designed, sourced, marketed, licensed and distributed a broad line of intimate apparel, sportswear and swimwear products worldwide (March 2004 to February 2013)

Other Public Company Boards: None

Previous Public Company Boards (Past Five Years):

●  Campbell Soup Company, manufacturer and marketer of soup, sauces, beverages, biscuits, confectionary and prepared branded consumer food products (June 1999 to November 2017)

Other Leadership Roles:

●  Member of the Board of Trustees of The Perrin Family Foundation, a non-profit corporation that partners with organizations based in under-resourced communities across Connecticut to create environments that support youth as leaders of social change (January 1994 to present)

●  Member of the Board of Trustees of The New School, a progressive, private university based in New York City, New York that is comprised of a world-renowned design school, liberal arts college, performing arts college, and graduate schools (November 2016 to present)

Key Qualifications:

●  Former Senior Executive

●  Consumer Facing Business Experience

●  Global Business Experience

●  Operations and Strategy

●  Marketing

●  Corporate Governance

●  Public Company Board Experience

Nigel Travis
Age: 70 Independent Tenure: 1 year Committee: Audit and Finance

Executive Roles:

●  Non-Executive Chairman of the Board of Dunkin’ Brands Group, Inc., a quick-service restaurant franchisor (January 2019 to present)

●  Former Executive Chairman of the Board of Dunkin’ Brands Group, Inc. (May 2013 to December 2018) and former Chief Executive Officer of Dunkin’ Brands Group, Inc. (January 2009 to July 2018)

Other Public Company Boards:

●  Dunkin’ Brands Group, Inc. (July 2011 to present)

●  Advance Auto Parts, Inc., automotive aftermarket parts provider (August 2018 to present), Audit Committee

●  Office Depot, Inc., provider of business services and supplies, products and technology solutions (March 2012 to present), Audit Committee; Compensation Committee

Previous Public Company Boards (Past Five Years): None

Key Qualifications:

●  Former Senior Executive

●  Consumer Facing Business Experience

●  Retail Business Experience

●  Risk Management and Compliance

●  Supply Chain and Logistics

●  Global Business Experience

●  Operations and Strategy

●  Marketing

●  Corporate Governance

●  Technology and Information Security

●  Environmental and Social

●  Public Company Board Experience

Corporate Governance

The following section discusses the Company’s corporate governance, including the role of the Board and Board committees. Our Corporate Governance Guidelines, which were adopted to promote the effective functioning of the Board and Board committees and to reflect the Company’s commitment to high standards of corporate governance, are periodically reviewed by the Board to verify they reflect its evolving corporate governance practices, policies and procedures. In addition, we have adopted a Code of Business Conduct & Ethics, which applies to all associates and directors worldwide (including members of the Board) and incorporates an additional Code of Ethics applicable to the Chief Executive Officer, the Chief Financial Officer and other designated financial associates. Additional information regarding corporate governance (including a copy of our Corporate Governance Guidelines), a copy of the charter of each of our Board committees and a copy of our Code of Business Conduct & Ethics, may be found on our Investors website at corporate.abercrombie.com on the “Corporate Governance” page within the “Our Company” section.

Role of the Board

The business and affairs of the Company are managed by, and under the direction of, the Board, which serves as the ultimate decision-making body of the Company, except for those matters reserved to (or shared with) our stockholders. The Board is responsible for overseeing management, which is, in turn, responsible for the operations of the Company. The Board’s primary areas of focus are strategy, risk management, corporate governance and compliance, as well as evaluating management and guiding changes as circumstances warrant. In many of these areas, significant responsibilities are delegated to Board committees, which are responsible for reporting to the Board on their activities and actions. Please refer to the “CORPORATE GOVERNANCE – Committees of the Board and Meeting Attendance” section of this Proxy Statement beginning on page 21 for additional information on the Board committees.

Board Leadership Structure

The Board is currently comprised of ten non-associate directors, all of whom are independent, and Fran Horowitz, the Company’s Chief Executive Officer. The Chairman of the Board of the Company (also known as the Company Chairman) is selected from the independent members of the Board and elected annually by a majority of the independent directors of the Company. Terry L. Burman has served as the Company’s Non-Executive Chairman of the Board (“Non-Executive Chairman”) since February 3, 2018.

As the Non-Executive Chairman, Mr. Burman has the primary responsibility for presiding over meetings of the Board and executive sessions of our independent directors and for managing the Board. The Non-Executive Chairman’s specific duties and responsibilities are specified in our Corporate Governance Guidelines, and include, without limitation: (i) organizing Board discussion items and workflow; (ii) establishing procedures to govern the Board’s work and agendas for all Board meetings; (iii) facilitating the communication between and among the independent directors and management of the Company; (iv) leading the Board’s review of the succession plan for the CEO and other key senior executives; and (v) coordinating periodic Board input and review of management’s strategic plan for the Company and the Company’s ongoing transformation.

The Company believes that the service of Mr. Burman as the Non-Executive Chairman and Ms. Horowitz as our Chief Executive Officer has allowed for effective management of the Company’s business. In addition, the Company believes that the independent Non-Executive Chairman, together with a Board whose members (other than Ms. Horowitz) all qualify as independent including the chairs for each of our Board committees, represents the most appropriate Board leadership structure for the Company at this time. Regularly-scheduled executive sessions of the independent directors, as well as written duties and responsibilities for the Non-Executive Chairman and for each of our standing committees, support this Board leadership structure.

Committees of the Board and Meeting Attendance

During Fiscal 2019, the Board held eleven regularly-scheduled meetings of the full Board and eight meetings of the non-management directors (in the form of executive sessions scheduled as agenda items at regularly-scheduled in-person meetings of the Board as well as separate meetings of the non-management directors). In addition, the Board held one special meeting during Fiscal 2019. All of the incumbent directors attended at least 75% of the Board and Board committee meetings they were eligible to attend during Fiscal 2019 and 100% of the then incumbent directors attended the Company’s last annual meeting of stockholders held on June 12, 2019.

In accordance with the Company’s Corporate Governance Guidelines and applicable rules of the New York Stock Exchange (“NYSE”) set forth in the NYSE Listed Company Manual (the “NYSE Rules”), the non-management directors of the Company meet (without management present) at regularly-scheduled executive sessions at least twice per year and at such other times as the directors deem necessary or appropriate. Executive sessions of the non-management directors are scheduled as an agenda item at each regularly-scheduled in-person meeting of the Board. All meetings of non-management or independent directors are presided over by the Non-Executive Chairman.

Committees of the Board

The Board’s five standing committees and their current members are as follows:

Director	Audit and Finance	Compensation and Organization	Nominating and Board Governance	Corporate Social Responsibility	Executive
Kerrii B. Anderson	C	☐	☐	☐	☐
James B. Bachmann	X	☐	☐	X	☐
Terry L. Burman	☐	☐	☐	☐	C
Felix Carbullido	☐	☐	☐	X	☐
Sarah M. Gallagher	☐	☐	X	X	☐
Michael E. Greenlees	X	C	☐	☐	☐
Archie M. Griffin	☐	☐	X	C	☐
Fran Horowitz	☐	☐	☐	☐	X
Helen E. McCluskey	☐	X	☐	☐	☐
Charles R. Perrin	☐	X	C	☐	X
Nigel Travis	X	☐	☐	☐	☐

X = Member C = Committee Chair = Audit Committee Financial Expert

Audit and Finance Committee	Meetings in Fiscal 2019: 13

Committee Members:

●   Kerrii B. Anderson (Chair); James B. Bachmann; Michael E. Greenlees; and Nigel Travis.

●   The Board has determined that each member of the Audit and Finance Committee meets all applicable independence and financial literacy and expertise requirements under the NYSE listing standards and applicable SEC rules.

Primary Responsibilities:

To assist the Board in the oversight of:

●   The integrity of the Company’s consolidated financial statements, including the review of major issues regarding accounting principles and financial statement presentation;

●   The effectiveness of the Company’s systems of disclosure controls and procedures and internal control over financial reporting;

●   The compliance by the Company and its subsidiaries with legal and regulatory requirements, including the financial reporting and disclosure process;

●   The qualifications and independence of the Company’s independent registered public accounting firm;

●   The performance of the Company’s internal audit function and the Company’s independent registered public accounting firm, including the resolution of disagreements between management of the Company and the Company’s independent registered public accounting firm regarding financial reporting.;

●   Compliance with the Company’s Code of Business Conduct & Ethics;

●   The Company’s enterprise risk management framework, the risk tolerance of the Company, the Company’s major financial risk exposures, including those related to cybersecurity, and the steps management has taken to monitor and control such exposures;

●   The appointment, compensation and retention of the Company’s independent registered public accounting firm on at least an annual basis;

●   The appointment, compensation and retention of the chief audit executive, the head of the Company’s internal audit function;

●   The annual independent audit of the Company’s financial statements; and

●   The review of the financial plans and policies of the Company.

Compensation and Organization Committee	Meetings in Fiscal 2019: 7

Committee Members:

●   Michael E. Greenlees (Chair); Helen E. McCluskey; and Charles R. Perrin.

●   The Board has determined that each member of the Compensation and Organization Committee meets all applicable independence requirements under the NYSE listing standards and applicable SEC rules.

Primary Responsibilities:

To assist the Board in the oversight of:

●   The Company’s overall compensation structure, policies and programs, discharging the Board’s responsibilities relating to our Chief Executive Officer and other officers of the Company identified in Rule 16a-1(f) under the Securities Exchange Act of 1934 (the “Section 16 Officers”), including the Company’s executive officers, as well as other officers as determined by our Compensation and Organization Committee;

●   The review and approval of metrics to be used for the determination of payouts under cash-based and equity-based incentive programs, and the administration of such programs;

●   The assessment of the results of the most recent non-binding advisory vote(s) on executive compensation by the Company’s stockholders;

●   The assessment of the independence of consultants, outside counsel and other advisors that provide advice to our Compensation and Organization Committee and whether the work performed by compensation consultants or other advisors who are involved in determining or recommending executive or director compensation has raised any conflict of interest that is required to be disclosed in the Company’s annual proxy statement;

●   The assessment of the incentives and risks arising from or related to the Company’s compensation programs and plans;

●   The recommendations made to the Board regarding compensation of the non-associate directors of the Company;

●   The review and monitoring of the Company’s organizational development strategies and practices;

●   The periodic review and approval of the “peer companies” used in evaluating the compensation of the CEO, the other Section 16 Officers and the non-associate directors;

●   The review of the succession plans for our Chief Executive Officer and the other Section 16 Officers, including the executive officers of the Company; and

●   Any and all welfare and retirement benefit plans for associates of the Company.

Nominating and Board Governance Committee	Meetings in Fiscal 2019: 7
Committee Members: ● Charles R. Perrin (Chair); Sarah M. Gallagher; and Archie M. Griffin

Primary Responsibilities:

To provide oversight on a broad range of issues surrounding the composition and operation of the Board, including:

●   Identifying individuals qualified to become Board members;

●   Recommending to the Board director nominees for the next annual meeting of stockholders or for appointment to fill any vacancy on the Board;

●   Making recommendations to the Board and the Chairman of the Board in the area of Board committee membership selection, including Board committee chairs, and overseeing the evaluation of the Board and Board committees;

●   Reviewing issues related to the Company’s governance structure, corporate governance matters and processes and risks arising from related person transactions;

●   Developing and recommending to the Board a set of corporate governance principles applicable to the Company;

●   Implementing the Company’s Related Person Transaction Policy;

●   Reviewing and making recommendations to the Board regarding orientation for new directors and continuing education for all directors; and

●   Reviewing and approving the use of Company funds or property by any associate or officer, including the Chief Executive Officer, in support of any political party, organization or committee, or any candidate for public office, as permitted by law.

Corporate Social Responsibility Committee	Meetings in Fiscal 2019: 2
Committee Members: ● Archie M. Griffin (Chair); James B. Bachmann; Felix Carbullido; and Sarah M. Gallagher

Primary Responsibilities:

To provide oversight of the Company’s attention to issues of social responsibility, including diversity and inclusion, health and safety, human rights, environmental and philanthropic and the Company’s policies, practices and progress with respect to such issues, including:

●   Monitoring issues and practices relating to the Company’s corporate social responsibility on a global basis, health and safety matters, environmental matters, human rights matters, significant philanthropic matters, and significant community relations;

●   Reviewing the prudence of having the Company prepare and publish a “Corporate Social Responsibility” report and, in the event the Committee determines such a report is prudent, overseeing the preparation of such report;

●   Monitoring significant programs and activities aimed at enhancing the Company’s global communications, crisis management, media relations, and community relations;

●   Reviewing and monitoring the support by the Company of charitable, educational and business organizations and approving any donation by the Company or one of its affiliates in excess of an amount to be determined by the Committee;

●   Reviewing and consulting with the Nominating and Board Governance Committee on any stockholder proposals that relate to social responsibility issues;

●   Overseeing, making recommendations and evaluating the success of the Company’s diversity and inclusion policies and programs and monitoring current trends and opportunities in corporate diversity outreach; and

●   Monitoring and making recommendations to the Board with respect to the Company’s compliance with the Conflict Minerals Policy of the Company and filing necessary reports with the SEC.

Executive Committee	Meetings in Fiscal 2019: None
Committee Members: ● Terry L. Burman (Chair); Fran Horowitz; and Charles R. Perrin

Primary Responsibilities:

●   Act on behalf of the Board in between Board meetings with respect to matters that, in the opinion of the Company Chairman, should not be postponed until the next scheduled meeting of the Board, subject to such limitations as the Board and/or applicable law may impose; and

●   Take any action deemed necessary under exigent circumstances when a quorum of the Board cannot be satisfied, subject to any limitation imposed under applicable law or by the Board.

Board Role in Risk Oversight

The Board oversees the management of risks related to the operation of our Company. As part of its oversight, the Board receives periodic reports from members of our Enterprise Risk Management Committee, which is comprised of senior management of the Company, on various aspects of risk, including our enterprise risk management program. The committees of the Board also oversee the management of risks that fall within their respective areas of responsibility. In performing this function, each Board committee has full access to management, as well as the ability to engage advisors. The Chair of each Board committee reports on the applicable committee’s activities at each Board meeting and has the opportunity to discuss risk management with the full Board at that time.

Examples of Areas of Risk Oversight

Board	● Global Pandemics including COVID-19 ● Operational Risks ● Strategy ● Significant Reputational and Legal Risk ● Cybersecurity
Audit and Finance	● Oversight of Enterprise Risk Management Committee ● Accounting and Financial Disclosure ● Financing Strategy ● Compliance Programs ● Information Technology Risks
Compensation and Organization	● Executive Compensation Design ● Company Incentive Plans ● Talent Management
Nominating and Board Governance	● Corporate Governance ● Discrimination and Harassment Policy
Corporate Social Responsibility	● Environmental Matters and Sustainability ● Diversity and Inclusion

The above list does not include all areas of risk management overseen by the Board and the Board committees.

Compensation Programs Risk Assessment

Management of the Company and our Compensation and Organization Committee have assessed the Company’s compensation programs and based upon all of the facts and circumstances available to the Company at the time of the filing of this Proxy Statement, management of the Company and our Compensation and Organization Committee have concluded that there are no risks arising from the Company’s compensation policies and practices that are reasonably likely to have a material adverse effect on the Company. This assessment was overseen by our Compensation and Organization Committee, in consultation with its independent counsel and independent compensation consultant and considered, among other factors:

●	The Company’s compensation policies and practices in effect for our executive officers, our senior management and our associates (e.g., metrics selected and the weighting of those metrics, performance measurement periods for incentive compensation, mix of pay, stock ownership guidelines);

●	The features we have built into the Company’s compensation programs to discourage excessive risk-taking (e.g., incentive caps, clawback provisions);

●	The Compensation and Organization Committee’s review of market data for the leadership team and certain other designated officers when making all related pay decisions;

●	The Compensation and Organization Committee’s approval of all annual cash incentive program and performance-based RSU goals and the Compensation and Organization Committee’s associated certification of performance achievement at the conclusion of the performance period; and

●	The Company’s enterprise risks, the degree to which those enterprise risks may be exacerbated by compensation, and the associated controls to manage enterprise risks.

Our performance-based executive compensation program, as described more fully in the “COMPENSATION DISCUSSION AND ANALYSIS” section of this Proxy Statement beginning on page 34, coupled with our stock ownership guidelines and implemented clawback provisions, aligns the interests of our executives with stockholders by encouraging long-term superior performance without encouraging excessive or unnecessary risk-taking.

Environmental and Social Matters

We operate and invest in our business with a focus on the long term, which requires taking into consideration environmental and social matters that are important to our stakeholders, including our customers, our associates and our partners. In our efforts to create positive impacts within our organization and on communities around the world, we have implemented practices and established targets to promote environmental and social stewardship.

Human Capital

We believe that being a good corporate citizen begins with our associates and that by embracing diversity in all forms, we can help promote a corporate culture that increases associate engagement in order to recruit and retain key talent. We believe embracing diversity makes us all stronger and that our associates, our customers and those we partner with should feel included, respected, supported and empowered. As part of our diversity and inclusion strategy, we value individual differences – whether grounded in gender, race, ethnicity, disability, nationality, religion, age, LGBTQ+ status or other factors. Accordingly, we are continuously working towards appropriate representation at the Board level, in senior management, and for our workforce overall. As a result of these efforts, women leaders now comprise 40% of our director nominees and NEOs, and approximately 40% of our leadership team (VP level and above). We continue to make progress increasing diversity in our internal hiring practices, and at the end of Fiscal 2019, more than 66% of the associates in our United States stores were diverse in terms of racial diversity. In addition, we have been designated as a best place to work for the LGBTQ+ community by the Human Rights Campaign and have received a 100% rating on their corporate equality index for 14 consecutive years. We support empowerment programs such as P.A.C.E (Personal Advancement & Career Enhancement) and PALS (Pacific Links) which provide opportunities for women in the supply chain to advance their career, education and life skills.

Environmental

We strive to create a positive impact on our community by advancing sustainability efforts in our global home offices, stores network and supply chain. In Fiscal 2019, we became a participant of the United Nations Global Compact (“UNGC”), the world’s largest corporate citizenship and sustainability initiative. As part of our commitment to the UNGC, we also announced specific sustainability targets that build on our existing global social and environmental sustainability programs, some of which have been in place for almost 20 years. These targets align with the United Nation’s Sustainable Development Goals, which address global challenges such as poverty, inequality, climate change, environmental degradation, prosperity and peace and justice.

Labor and Social Conditions

Outside of our global store network and global home offices, we are invested in improving our supply chain processes by partnering with vendors, suppliers, manufacturers, contractors and subcontractors and their respective agents who respect local laws and have committed to follow the standards set forth in our Vendor Code of Conduct. The Vendor Code of Conduct details our intentions to employ leading practices in labor and social rights, environmental responsibility and workplace safety.

The Board’s Role in Environmental and Social Matters

The Board’s Corporate Social Responsibility Committee, established in Fiscal 2010, is responsible for overseeing issues of social responsibility including: diversity and inclusion; health and safety matters; labor and social matters; environmental matters; significant philanthropic matters; and significant community relations. Certain of the Corporate Social Responsibility Committee’s responsibilities include the following:

●	Making recommendations and evaluating the success of the Company’s diversity and inclusion policies and programs and monitoring current trends and opportunities in corporate diversity outreach;

●	Participating in conversations with management’s Enterprise Risk Management Committee in order to assess environmental and social risks and oversee risk mitigation strategies;

●	Overseeing the Company’s development of programs and initiatives related to environmental matters, labor and social matters and reviewing our progress on our sustainability targets; and

●	Reviewing significant legal matters, if any, that involve the Company or one of its affiliates that could significantly affect the Company’s performance, business activities or reputation as a global corporate citizen.

Board Evaluation Process

On an annual basis, the members of the Board and each Board committee conduct a confidential assessment of their performance which entails a two-part evaluation process managed by outside counsel. Our Nominating and Board Governance Committee oversees the evaluation process and reviews the procedures, which may vary from year to year. The Board believes it is important to assess its overall performance, the performance of the Board committees and the individual performance of each director. In order to serve the best interests of our stockholders and position the Company for future success, the Board reviews its overall composition, including director tenure, Board leadership structure, diversity and individual skill sets as part of the evaluation process.

Board Refreshment

Under the Company’s Corporate Governance Guidelines, no director is to be nominated by the Board to stand for election or re-election after reaching age 75. However, the Board may nominate such a director for election or re-election if the Board believes that such director’s service on the Board is in the best interests of the Company and our stockholders. Directors who have served for a varied amount of time on our Board contribute to a range of perspectives. We have a good mix of new and long-standing directors that ensures the sharing of knowledge and experience. The Board recognizes the importance of Board refreshment and the benefits to the Company from new directors and perspectives. Our commitment to Board refreshment is demonstrated by the fact that three new independent directors have joined our Board since the beginning of Fiscal 2019 -- Felix Carbullido (age 53), Helen E. McCluskey (age 65) and Nigel Travis (age 70) and two new independent directors have been nominated to join our Board in Fiscal 2020 -- Susie Coulter (age 54) and James A. Goldman (age 61). In addition to years of experience as executives in the retail or consumer products industries, these individuals bring a fresh perspective to the Board.

Directors Who Substantially Change Their Job Responsibility

A director must inform the Company Chairman and the Chair of our Nominating and Board Governance Committee as promptly as feasible, in advance, if the director is contemplating a change in employment, membership on another public company board of directors, or any other board membership or other change in status or circumstances that might cause the Board to conclude that the director is no longer independent, is no longer qualified to serve on the Board or might not be able to continue to serve effectively or that such service otherwise is no longer appropriate. Such prior notice is intended to permit management of the Company to conduct a preliminary analysis of the potential impact of the proposed change on the director’s independence and/or service. If the determination is made that the potential change constitutes a conflict of interest or interferes with the director’s ability to carry out his or her responsibilities as a director of the Company, the director must immediately submit a letter of resignation or not proceed with the potential change.

If sufficient prior notice cannot be given, the director must immediately submit a letter of resignation to the Company Chairman and the Chair of our Nominating and Board Governance Committee. Upon receipt of such a letter of resignation, the Company Chairman and the Chair of our Nominating and Board Governance Committee will duly consider the matter and make a timely recommendation to the full Board of the appropriate action, if any, to be taken with respect to the resignation.

Director Independence and Related Person Transactions

Independence determinations

The Board has reviewed, considered and discussed each current director’s relationships, both direct and indirect, with the Company in order to determine whether such director meets the independence requirements of the applicable NYSE Rules. The Board has determined that ten of the eleven current directors of the Company qualify as independent under the applicable NYSE Rules. Specifically, the Board has determined that each of Kerrii B. Anderson, James B. Bachmann, Terry L. Burman, Felix Carbullido, Sarah M. Gallagher, Michael E. Greenlees, Archie M. Griffin, Helen E. McCluskey, Charles R. Perrin, and Nigel Travis has no commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other relationship with the Company, either directly or indirectly, that would be inconsistent with a determination of independence under the applicable NYSE Rules. Fran Horowitz does not qualify as independent because she is an executive officer of the Company.

The table below summarizes the relationships that were considered in connection with the independence determinations. None of the relationships described below were considered material relationships that impacted the applicable director’s independence.

Director	Description of Relationship
James B. Bachmann	Mr. Bachmann is a former partner with Ernst & Young (“EY”), having retired in 2003. The Company and its subsidiaries from time to time engage EY for non-audit services, primarily associated with compliance and valuation services. In Fiscal 2019, the fiscal year ended February 2, 2019 (“Fiscal 2018”) and the fiscal year ended February 3, 2018 (“Fiscal 2017”), the Company and its subsidiaries paid EY and its affiliate, Ernst & Young (China) Advisory Limited, the aggregate amount of approximately $312,800, $192,200 and $358,600, respectively, in fees. As a retired partner with respect to EY, Mr. Bachmann has no direct or indirect interest in the business relationship or transactions between EY or any of EY’s affiliates and the Company and its subsidiaries.
Archie M. Griffin	Mr. Griffin retired as Senior Advisor within the Office of Advancement at The Ohio State University on June 30, 2017. Since the beginning of Fiscal 2017, the Company has paid The Ohio State University fees associated with several on-campus associate recruitment activities and consulting services, the aggregate amount of which has not exceeded $65,000 over the three-year period beginning with Fiscal 2017. Mr. Griffin was not personally involved, directly or indirectly, in the determination as to whether to participate in these activities.
Nigel Travis	Mr. Travis has served on the Board of Directors of Office Depot, Inc. since March 2012. The Company and its subsidiaries have, from time to time, had ordinary course business transactions with Office Depot, Inc. and subsidiaries of Office Depot, Inc., in both the United States and the United Kingdom. In these transactions, the Company and its subsidiaries have made payments that in the aggregate have not exceeded $164,500 in any year since the beginning of Fiscal 2017. Mr. Travis’ only interest in the underlying business relationship arises from his service as a director of Office Depot, Inc. The service by Mr. Travis on the Board while also serving as a director of Office Depot, Inc., which has a business relationship with the Company, was approved by our Nominating and Board Governance Committee.

Since the beginning of Fiscal 2017, the Company has made charitable contributions to certain charitable organizations with which one or more of the independent directors of the Company or their immediate family members are affiliated. None of these charitable contributions has exceeded $50,000 in any year within this period.

The Board has also reviewed, considered and discussed the relationships, both direct and indirect, of each of Susie Coulter and James A. Goldman with the Company in order to determine whether such director nominee for the Annual Meeting meets the independence requirements of the applicable NYSE Rules. The Board determined that each such director nominee had no commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other relationship with the Company, either directly or indirectly, that would be inconsistent with a determination of independence under the applicable NYSE Rules.

There are no family relationships among any of the current directors, director nominees and executive officers of the Company. Please see the text under the caption “INFORMATION ABOUT OUR EXECUTIVE OFFICERS” at the end of “ITEM 1. BUSINESS” in Part I of our Annual Report on Form 10-K for Fiscal 2019 (“our Fiscal 2019 Form 10-K”) for information about the Company’s executive officers.

Related Person Transaction Policy and Process and Conflicts of Interest

The Board has adopted the Abercrombie & Fitch Co. Related Person Transaction Policy (the “Related Person Transaction Policy”), which is administered by our Nominating and Board Governance Committee and the Company’s General Counsel. A copy of the Related Person Transaction Policy is posted on the “Corporate Governance” page within the “Our Company” section of our Investors website at corporate.abercrombie.com. The Related Person Transaction Policy applies to any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company or one of its subsidiaries participates or will participate, the amount involved exceeds or is expected to exceed $120,000, and a “related person” had, has or will have a direct or indirect interest.

On an annual basis, each director, director nominee, executive officer and key influencer of the Company completes a questionnaire designed to elicit information about potential related person transactions. Any potential related person transaction that is raised will be analyzed by the Company’s General Counsel, in consultation with the Company’s management and with outside counsel, as appropriate, to determine whether the transaction, arrangement or relationship constitutes a related person transaction requiring compliance with the Related Person Transaction Policy.

Pursuant to the Related Person Transaction Policy, all related person transactions (other than those deemed to be pre-approved or ratified under the terms of the Related Person Transaction Policy) will be referred to our Nominating and Board Governance Committee for approval (or disapproval), ratification, revision or termination. Our Nominating and Board Governance Committee may only approve or ratify those transactions that our Nominating and Board Governance Committee determines to be in the Company’s best interests. In making this determination, our Nominating and Board Governance Committee will review and consider all relevant information available to it. Any related person transaction previously approved or ratified by our Nominating and Board Governance Committee or otherwise already existing that is ongoing in nature is to be reviewed by our Nominating and Board Governance Committee annually.

The Code of Business Conduct & Ethics adopted by the Board also addresses the potential conflicts of interest which may arise when a director, an officer or an associate has an interest in a transaction to which the Company or one of its subsidiaries is a party. If a potential conflict of interest arises concerning an officer or a director of the Company, all information regarding the issue is to be reported to the Company’s Chief Ethics and Compliance Officer and the Company’s General Counsel for review and, if appropriate or required under the Company’s policies (including the Company’s Related Person Transaction Policy), submitted to our Nominating and Board Governance Committee for review and disposition.

Transactions with Related Persons in Fiscal 2019
SeriousFun Children’s Network, Inc. (“SFCN”)	The Company currently has a five-year arrangement with SFCN, in which the Company committed a total pledge of no less than $7,500,000 over a five-year period from January 2016 to December 2020, in-kind products donations and a donation of service hours. In Fiscal 2019, the Company donated $3,150,252 to SFCN representing proceeds from the A&F Challenge, the Company’s largest annual fundraiser, and in-store campaigns and $1,344,000 in goods and services. Of this donation to SFCN, $911,521 in cash and $60,788 of in-kind products were distributed to Flying Horse Farms, Inc. (“FHF”), a member camp of SFCN. Ms. Horowitz joined the Board of Directors of SFCN in March 2017 and her husband joined the Board of Directors of FHF in April 2017. In addition, Mr. Gabrielli, an executive officer of the Company, joined the Board of Directors of FHF in March 2018. Under the Company’s Related Person Transaction Policy, any transaction where the related person’s interest derives solely from her or his position as a director of another corporation or organization that is a party to the transaction is considered pre-approved. To address any potential conflict of interest concerns, each of Ms. Horowitz and Mr. Gabrielli has been advised not to participate in any future discussions, negotiations or decisions by the Company’s Board, the Corporate Social Responsibility Committee or any other persons associated with the Company with respect to contributions or donations proposed to be made to SFCN or FHF by or on behalf of the Company or its subsidiaries.

Indemnification Arrangements with Directors and Executive Officers

The Company indemnifies the directors and the executive officers of the Company to the fullest extent permitted by the laws of Delaware against personal liability in connection with their service to the Company. This indemnification is required under the Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws, and we have entered into agreements with these individuals contractually obligating us to provide this indemnification to them.

Anti-Hedging Policy

The Company’s Policy Statement Regarding Trading in Company Securities and Compliance with Federal Securities Laws (the “Insider Trading Policy”) applies to directors, officers and certain associates, or “insiders,”  designated by the Company’s General Counsel. Under the Insider Trading Policy, transactions that shift the economic consequences of ownership of Company securities to any third party, including the purchase or sale of puts, calls or listed options and hedging transactions, such as cap and collars, are prohibited. In addition, under the Company’s Associate Handbook, associates, whether or not considered an insider, may not at any time engage in transactions which shift the economic consequences of ownership of Company securities to any third party, including the purchase or sale of puts or calls, or hedging transactions, such as caps and collars.

Compensation and Organization Committee Interlocks and Insider Participation

With respect to Fiscal 2019 and from February 1, 2020 through the date of this Proxy Statement, there were no interlocking relationships between any executive officer of the Company and any entity, one of whose executive officers serves or served on our Compensation and Organization Committee or the Board, or any other relationship required to be disclosed in this section under the applicable SEC rules.

Our Compensation and Organization Committee is currently comprised of Michael E. Greenlees (Chair), Helen E. McCluskey and Charles R. Perrin. Each of Messrs. Greenlees and Perrin served as a member of our Compensation and Organization Committee throughout Fiscal 2019. Ms. McCluskey was appointed to our Compensation and Organization Committee on February 22, 2019.

Communications with the Board

Communications by stockholders and other interested parties to individual directors or the Board can be addressed to 6301 Fitch Path, New Albany, Ohio 43054.

All such letters must identify the author as a stockholder or other interested party and clearly state the intended recipient. Copies of all such letters will be circulated to the appropriate director or directors. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder/Interested Party — Non-Management Director Communication,” “Stockholder/Interested Party — Board Communication,” “Stockholder/Interested Party — Independent Director Communication,” or “Stockholder/Interested Party — Non-Executive Chairman of the Board Communication,” as appropriate.

Correspondence marked “personal and confidential” will be delivered to the intended recipient without opening. There is no screening process in respect of communications from stockholders or other interested parties.

Compensation of Directors

The Board believes that compensation paid to our non-associate directors should be competitive with other retailers of comparable size and should enable us to attract and retain individuals of the highest quality to serve as our directors. To align director interests with the long-term interests of our stockholders, non-associate directors receive a combination of cash and equity-based compensation for their service. In Fiscal 2019, the independent compensation consultant to our Compensation and Organization Committee reviewed and evaluated the Company’s compensation program for the non-associate directors and determined that average director compensation for our Board was within a competitive range of median for our peer group. As such, no changes were made to the non-associate director compensation program for Fiscal 2019.

Non-Associate Director Compensation Program

Any officer of the Company who is also a director receives no additional compensation for services rendered as a director. The annual cash retainer program for Fiscal 2019 was structured as follows (cash retainers were pro-rated for directors who did not serve the full year during Fiscal 2019):

Board Annual Cash Retainer Program
Non-associate director	$65,000

Board Committee Annual Cash Retainer Program	Chair	Member
Audit and Finance Committee	$40,000	$25,000
Compensation and Organization Committee	$30,000	$12,500
Nominating and Board Governance, Corporate Social Responsibility or Executive Committees	$25,000	$12,500

Each of the cash retainers is paid quarterly in arrears. In addition to cash retainers, all non-associate directors receive an annual grant of RSUs as follows (pro-rated for a year of partial service):

Annual Grant of RSUs
Grant date fair value (1)	$150,000

(1)	Granted on the date of the Company’s annual meeting of stockholders or upon the appointment of the director. These RSUs become fully vested on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next regularly scheduled annual meeting of stockholders of the Company after the grant date; in each case, subject to earlier vesting in the event of death or total disability or upon termination of service in connection with a change of control of the Company.

The Company also maintains two deferred compensation plans referred to collectively as the “Directors’ Deferred Compensation Plan.” Under the Directors’ Deferred Compensation Plan, a non-associate director may voluntarily elect to defer all or a part of his or her retainers, meeting fees (which are no longer paid) and stock-based incentives the Company would otherwise pay him or her and/or the shares of our Common Stock he or she would otherwise receive upon settlement of his or her RSUs. The amount deferred by a non-associate director under the Directors’ Deferred Compensation Plan is credited to a deferred stock unit account where it is converted into a share equivalent. Dividend equivalents will be credited on the shares of Common Stock credited to a non-associate director’s bookkeeping account (at the same rate as cash dividends are paid in respect of outstanding shares of Common Stock) and converted into a share equivalent. Participating non-associate directors may elect the time of deferral and whether distribution of the deferred amounts will be in the form of a single lump-sum transfer or annual installments. If a non-associate director makes no election, all amounts deferred under the Directors’ Deferred Compensation Plan will be distributed upon termination of service and in a lump sum. Regardless of any election made by a non-associate director, all amounts deferred will be distributed in a single lump sum in the event of a change in control of the Company. Shares of Common Stock will be distributed under the Company’s long-term incentive plans.

All non-associate directors are reimbursed for their expenses for attending meetings of the Board and Board committees and receive the discount on purchases of the Company’s merchandise extended to all Company associates.

Non-Executive Chairman Compensation

In connection with Mr. Burman’s assumption of the role of Non-Executive Chairman of the Board, he receives additional compensation to reflect the scope of this role including: (i) his active Board leadership and collaboration with management during the Company’s ongoing transformation; and (ii) the Board’s large workload and high meeting frequency as a result of the Company’s continued commitment to proactive and strong governance practices. The additional compensation to the Non-Executive Chairman for Fiscal 2019 was structured as follows:

Non-Executive Chairman Compensation
Additional Annual Cash Retainer	$100,000
Additional Annual Grant of RSUs, Grant date fair value (1)	$100,000

(1)	Granted on the date of the Company’s annual meeting of stockholders. These RSUs become fully vested on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next regularly scheduled annual meeting of stockholders of the Company after the grant date; in each case, subject to earlier vesting in the event of death or total disability or upon termination of service in connection with a change of control of the Company.

Director Compensation Table

 The following table summarizes the compensation paid to, awarded to or earned by, each individual who served as a non-associate director of the Company at any time during Fiscal 2019 for service on the Board.

Director Compensation for Fiscal 2019*

Name (1)	Fees Earned or Paid in Cash	Stock Awards (2)	Total
Kerrii B. Anderson(4)	$98,674	$150,000	$248,674
James B. Bachmann	$104,348	$150,000	$254,348
Terry L. Burman	$190,000	$250,000	$440,000
Felix Carbullido (3)(4)	$34,918	$126,462	$161,380
Sarah M. Gallagher	$90,000	$150,000	$240,000
Michael E. Greenlees	$120,000	$150,000	$270,000
Archie M. Griffin	$102,500	$150,000	$252,500
Helen E. McCluskey	$76,848	$202,619	$279,467
Charles R. Perrin	$98,929	$150,000	$248,929
Nigel Travis	$88,695	$202,619	$291,314

*The aggregate value of the perquisites and other personal benefits received by each of the individuals named in this table for Fiscal 2019 was less than $10,000 and is not included in this table.

(1)	Fran Horowitz is not included in the table above since, as an officer of the Company, she receives no compensation for her services as a director of the Company.

(2)	Each of Ms. McCluskey and Mr. Travis was granted RSUs covering 2,444 shares of Common Stock on February 4, 2019. The amount of $52,619 included in the total amount shown in this column for each of Ms. McCluskey and Mr. Travis is reported using the grant date fair value of the award, as computed in accordance with United States generally accepted accounting principles (“GAAP”), of $21.53 per RSU based upon the closing price of the Company’s Common Stock on the grant date ($21.92) and adjusted for anticipated dividend payments during the vesting period. See “Note 14. Share-Based Compensation” of the Notes to Consolidated Financial Statements included in “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of the Company’s Fiscal 2019 Form 10-K for the assumptions used in calculating the amounts shown and information regarding the Company’s share-based compensation. The RSUs granted to Ms. McCluskey and Mr. Travis on February 4, 2019, vested in accordance with their terms on the date of the 2019 Annual Meeting.

Each of the current non-associate directors, other than Mr. Carbullido who was not then serving as a non-associate director, was granted an award of RSUs covering 9,849 shares of Common Stock on June 12, 2019, the date of the 2019 Annual Meeting. The amount of $150,000 included in the total amount shown in this column for each of the current non-associate directors (other than Mr. Carbullido) is reported using the grant date fair value of the award, as computed in accordance with GAAP, of $15.23 per RSU, based upon the closing price of the Company’s Common Stock on the grant date ($14.47) and adjusted for anticipated dividend payments during the one-year vesting period. See “Note 14. Share-Based Compensation” of the Notes to Consolidated Financial Statements included in “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of the Company’s Fiscal 2019 Form 10-K for the assumptions used in calculating the amounts shown and information regarding the Company’s share-based compensation. Each award of RSUs granted on the date of the 2019 Annual Meeting remained outstanding at February 1, 2020.

Mr. Burman was granted RSUs covering an additional 6,566 shares of Common Stock on June 12, 2019, the date of the 2019 Annual Meeting. The amount of $100,000 included in the total amount shown in this column for Mr. Burman is reported using the grant date fair value of the award, as computed in accordance with GAAP, of $15.23 per RSU, based upon the closing price of the Company’s Common Stock on the grant date ($14.47) and adjusted for anticipated dividend payments during the one-year vesting period. See “Note 14. Share-Based Compensation” of the Notes to Consolidated Financial Statements included in “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of the Company’s Fiscal 2019 Form 10-K for the assumptions used in calculating the amount shown and information regarding the Company’s share-based compensation. This award of RSUs granted to Mr. Burman on the date of the 2019 Annual Meeting remained outstanding at February 1, 2020.

Mr. Carbullido was granted RSUs covering 7,523 shares of Common Stock on August 5, 2019. The amount of $126,462 included in the total amount shown in this column for Mr. Carbullido is reported using the grant date fair value of the award, as computed in accordance with GAAP, of $16.81 per RSU, based upon the closing price of the Company’s Common Stock on the grant date ($16.23) and adjusted for anticipated dividend payments during the vesting period. See “Note 14. Share-Based Compensation” of the Notes to Consolidated Financial Statements included in “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of the Company’s Fiscal 2019 Form 10-K for the assumptions used in calculating the amount shown and information regarding the Company’s share-based compensation. This award of RSUs granted to Mr. Carbullido on August 5, 2019 remained outstanding as of February 1, 2020.

The aggregate number of RSUs outstanding as of February 1, 2020 held by each person who served as a non-associate director of the Company at any time during Fiscal 2019 is provided under the table captioned “Directors’ Outstanding RSUs” below.

(3)	Mr. Carbullido became a director on August 5, 2019.

(4)	During Fiscal 2019, Ms. Anderson and Mr. Carbullido deferred $10,380 and $34,918 of their respective retainers, pursuant to the Directors’ Deferred Compensation Plan. The deferred portion of each of Ms. Anderson’s and Mr. Carbullido’s retainer is included in the amount shown in the “Fees Earned or Paid in Cash” column.

Directors’ Outstanding RSUs

The following table summarizes outstanding RSUs as of February 1, 2020 held by each individual who served as a non-associate director of the Company at any time during Fiscal 2019.

Name (1)	Number of Outstanding RSUs
Kerrii B. Anderson	9,849
James B. Bachmann	9,849
Terry L. Burman	16,415
Felix Carbullido	7,523
Sarah M. Gallagher	9,849
Michael E. Greenlees	9,849
Archie M. Griffin	9,849
Helen E. McCluskey	9,849
Charles R. Perrin	9,849
Nigel Travis	9,849

(1)	Fran Horowitz is not included in the table above since, as an officer of the Company, she receives no compensation for her services as a director of the Company.

Proposal 2 — Non-Binding Advisory Resolution to Approve Executive Compensation

We are asking stockholders to approve a non-binding advisory resolution to approve the Company’s executive compensation as reported in this Proxy Statement. As described below in the “COMPENSATION DISCUSSION AND ANALYSIS” section of this Proxy Statement beginning on page 34, the Company made modest changes to our executive compensation program in Fiscal 2019, which were intended to further align our incentive plans with key financial metrics and company strategy.

Stockholders are urged to read the “COMPENSATION DISCUSSION AND ANALYSIS,” which describes in more detail how the Company’s executive compensation policies and procedures achieve the Company’s compensation objectives and how and why our Compensation and Organization Committee arrived at its executive compensation decisions for Fiscal 2019 and beyond. Stockholders are also encouraged to review the “Fiscal 2019 Summary Compensation Table” beginning on page 48 of this Proxy Statement and the related compensation tables, notes and narrative, which provide detailed information on the compensation of the NEOs.

In accordance with Rule 14a-21(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a matter of good corporate governance, the Company is asking stockholders to approve the following non-binding advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of Abercrombie & Fitch Co. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Fiscal 2019 Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2020 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “Say-on-Pay” vote, is non-binding on the Board. Although non-binding, the Board and our Compensation and Organization Committee will carefully review and consider the voting results when evaluating our executive compensation programs for Fiscal 2021 and future years. The Board’s current policy is to include a non-binding advisory resolution regarding approval of the compensation of our NEOs as an agenda item for each annual meeting of stockholders.

OUR COMPENSATION AND ORGANIZATION COMMITTEE AND THE FULL Board UNANIMOUSLY recommend that you vote “For” THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.

The approval of this proposal requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Under applicable NYSE Rules, broker non-votes will not be treated as votes cast. Abstentions will not be counted as votes “FOR” or “AGAINST” the proposal.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides important information on our executive compensation programs and on the amounts shown in the executive compensation tables that follow. In this Proxy Statement, the term “named executive officers” or “NEOs” means the individual executive officers named in the executive compensation tables that follow and who are listed below.

NEO	Position During Fiscal 2019
Fran Horowitz	Chief Executive Officer
Scott Lipesky	Senior Vice President, Chief Financial Officer
Kristin Scott	President, Global Brands
Gregory J. Henchel	Senior Vice President, General Counsel and Corporate Secretary
John M. Gabrielli (1)	Senior Vice President, Chief Human Resources Officer
Joanne C. Crevoiserat (2)	Former Executive Vice President and Chief Operating Officer

(1)	Mr. Gabrielli was appointed as an executive officer on June 12, 2019.
(2)	Ms. Crevoiserat left the Company on June 15, 2019, after the elimination of the Chief Operating Officer position.

Executive Summary

Fiscal 2019 Financial Results

We are pleased by the progress our global brands made in Fiscal 2019 in the ever-evolving and complicated global environment. Despite the macroeconomic challenges, we ended Fiscal 2019 on a strong note, growing top-line, while delivering positive comparable sales for the year, which marked our third consecutive year of positive growth. Throughout Fiscal 2019, our second year of our “Growing While Transforming” phase, we remained focused on our strategic playbooks, and aligning product, voice and experience across all touch points and continued to make progress against the transformation initiatives we laid out at our 2018 Investor Day. We continued to invest in the ongoing optimization of our global store network and new store experiences, our omnichannel capabilities and improving engagement through our customer loyalty programs.

Overall, we had another successful year, which included Abercrombie brands ending Fiscal 2019 with positive comparable sales of 8% in the fourth quarter, the U.S. recording its 10th consecutive quarter of positive U.S. comparable sales and the Company recording its most successful Black Friday Week in its history. In the near-term, we expect COVID-19 to have an adverse impact to our business and continue to monitor the latest updates and remain focused on what is best for the safety and well-being of our associates, our customers and our communities. With this in mind, we believe we have the right team in place to navigate the challenges COVID-19 presents and remain committed to our long-term vision and the global opportunities available to us as we continue to evolve with our customer.

Pay for Performance Culture

During Fiscal 2019, we continued to execute against the priorities of the “Growing While Transforming” phase of our transformation while actively responding to the challenges presented by an uncertain macroeconomic environment and evolving consumer tastes. Under the stewardship of our leadership team, we responded well to these challenges and despite uncertainties surrounding COVID-19, continue to position ourselves to make progress against our key transformation initiatives. Select highlights from Fiscal 2019 include: the continued growth of our digital business, the decision to close several of our underperforming flagship stores as part of an ongoing effort to right-size our store fleet, and a third consecutive year of positive comparable store sales for the full Company. Over the past two years of the “Growing While Transforming” phase, we have also delivered a combined 157 new store experiences, reduced store gross square footage by 6%, accelerated the rationalization of our flagship fleet and introduced local customer and product-facing teams in the EMEA and APAC regions.

We remain committed to: (i) creating sustainable, long-term value for stockholders by increasing accountability for the performance of the Company’s brands; and (ii) aligning the outcomes of the Company’s short-term and long-term compensation programs with the Company’s performance. In Fiscal 2019, we made progress towards our long-term goals, but fell short of our Operating Income targets. The Company’s pay for performance culture is evidenced by the following incentive outcomes for Fiscal 2019:

Fiscal 2019 Annual Cash Incentive Program Achievement
Spring 2019 – Overall Company Adjusted EBIT (30% weighting)	67%
Fall 2019 – Overall Company Adjusted EBIT (70% weighting)	72%
Weighted Average	71%

Fiscal 2017 to Fiscal 2019 PSA Achievement
Fiscal 2017 to Fiscal 2019 Average ROIC (50% weighting)	128%
Fiscal 2017 to Fiscal 2019 Relative TSR vs. S&P Retail Select Index (50% weighting)	162%
Weighted Average	145%

The sensitivity of our incentive programs to our ongoing business transformation and our commitment to rigorous goal-setting is further evidenced by the trending performance levels for our outstanding PSA cycles following a year in which we continued to execute our strategic playbook in a challenging retail environment:

Trending Performance of Outstanding PSA Cycles
Fiscal 2018 to Fiscal 2020 PSAs	Below Target
Fiscal 2019 to Fiscal 2021 PSAs	Below Target

Impact of Stockholder Outreach

In Fiscal 2019, we significantly increased our active dialogues with sell-side analysts and buy-side investors.  We participated in six conferences, conducted seven non-deal roadshows, hosted four groups at our home office and led five group store tours. We expect to continue to have such discussions with the investment community prior to the Annual Meeting and, as a matter of policy and practice, foster and encourage engagement with our stockholders on progress against the key transformation initiatives that will enable us to expand our operating margin. This proactive approach to stockholder outreach has driven high levels of support for the Company’s “Say on Pay” proposal in recent years.

Percentage of stockholder votes in favor of our executive compensation program at the 2019 Annual Meeting	96%

The Company annually reviews and considers the outcome of the “Say on Pay” vote. In light of stockholders’ continued strong support for our executive compensation program and based on feedback received from our stockholders throughout the year, no changes were made as a direct result of the 2019 “Say on Pay” vote.

Compensation Structure and Highlights

An overview of our compensation programs for our NEOs in Fiscal 2019 is shown below:

Element	Purpose	Metric
Base Salary	Fixed annual cash compensation to attract and retain executives	Established after review of base salaries of executives of companies in our peer group and the performance of each of our NEOs
Annual Cash Incentive Program	Performance-based variable pay that delivers cash incentives when the Company meets or exceeds key financial results	Based on an assessment of Adjusted EBIT performance against pre-established goals (weighted 30% for Spring season and 70% for Fall season)
Long-Term Incentive	Performance-based, market-based, and service-based equity compensation to reward executives for a balanced combination of the Company meeting or exceeding key financial results and creating long-term stockholder value

60% Performance-based PSAs measuring Fiscal 2019 - Fiscal 2021 performance based on:

●    33 1/3% on Net Sales CAGR

●    33 1/3% on Average ROIC

●    33 1/3% on Relative TSR

40% Service-based RSUs that vest ratably over three years

We remain committed to aligning the outcomes of our short-term and long-term compensation programs with the Company’s performance. For NEOs, the majority of their total compensation opportunity is at-risk, or contingent upon the Company’s financial performance and appreciation in the market price of the Company’s Common Stock.

Percentage of Chief Executive Officer’s compensation that was at-risk in Fiscal 2019	85%
Percentage of other NEOs’ compensation (on average) that was at-risk in Fiscal 2019	70%

Key Compensation Design Changes for Fiscal 2019

The Compensation and Organization Committee approved three changes to the Company’s compensation program for Fiscal 2019, each of which impacted the long-term incentive:

The weighting of PSAs was increased from 50% to 60% (with a corresponding reduction in the weighting of service-based RSUs from 50% to 40%) to reinforce our commitment to pay for performance; and
Net Sales CAGR was added as a metric for the Fiscal 2019 - Fiscal 2021 PSAs and is equally weighted with ROIC and Relative TSR (33 1/3% each). The addition of Net Sales CAGR as a PSA metric is meant to reinforce key growth priorities in our “Growing while Transforming” phase of our transformation.
The vesting schedule for RSUs was shifted to a three-year ratable vest from a four-year ratable vest to more closely reflect competitive practice among our compensation peer group of similarly-sized, specialty retailers against whom we compete for talent.

Key Objectives of the Compensation Program

We operate in a fast-paced and highly-competitive specialty retail environment that is experiencing transformational disruption. To be successful, we must attract and retain key creative and management talents who thrive in this environment. We set high goals and expect superior performance from these individuals. We design the structure of the executive compensation program to support this culture, encourage a high degree of teamwork, and reward individuals for achieving challenging financial and operational objectives that we believe lead to the creation of sustained, long-term stockholder value. As such, the primary objectives of our executive compensation and benefit programs are to:

Drive high performance to achieve financial goals and create long-term stockholder value;
Reflect our strong team-based culture;
Support the transition to a brand-based organizational model; and
Provide compensation opportunities that are competitive with those offered by similar specialty retail organizations and other companies with which the Company competes for high caliber executive talent.

Compensation Program Best Practices

The following compensation decisions and practices demonstrate how the Company’s executive compensation program reflects leading practices and reinforces the Company’s culture and values:

Emphasis on At-Risk Pay	For NEOs, the majority of their total compensation opportunity is contingent upon the Company’s financial performance and appreciation in the market price of the Company’s Common Stock.
Rigorous Performance Metrics	Both the annual cash incentive awards and the PSAs are earned based on the Company meeting challenging financial results. Annual cash incentive payouts are based on single-year Adjusted EBIT results and PSAs are based on Net Sales CAGR, Average ROIC and Relative TSR over a three-year period. Further, our Relative TSR must be at the 55th percentile versus the S&P Retail Select Industry Index in order for our Relative TSR-based PSAs to pay out at target.
Review NEO Pay Against a Peer Group	The Compensation and Organization Committee annually reviews competitive market data provided by its independent compensation consultant when determining NEO compensation levels.
Stock Ownership Guidelines	Executive officers and directors are subject to rigorous stock ownership guidelines that align their long-term financial interests with those of the Company’s stockholders.
Incentive Compensation Clawback Policy	Each of the plans pursuant to which annual and long-term incentive compensation may be paid to the Company’s executive officers includes a stringent “clawback” provision, which allows the Company to seek repayment of any incentive amounts that were erroneously paid, without any requirement of misconduct on the part of the plan participant.
No Excise Tax Gross-Up Payments	None of the NEOs is entitled to gross-up payments in the event that any payments or benefits provided to her or him by the Company are subject to the golden parachute excise tax under Sections 280G and 4999 of the Internal Revenue Code.
Derivatives and Hedging Policy	The Company prohibits associates (including the NEOs) and directors from engaging in hedging transactions with respect to any equity securities of the Company held by them.
Policy Against Pledging	The Company prohibits associates (including the NEOs) and directors from pledging any equity securities of the Company held by them.
Policy Against Modification of Out-of-the-Money Awards	The Company prohibits “re-pricing” of stock options or SARs and any other modification of out-of-the-money awards without stockholder approval.

Base Salary

We provide base salaries to each NEO to deliver a fixed component of compensation that reflects the executive’s position and responsibilities.

The Compensation and Organization Committee reviews the base salaries of the NEOs annually in the first quarter of the fiscal year, with additional reviews upon significant changes in an executive officer’s role. The base salaries of the NEOs are determined based upon an assessment of a number of factors, including the individual’s current base salary, job responsibilities, internal pay equity considerations, impact on development and achievement of business strategy, labor market compensation data, individual performance relative to job requirements, the Company’s ability to attract and retain critical executive officers, and base salaries for comparable positions within an identified compensation peer group. The Compensation and Organization Committee established Fiscal 2019 base salaries with reference to market data published by the companies in the peer group described below and surveys published by Equilar.

The Compensation and Organization Committee approved increases to base salaries for three NEOs for Fiscal 2019 (ranging from 4.3% to 13.0%), and maintained the base salaries for two NEOs, including the CEO. Our CFO, Scott Lipesky, received a $50,000 increase to his base salary in March 2019 at the time of the Compensation and Organization Committee’s annual review to recognize his ongoing contributions and align his base salary within a competitive range for CFOs within our peer group, and received an additional $25,000 increase upon the expansion of his responsibilities as CFO effective May 26, 2019. Base salaries in effect at the end of Fiscal 2019 are shown in the table below:

NEO	Fiscal 2018 Base Salary	Fiscal 2019 Base Salary	Percent Change
Fran Horowitz	$1,300,000	$1,300,000	0.0%
Scott Lipesky(1)	$575,000	$650,000	13.0%
Kristin Scott	$925,000	$925,000	0.0%
Gregory J. Henchel(2)	$550,000	$575,000	4.5%
John M. Gabrielli	$575,000	$600,000	4.3%
Joanne C. Crevoiserat(3)	$900,000	$925,000	2.8%

(1)	Mr. Lipesky received a $50,000 increase to base salary in March 2019 at the time of the Compensation and Organization Committee’s annual review, and received an additional $25,000 increase upon the expansion of his responsibilities effective May 26, 2019.
(2)	Mr. Henchel received no increase to base salary in March 2019 at the time of the Compensation and Organization Committee’s annual review, and received a $25,000 increase upon the expansion of his responsibilities effective May 26, 2019.
(3)	Ms. Crevoiserat left the Company on June 15, 2019, after the elimination of the Chief Operating Officer position.

Annual Cash Incentive Program

We provide the leadership team (including the NEOs) an annual cash incentive under the Abercrombie & Fitch Co. Short-Term Cash Incentive Compensation Performance Plan (the “Short-Term Cash Incentive Plan”) to be earned based on the Company’s achievement of pre-established financial goals.

Measurement of Annual Cash Incentive Program

The Compensation and Organization Committee made no changes to the annual cash incentive program for Fiscal 2019. The annual cash incentive is paid out annually following the end of the fiscal year and is earned based on the weighted average achievement of overall Company Adjusted EBIT for the Spring and Fall seasons. We consider Adjusted EBIT to be a key driver of long-term value creation and a critical measure of our seasonal and annual operating performance.

Annual Cash Incentive Program Weighting by Season
Spring 2019 – Overall Company Adjusted EBIT	30%
Fall 2019 – Overall Company Adjusted EBIT	70%

Fiscal 2019 Achievement

Actual Company Adjusted EBIT results for Fiscal 2019 were below target, but above threshold, for both of the Spring and Fall seasons and the annual cash incentive program was funded at 71% for the full year.

Fiscal 2019 Adjusted EBIT(1) Goals and Achievement	Threshold ($MM)	Target ($MM)	Maximum ($MM)	Actual ($MM)	Payout Percentage
Spring 2019 (30% weighting)	($11)	$9	$25	$0.3	67%
Fall 2019 (70% weighting)	$150	$209	$260	$182.50	72%
Weighted Average					71%
(1)	Adjustments to reported GAAP EBIT may include items related to foreign currency exchange rate fluctuations, restructurings, legal settlements, impairment charges, or unusual items – all as approved by the Compensation and Organization Committee in its discretion. Fiscal 2019 adjustments included, among other items, the exclusion of costs relating to mid-year flagship exits as part of our effort to accelerate the rationalization of our flagship fleet. Such costs were not anticipated at the beginning of Fiscal 2019 when the goals were established and the Compensation and Organization Committee determined that the decision to exit certain flagship leases was in the best interest of our stockholders and, therefore, determined to exclude such impact.

Determination of Fiscal 2019 NEO Award Amounts

Each NEO is eligible to receive an award opportunity established as a percentage of base salary. Maximum award opportunities continue to be capped at two times target levels. The Compensation and Organization Committee approved an increase to Mr. Lipesky’s annual cash incentive award opportunity from 75% to 80% of base salary for Fiscal 2019 in recognition of his strong performance in his first full year as CFO and to align his cash compensation within a competitive range for CFOs in the peer group. The annual cash incentive award opportunity for all other NEOs was unchanged for Fiscal 2019.

Potential award opportunities, and actual payouts, for the NEOs in Fiscal 2019 are detailed below. The annual cash incentive awards made to the NEOs are listed in the “Fiscal 2019 Summary Compensation Table” beginning on page 48 of this Proxy Statement in the column captioned “Non-Equity Incentive Plan Compensation.”

NEO	Target Award (% of Base Salary)	Actual Payout (% of Target)	Actual Payout ($)
Fran Horowitz	150%	71%	$1,384,500
Scott Lipesky(1)	80%	71%	$364,832
Kristin Scott	100%	71%	$656,750
Gregory J. Henchel(2)	60%	71%	$241,674
John M. Gabrielli	75%	71%	$319,500
Joanne C. Crevoiserat(3)	100%	71%	$239,966
(1)	Mr. Lipesky’s actual incentive compensation award payout was determined by pro-ration based on the portion of the year prior to and after the Compensation and Organization Committee approved the additional $25,000 increase to Mr. Lipesky’s base salary upon the expansion of his responsibilities effective May 26, 2019.
(2)	Mr. Henchel’s actual incentive compensation award payout was determined by pro-ration based on the portion of the year prior to and after the Compensation and Organization Committee approved the $25,000 increase to Mr. Henchel’s base salary upon the expansion of his responsibilities effective May 26, 2019.
(3)	Ms. Crevoiserat received a pro-rata payout based on the June 15, 2019 date of her separation of service with the Company.

Long-Term Equity Incentives

We provide long-term equity incentive awards to the NEOs to balance the focus of the annual cash incentive program by tying a significant portion of total compensation to performance achieved by the Company over multi-year periods. While the annual cash incentive program rewards management for the achievement of seasonal and annual financial goals, the long-term equity incentive awards encourage management to deliver long-term financial results and to create and sustain stockholder value over longer periods. The structure and design of our long-term equity incentive awards directly link the value of the awards granted to the NEOs with the Company’s long-term financial performance and increases in stockholder value.

Vehicle Mix

We granted long-term equity incentive awards to our NEOs for Fiscal 2019 in the form of 60% PSAs and 40% service-based RSUs.

Fiscal 2019 Long-Term Incentive Vehicle Mix
PSAs	60%
Service-based RSUs	40%

We shifted to this mix in Fiscal 2019 from a mix of 50% PSAs and 50% service-based RSUs granted in prior years to provide additional alignment between pay for our NEOs and the Company’s multi-year financial and stock performance. This shift provides the NEOs with a higher percentage of performance-based pay and further aligns the design of our incentive programs with our pay-for-performance philosophy.

Fiscal 2019 Long-Term Incentive Award Opportunities

The aggregate grant date fair value of the long-term equity incentive awards granted to the NEOs for Fiscal 2019 is shown below. The aggregate grant date fair value represents each NEO’s annual equity grant, determined based on her or his performance, market pay data, and considerations of the competitiveness of her or his overall compensation package.

NEO	Aggregate Grant Date Fair Value
Fran Horowitz	$5,641,102
Scott Lipesky	$1,025,668
Kristin Scott	$3,076,956
Gregory J. Henchel	$512,834
John M. Gabrielli	$769,253
Joanne C. Crevoiserat(1)	$2,256,451
(1)	Ms. Crevoiserat left the Company on June 15, 2019, after the elimination of the Chief Operating Officer position.

Performance Share Award Measurement

We granted 60% of the long-term equity incentives in Fiscal 2019 in the form of PSAs that will vest based on the Company’s achievement of financial and stockholder return goals over the three-year performance period, Fiscal 2019 – Fiscal 2021. The PSAs granted in Fiscal 2019 may be earned based on the achievement of three equally-weighted metrics: Net Sales CAGR, Average ROIC, and Relative TSR against the S&P Retail Select Industry Index.

Fiscal 2019 - Fiscal 2021 PSA Metrics
Net Sales CAGR	33 1/3%
Average ROIC	33 1/3%
Relative TSR against the S&P Retail Select Industry Index	33 1/3%

We added Net Sales CAGR as a third, equally-weighted metric for the PSA grants in Fiscal 2019 to align the NEOs’ long-term performance-based compensation opportunities with our goal to accelerate the growth of our brands. We view sales growth to be a critical measure of success over the next three years as we progress on our transformation strategy. We previously measured Average ROIC and Relative TSR, each equally weighted at 50%. We continue to believe Average ROIC is highly correlated with long-term value creation for our business, while Relative TSR appropriately aligns the NEO pay program with the stockholder experience.

In support of our pay-for-performance philosophy, we seek to set aggressive goals for the PSA awards. We established challenging performance goals for the Fiscal 2019 – Fiscal 2021 PSAs that we believe will guide the execution of our strategic playbook, and if achieved, will create value for our shareholders. For example, in order to achieve a target payout for the Relative TSR component, the Company must meet or exceed the 55th percentile of the S&P Retail Select Industry Index. We elected not to provide forward-looking disclosure of the performance goals for the Fiscal 2019 – Fiscal 2021 PSAs as such disclosure would result in competitive harm.

The number of PSAs earned for Average ROIC and Net Sales CAGR performance will range from 0% of target for performance at, or below, threshold up to 200% of target for performance at maximum. The number of PSAs earned for Relative TSR performance will range from 25% of target for performance at threshold and 0% for performance below threshold, up to 200% of target for performance at maximum. If the performance level falls between “Threshold” and “Target” or between “Target” and “Maximum”, the level of payout is determined through linear interpolation. PSA payouts are capped at target if absolute TSR is negative across the three-year performance period to ensure the awards align pay for the NEOs with value creation for the stockholders.

Completed and Outstanding Performance Share Award Cycles

The final measurement period for the Fiscal 2017 – Fiscal 2019 PSA cycle was completed in Fiscal 2019. Our Compensation and Organization Committee determined that the Company’s Average ROIC of 11.7% for the Fiscal 2017- Fiscal 2019 period was achieved between the target and maximum goals and that the Company’s Relative TSR performance against the S&P Retail Select Industry Index was at the 79th percentile for the Fiscal 2017- Fiscal

2019 period. A summary of Average ROIC and Relative TSR achievement and payouts for the Fiscal 2017- Fiscal 2019 PSAs is presented below:

Fiscal 2017-Fiscal 2019 PSA Achievement	Threshold	Target	Maximum	Actual	Payout Percentage
Average ROIC (50% weighting)	11.2%	11.6%	12.0%	11.7%	128%
Relative TSR vs. S&P Retail Select Industry Index (50% weighting)	> 30TH PERCENTILE	> 60TH PERCENTILE	> 90TH PERCENTILE	> 79TH PERCENTILE	162%
Weighted Average					145%

Performance periods associated with the outstanding Fiscal 2018 - Fiscal 2020 and Fiscal 2019 - Fiscal 2021 PSA cycles have not been completed. A summary of trending performance (as of fiscal year ended February 1, 2020) for the Fiscal 2018 and Fiscal 2019 PSA grants is shown below:

Performance Period	Net Sales CAGR	Average ROIC Tranche	Relative TSR Tranche
Fiscal 2018- Fiscal 2020	N/A	Trending below threshold	Trending between threshold and target
Fiscal 2019-Fiscal 2021	Trending at target	Trending between threshold and target	Trending between threshold and target

Restricted Stock Units

Service-based RSUs granted to the NEOs in Fiscal 2019 will vest in three equal installments over a three-year period, subject to continued employment, beginning on March 26 of the immediately following calendar year. We shifted to a three-year ratable vesting schedule for RSUs in Fiscal 2019 from a four-year ratable vesting schedule in previous years to more closely reflect competitive practice among our compensation peer group of similarly-sized, specialty retailers against whom we compete for talent.

2017 Promotional Awards to Ms. Horowitz and Ms. Crevoiserat

In Fiscal 2017, each of Ms. Horowitz and Ms. Crevoiserat received an award of performance-based and service-based RSUs upon their promotions to Chief Executive Officer and Executive Vice President and Chief Operating Officer, respectively (the “2017 Promotional Awards”). The 2017 Promotional Awards were made in addition to the Fiscal 2017 annual equity awards that Ms. Horowitz and Ms. Crevoiserat received and were meant to recognize their strong individual performance, their ongoing contributions to the operations of the Company, their criticality to the Company’s turnaround efforts in both the near-term and the long term, and their role in influencing leadership continuity.

2017 Promotional Award Levels	Aggregate Grant Date Fair Value
Fran Horowitz	$4,000,000
Joanne Crevoiserat	$3,000,000

The 2017 Promotional Awards were delivered in an equal mix of performance- and service-based RSUs:

2017 Promotional Award Mix	% of Total
Service-Based RSUs	50%
Performance-Based RSUs	50%

The portion of the 2017 Promotional Awards delivered in service-based RSUs (the “Service-Vesting Promotional RSUs”) were subject to vesting of 25% on each of the first and second anniversaries of the grant date and vesting of 50% on the third anniversary of the grant.

The portion of the 2017 Promotional Awards delivered in performance-based RSUs (the “Performance-Vesting Promotional RSUs”) were subject to vesting based upon the Company’s Fiscal 2017 to Fiscal 2019 cumulative comparable sales performance and subject to a threshold level of pre-established minimum EBITDA growth for the corresponding incremental revenue for Fiscal 2017 to Fiscal 2019. The Performance-Vesting Promotional RSUs did not provide for a payout above 100% of target. At the conclusion of Fiscal 2019, the Compensation and Organization Committee certified that the pre-established performance goals were achieved as follows:

Performance-Vesting Promotional RSU Achievement	Threshold	Target	Actual	Payout Percentage
Fiscal 2017 to Fiscal 2019 Cumulative Comparable Sales	5.0%	6.0%	7.0%	100%
Fiscal 2017 to Fiscal 2019 Cumulative EBITDA Growth in Incremental Revenue	>35%	N/A	130%	100%
Final Payout				100%

The Service-Vesting Promotional RSUs and Performance-Vesting Promotional RSUs granted to Ms. Horowitz are now fully vested.

At the time of Ms. Crevoiserat’s separation in June of 2019, Ms. Crevoiserat had previously vested in 50% of her Service-Vesting Promotional RSUs. Under the terms of the award agreement, a pro-rated portion of the remaining 50% of Ms. Crevoiserat’s Service-Vesting Promotional RSUs (23.6%) vested on March 30, 2020. All of Ms. Crevoiserat’s Performance-Vesting Promotional RSUs were forfeited upon her separation.

Equity Grant Policy

Our Compensation and Organization Committee follows an Equity Grant Policy pursuant to which our Compensation and Organization Committee reviews and approves individual grants for the NEOs, as well as the total number of shares covered by PSAs, RSUs and, if applicable, SARs granted to all associates. The annual equity grants typically are reviewed and approved at our Compensation and Organization Committee’s regular meeting during the first quarter of the fiscal year, although sign-on equity awards are generally approved by the Compensation and Organization Committee at the time an executive officer commences employment with the Company. The grant date for the annual equity grants is the date of our Compensation and Organization Committee meeting at which they are approved. Administration of PSAs and RSU and SAR awards is managed by the Company’s human resources department with specific instructions related to the timing of grants given by our Compensation and Organization Committee. The Company has no intention, plan or practice to select annual grant dates for NEOs in coordination with the release of material, non-public information, or to time the release of such information because of award date.

Benefits

As associates of the Company, the NEOs are eligible to participate in all of the broad-based Company-sponsored benefits programs on the same basis as other full-time associates.

In addition to the qualified Abercrombie & Fitch Co. Savings and Retirement Plan (the “401(k) Plan”), the Company has a nonqualified deferred compensation plan, the Abercrombie & Fitch Nonqualified Savings and Supplemental Retirement Plan (the “Nonqualified Savings and Supplemental Retirement Plan”), that allows members of senior management to defer a portion of their compensation over and above the Internal Revenue Service (“IRS”) limits imposed on the 401(k) Plan. The Nonqualified Savings and Supplemental Retirement Plan allows participants the opportunity to save and invest their own money on a similar basis (as a percentage of their compensation) as other associates under the 401(k) Plan. Furthermore, the Nonqualified Savings and Supplemental Retirement Plan is competitive with members of the Company’s identified compensation peer group and other companies with which the Company competes for talent. The Company’s Nonqualified Savings and Supplemental Retirement Plan is further described, and Company contributions and the individual account balances for the NEOs are disclosed, under the section captioned “EXECUTIVE OFFICER COMPENSATION — Nonqualified Deferred Compensation” beginning on page 53 of this Proxy Statement. The Company previously provided matching contributions to the Nonqualified Savings and Supplemental Retirement Plan but will no longer make such matching contributions for base salary earned after December 31, 2019 or on bonus payments for periods ending after the end of Fiscal 2019.

The Company offers a life insurance benefit for all full-time associates equal to two times base salary. For Vice Presidents and above, the death benefit is set at four times base salary, up to a maximum of $2,000,000.

The Company offers a long-term disability benefit to all full-time associates which covers 60% of base salary for the disability period. In addition, the Company offers an Executive Long-Term Disability Plan for all associates earning over $200,000 in base salary which covers an additional 10% of base salary and 70% of target annual cash incentive opportunity for the disability period.

The Company does not offer perquisites to our executive officers that are not widely available to all full-time associates.

Process of the Compensation and Organization Committee

Decisions regarding the compensation of the NEOs are made by our Compensation and Organization Committee, which considers input from its independent advisors as well as the other independent directors and management of the Company. The Company Chairman also provides input (in his capacity as a director) with respect to the recommended compensation of the NEOs. Our Compensation and Organization Committee often requests certain Company executive officers to be present at Compensation and Organization Committee meetings where executive compensation and Company and individual performance are discussed and evaluated so they can provide input into the decision-making process. Executive officers may provide insight, suggestions or recommendations regarding executive compensation during periods of general discussion, but are not present and do not have a vote when pay actions are determined.

In Fiscal 2019, Semler Brossy Consulting Group, LLC (“SBCG”) served as our Compensation and Organization Committee’s independent compensation consultant. Additionally, in Fiscal 2019, Gibson, Dunn & Crutcher LLP (“Gibson Dunn”) served as the Committee’s independent outside counsel. The only services that SBCG and Gibson Dunn perform for the Company are at the direction of our Compensation and Organization Committee. Neither SBCG nor Gibson Dunn provided any services to the Company in Fiscal 2019 other than executive and director compensation consulting and advisory services. In this regard, our Compensation and Organization Committee has adopted a policy regarding the use of outside compensation consultants that provides as follows:

“If the Committee retains a compensation consultant to provide advice, information and other services to the Committee relating to the compensation of the Company’s Chief Executive Officer, its officers identified in Rule 16a-1(f) under the Exchange Act or its non-associate directors or other matters within the responsibility of the Committee, such consultant may only provide services to, or under the direction of, the Committee and is prohibited from providing any other services to the Company.”

Our Compensation and Organization Committee has the right to terminate the services of the outside counsel and the independent compensation consultant at any time. While our Compensation and Organization Committee retains SBCG and Gibson Dunn directly, SBCG and Gibson Dunn interact with the Company Chairman, the Company’s Chief Human Resources Officer, and the Company’s General Counsel and their respective staffs in carrying out assignments in order to obtain compensation and performance data for the executive officers and the Company. In addition, our Compensation and Organization Committee’s advisors may, at their discretion, seek input and feedback from management of the Company regarding their work product prior to presentation to our Compensation and Organization Committee in order to confirm information is accurate or address other similar issues. A representative from SBCG is generally present at all Compensation and Organization Committee meetings, and generally attends executive sessions of our Compensation and Organization Committee. Both SBCG and Gibson Dunn provide independent perspectives on any management proposals. In Fiscal 2019, our Compensation and Organization Committee reviewed and considered the independence standards prescribed by the SEC and NYSE and determined that each of SBCG and Gibson Dunn was independent and their respective work did not raise any conflict of interest.

Setting Executive Compensation

Pay Level — Determination of the Appropriate Pay Opportunity

Our Compensation and Organization Committee approves the pay levels for all associates of the Company, which includes each of the NEOs listed in the “Fiscal 2019 Summary Compensation Table” beginning on page 48 of this Proxy Statement. Pay levels for these individuals are established based on a number of factors, including each individual’s role and responsibilities within the Company, current compensation, experience and expertise, pay levels in the competitive market for similar positions, internal pay equity relationships, and the performance of the individual and the Company as a whole. The Compensation and Organization Committee considers all elements of compensation and benefits when determining pay levels for the associates.

2019 Compensation Peer Group

The Company considers data from a compensation peer group to better understand market pay levels and competitive pay practices for the NEOs and non-associate directors. The Compensation and Organization Committee reviews the peer group periodically and, where appropriate, adjusts the group to ensure robust market comparisons. For Fiscal 2019, we removed Signet Jewelers Limited from the peer group to create an apparel-focused peer group. The peer retail companies used by our Compensation and Organization Committee in determining the “competitive market” with respect to Fiscal 2019 compensation decisions are included in the table below.

Fiscal 2019 Compensation Peer Group Companies
American Eagle Outfitters, Inc.	Guess? Inc.	Tapestry Inc.
Ascena Retail Group, Inc.	J Crew Group, Inc.	The Children’s Place, Inc.
Carter’s, Inc.	L Brands, Inc.	Urban Outfitters, Inc.
Chico’s FAS, Inc.	Levi Strauss & Co.
Express, Inc.	lululemon athletica inc.
Fossil Group, Inc.	Ralph Lauren Corporation

The compensation peer group includes companies in the retail and apparel space of a comparable size. For purposes of determining comparable size, preference is given to revenue (as compared to market capitalization) to reflect our ongoing business transformation. Additionally, the Company gives preference to companies that are key talent competitors, have a mall-centric store strategy, have a significant e-commerce business, and have material international operations. At the time the peer group was determined, the Company’s revenues approximated the peer group median.

In addition to the peer companies’ public proxy statement-disclosed information, we also reference Equilar survey data for the compensation peer group companies that participate in Equilar’s surveys when establishing pay levels. For each of our NEOs for whom we consider Equilar survey data, we reference data for positions that have similar responsibilities to those of our NEO.

Executive Severance Agreements and Change-in-Control Benefits

Our Compensation and Organization Committee carefully considers the use and conditions of employment agreements. Our Compensation and Organization Committee recognizes that, in certain circumstances, formal written employment agreements are necessary in order to successfully recruit and retain senior executive officers. Consistent with this approach, in connection with their commencement of employment with the Company, each of the NEOs entered into an offer letter with the Company that provided for certain benefits upon termination of employment and/or upon a change in control of the Company. Our Compensation and Organization Committee believed that it was in the best interest of the Company to enter into these offer letters as a means of securing the employment of each of these individuals and to provide them with a degree of security given the transition occurring at the Company.

On May 10, 2017, Abercrombie & Fitch Management Co., a subsidiary of the Company (“A&F Management”), executed and entered into executive severance agreements with a number of the Company’s executive officers, including Fran Horowitz, Kristin Scott, John M. Gabrielli and Joanne C. Crevoiserat (the “May 2017 Agreements”). In anticipation of his rejoining the Company, effective as of September 7, 2017, A&F Management executed and entered into an executive severance agreement with Scott Lipesky (the “Lipesky Agreement”). In anticipation of his joining the Company, effective as of September 13, 2018, A&F Management executed and entered into an executive severance agreement with Gregory J. Henchel (the “Henchel Agreement” and, collectively with the May 2017 Agreements and the Lipesky Agreement, the “Executive Agreements”).

In addition, all associates who participate in the Company’s stock-based compensation plans, including the NEOs, are entitled to certain benefits in the event of termination due to death or disability or in connection with a change of control as set forth in the plan documents for the Company’s stock-based compensation plans. The terms and conditions of these arrangements are discussed in further detail in the section captioned “EXECUTIVE OFFICER COMPENSATION — Potential Payments Upon Termination or Change of Control” beginning on page 54 of this Proxy Statement.

The discussion of the terms of the Executive Agreements later in this Proxy Statement in the section captioned “EXECUTIVE OFFICER COMPENSATION — Potential Payments Upon Termination or Change of Control — Executive Severance Agreements” beginning on page 54 of this Proxy Statement, does not include Ms. Crevoiserat. The consequences of Ms. Crevoiserat’s separation from service as an associate of the Company are discussed separately under the section below captioned “Crevoiserat Separation from Service.”

Crevoiserat Separation from Service

Effective June 15, 2019, Ms. Crevoiserat left the Company in connection with the Company’s decision to eliminate the role of Chief Operating Officer. Ms. Crevoiserat and the Company entered into a Separation Agreement, effective June 12, 2019 (the “Separation Agreement”). Under the terms of the Separation Agreement, Ms. Crevoiserat remained a full-time, active employee of the Company and continued to be compensated during the transition period through June 15, 2019 (the “Transition Period) at her then current base salary of an annualized rate of $925,000 (the “Crevoiserat Base Salary”). Under the terms of the Separation Agreement, since Ms. Crevoiserat executed a release of claims acceptable to the Company (the “Release”) on June 15, 2019 (the “Separation Date”), she is entitled to receive severance benefits contemplated under the terms of the May 2017 Agreement entered into by Ms. Crevoiserat and the Company, as modified by the Separation Agreement.

Pursuant to the Separation Agreement and the May 2017 Agreement, from and after the Separation Date, Ms. Crevoiserat is entitled to receive:

•	the continued payment of the Crevoiserat Base Salary in bi-weekly installments for a period of 18 months following the Separation Date;

•	reimbursement during the 18 months following the Separation Date for 100% of the monthly premium costs of continuation coverage under COBRA, subject to Ms. Crevoiserat’s timely election of such continuation coverage and satisfaction of the additional eligibility requirements set forth in the Severance Agreement;

•	a pro-rated annual cash incentive (based on the number of days from February 3, 2019 through the Separation Date) for Fiscal 2019, based on (and subject to) actual Fiscal 2019 performance under the Company’s annual cash incentive program, which annual cash incentive was paid to Ms. Crevoiserat at the same time as those executive officers who are actively employed by the Company received their annual cash incentives earned for Fiscal 2019 under the Company’s annual cash incentive program; and

•	an additional lump-sum cash payment in the amount of $2,500,000 (less applicable tax withholdings and deductions), paid within 30 days following Ms. Crevoiserat’s execution of the Release. This payment was in recognition of Ms. Crevoiserat’s significant contributions during her five years with the Company, including the operational improvements she drove to help stabilize the Company early on in her tenure, as well as the Company-wide transformation initiatives she led to build greater agility and efficiency and embed transformation throughout the Company’s businesses. These contributions are expected to have a lasting positive impact and, thus, warrant recognition in connection with Ms. Crevoiserat’s departure from the Company as a result of the elimination of the Chief Operating Officer role.

In the Separation Agreement, Ms. Crevoiserat and the Company acknowledge that the provisions of the Severance Agreement under which Ms. Crevoiserat would have been eligible to receive additional cash amounts in lieu of Ms. Crevoiserat’s then outstanding and unvested equity replacement grants and equity inducement grants as described in Ms. Crevoiserat’s offer of employment letter dated as of April 3, 2014 and executed by Ms. Crevoiserat on April 8, 2014, had been mooted by virtue of the prior vesting of such grants and such provisions no longer applied.

The PSAs granted to Ms. Crevoiserat on March 21, 2017 and March 27, 2018, respectively, will each vest in accordance with the terms of the respective related award agreements on a pro-rata basis based on Ms. Crevoiserat’s continued employment through the Separation Date and subject to the Company’s actual performance through the end of the applicable performance period. The remaining unvested Service-Vesting Promotional RSUs granted to Ms. Crevoiserat on March 21, 2017 vested in accordance with the terms of the related award agreement on a pro-rata basis based on Ms. Crevoiserat’s continued employment through the Separation Date, subject to the Company’s achievement of the specified performance objective through the applicable performance period. Ms. Crevoiserat’s Performance-Vesting Promotional RSUs were forfeited in accordance with the terms of the related award agreement as of the Separation Date. In addition, any other remaining unvested equity awards previously granted to Ms. Crevoiserat were forfeited in accordance with the terms of the respective related award agreements.

Under the Separation Agreement, Ms. Crevoiserat reaffirms the restrictive covenants specified in the Severance Agreement, including non-competition, non-solicitation, non-disparagement and confidentiality covenants, which remain in effect in accordance with their respective terms. The non-competition covenant prohibits Ms. Crevoiserat from engaging in certain activities during her employment with the Company and for a period of 12 months after such employment is terminated. The non-solicitation covenant prohibits Ms. Crevoiserat from engaging in certain solicitation activities during her employment with the Company and for a period of 24 months after such employment is terminated.

Clawback Policy

Each of the plans pursuant to which annual and long-term incentive compensation is or will be paid to the Company’s executive officers (i.e., the Short-Term Cash Incentive Plan, the Long-Term Cash Incentive Compensation Performance Plan, the Abercrombie & Fitch Co. 2005 Long-Term Incentive Plan (the “2005 LTIP”), the Amended and Restated Abercrombie & Fitch Co. 2007 Long-Term Incentive Plan (the “2007 LTIP”) and the 2016 Long-Term Incentive Plan for Associates (the “2016 Associates LTIP”)) includes a stringent “clawback” provision, which allows the Company to seek repayment of any incentive amounts that were erroneously paid. Each of the plans provides that if (i) a participant (including one or more NEOs) has received payments under the plan pursuant to the achievement of a performance goal and (ii) our Compensation and Organization Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and in fact the performance goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of such payment would not have been made given the correct data, then such portion of any such payment made to the participant must be repaid by such participant to the Company, without any requirement of misconduct on the part of the participant.

Stock Ownership Guidelines

The Board believes it is important that the executive officers and directors have, and are recognized both internally and externally as having, long-term financial interests that are aligned with those of the Company’s stockholders. Accordingly, the Board adopted stock ownership guidelines for all executive officers and directors effective as of November 12, 2009, which were further amended effective as of December 15, 2015. The Company posts the stock ownership guidelines on the “Corporate Governance” page within the “Our Company” section of the Company’s website at corporate.abercrombie.com. Ownership multiples for NEOs and directors are:

Population	Multiple	Includes
Chief Executive Officer	5x annual base salary

 Shares owned directly by the executive officer or director or his/ her immediate family members in the same household

 Shares held in trust for the benefit of the executive officer or director or his/ her immediate family members

 Shares of restricted stock or time-vested RSUs, vested or unvested

 Shares of stock-settled SARs which are vested and in-the-money

 Shares credited to bookkeeping accounts pursuant to one of the Company’s deferred compensation plans

Other NEOs	2x annual base salary
Non-Associate Directors	5x annual cash retainer

The guidelines are initially calculated using the executive officer’s base salary as of the later of the date the guidelines were most recently amended (i.e., December 15, 2015) or the date the person was first designated as an executive officer by the Board. The guidelines may be re-calculated, at the discretion of our Nominating and Board Governance Committee, when an individual changes pay grade (e.g., from senior vice president to executive vice president) and otherwise from time to time.

Until the guideline is achieved, an executive officer is required to retain an amount equal to 50% of the net shares received as a result of the exercise of stock options or stock-settled SARs or the vesting of restricted stock or RSUs. “Net shares” for purposes of the guidelines are those shares that remain after shares are sold or netted to pay (i) the exercise price of stock options or SARs (if applicable) and any withholding taxes associated with such exercise or (ii) withholding or other taxes payable upon vesting of restricted stock or RSUs.

Failure to meet or, in unique circumstances, to show sustained progress toward meeting the stock ownership guidelines may be a factor considered by our Compensation and Organization Committee in determining future long-term incentive equity grants and/or appropriate levels of incentive compensation.

At the time of the Company’s Fiscal 2019 annual review of stock ownership compliance, all executive officers and directors either: (i) had satisfied their applicable guideline; (ii) were on track to satisfy their applicable guideline; or (iii) were otherwise compliant with the Company’s policies (i.e., were in compliance with the applicable retention requirement until such time that their ownership guideline was met).

Tax Deductibility of Compensation under Internal Revenue Code Section 162(m)

Prior to December 22, 2017, when the Tax Cuts and Jobs Act (the “TCJA”) was signed into law, Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallowed a tax deduction to publicly-held companies (such as the Company) for compensation paid to certain “covered employees” in excess of $1,000,000 per covered employee in any year, except to the extent that the compensation in excess of the limit qualified as performance-based.

Under the TCJA, the performance-based exception has been repealed and the $1,000,000 deduction limit now applies to (i) anyone serving as the chief executive officer or the chief financial officer at any time during the taxable year, (ii) the top three other highest compensated executive officers serving at the end of the taxable year, and (iii) any individual who had been a covered employee for any taxable year of the Company that started after December 31,

2016. However, the new rules do not apply to remuneration provided pursuant to a written binding contract in effect on November 2, 2017 that is not modified in any respect after that date. Because of the ambiguities and uncertainties as to the application and interpretation of this transition relief, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) will avoid the deduction limit. The Company believes that the amount of compensation paid to the Company’s executive officers that can be deducted will decrease compared to prior years.

Neither our Compensation and Organization Committee nor the full Board has adopted a formal policy regarding tax deductibility of compensation paid to the Company’s executive officers. While our Compensation and Organization Committee carefully considers the net cost and value to the Company of maintaining the deductibility of all compensation, it also desires the flexibility to reward the Company’s executive officers in a manner that enhances the Company’s ability to attract and retain individuals as well as to create longer term value for stockholders. Thus, income tax deductibility is only one of several factors our Compensation and Organization Committee considers in making decisions regarding the Company’s compensation program. Our Compensation and Organization Committee may authorize compensation that might not be deductible, if our Compensation and Organization Committee determines that such compensation decision is in the best interest of the Company.

Compensation Considerations Related to Accounting

When determining amounts of long-term incentive grants to executive officers and other associates, our Compensation and Organization Committee examines the accounting cost associated with the grants. Under GAAP, grants of options, SARs, RSUs, PSAs and other share-based payments result in an accounting charge taken by the Company. Our Compensation and Organization Committee considers the accounting implications of the executive compensation program, including the estimated cost for financial reporting purposes of equity compensation as well as the aggregate grant date fair value of equity compensation computed in accordance with FASB ASC Topic 718.

Report of the Compensation and Organization Committee on Executive Compensation

Our Compensation and Organization Committee reviewed the “Compensation Discussion and Analysis” and discussed it with management of the Company. Based on such review and discussion, our Compensation and Organization Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Submitted by the Compensation and Organization Committee: Michael E. Greenlees (Chair), Helen E. McCluskey and Charles R. Perrin

Executive Officer Compensation

Summary Compensation Table

The following table summarizes the compensation paid to, awarded to or earned by the NEOs for Fiscal 2019, Fiscal 2018 and Fiscal 2017 in accordance with the rules promulgated by the SEC.

Fiscal 2019 Summary Compensation Table

Name and Principal Position During Fiscal 2019	Fiscal Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total(6)
Fran Horowitz, Chief Executive Officer	2019	$1,297,000		$5,641,102	$1,384,500	$5,228	$61,197	$8,389,027
	2018	$1,281,731		$5,054,578	$2,078,700	$1,455	$65,278	$8,481,742
	2017	$1,197,308		$6,994,992	$2,010,600	$1,645	$58,204	$10,262,749
Scott Lipesky, Senior Vice President, Chief Financial Officer(7)	2019	$631,760		$1,025,668	$364,832	$1,125	$44,969	$2,068,354
	2018	$569,202		$781,656	$459,713	$158	$33,245	$1,843,974
	2017	$169,231	$240,000	$200,002	$146,053	$712	$18,463	$774,461
Kristin Scott, President, Global Brands(8)	2019	$922,865		$3,076,956	$656,750	$3,750	$63,135	$4,723,456
	2018	$813,452		$2,084,366	$960,531	$753	$77,721	$3,936,823
	2017	$750,000		$1,308,403	$891,000	$20	$29,938	$2,979,361
Gregory J. Henchel, Senior Vice President, General Counsel and Corporate Secretary(9)	2019	$567,308		$512,834	$214,674		$2,640	$1,297,456
	2018	$190,385		$132,161	$121,770		$623	$444,939
John M. Gabrielli, Senior Vice President, Chief Human Resources Officer(10)	2019	$593,183		$769,253	$319,500	$11,972	$66,232	$1,760,140
Joanne C. Crevoiserat, Former Executive Vice President and Chief Operating Officer(11)	2019	$327,140		$2,256,452	$239,966	$31,737	$3,120,015	$5,975,310
	2018	$878,846		$2,292,797	$959,400	$9,719	$84,951	$4,225,713
	2017	$848,654		$4,123,200	$949,450	$9,890	$49,902	$5,981,096

(1)	The amount shown in this column for Scott Lipesky in Fiscal 2017 reflects a sign-on bonus payment of $240,000.

(2)	The amounts shown in this column represent the grant date fair value of the PSAs and RSUs granted to each NEO, computed in accordance with GAAP. The actual number of PSAs and RSUs granted in Fiscal 2019 to each NEO is shown in the “Fiscal 2019 Grants of Plan-Based Awards” table on page 49 of this Proxy Statement. Pursuant to the applicable SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

The maximum grant date fair value related to the PSAs granted in Fiscal 2019 (the NEOs can earn from 0% to 200% of target) was as follows:

Name	Maximum Grant Date Fair Value
Fran Horowitz	$3,574,356
Scott Lipesky	$649,887
Kristin Scott	$1,949,647
Gregory J. Henchel	$324,950
John M. Gabrielli	$487,430
Joanne C. Crevoiserat	$1,429,752

For a discussion of valuation assumptions, see “Note 14. Share-Based Compensation” of the Notes to Consolidated Financial Statements included in “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of the Company’s Fiscal 2019 Form 10-K.

(3)	The annual cash incentive compensation awards for Fiscal 2019 for Mr. Lipesky and Mr. Henchel took into account, on a pro-rata basis, their respective base salary increases effective May 26, 2019.

(4)	The amounts shown in this column for Fiscal 2019, Fiscal 2018 and Fiscal 2017 represent the above-market earnings on the NEOs’ respective Nonqualified Savings and Supplemental Retirement Plan balances. Above-market earnings is defined as earnings in excess of 120% of the monthly applicable federal long-term rate (APR). The APR for February 2020 was 2.56%

(5)	The amounts shown in this column included the following for Fiscal 2019:

NEO	Company Contributions to 401(k) Plan (a)	Company Contributions to Nonqualified Savings and Supplemental Retirement Plan (b)	Life and Long-Term Disability Insurance Premiums Paid (c)	Severance (d)	Total
Fran Horowitz	$14,000	$36,000	$11,197		$61,197
Scott Lipesky	$14,134	$28,397	$2,438		$44,969
Kristin Scott	$10,373	$45,318	$7,444		$63,135
Gregory J. Henchel			$2,640		$2,640
John M. Gabrielli	$13,932	$45,362	$6,938		$66,232
Joanne C. Crevoiserat	$11,150	$11,063	$4,985	$3,092,817	$3,120,015

(a)	For each NEO, the amount shown in this column represents the aggregate amount of Company matching contributions to her or his accounts under the Company’s 401(k) Plan during Fiscal 2019.

(b)	For each NEO, the amount shown in this column represents the aggregate amount of Company matching and supplemental contributions to her or his accounts under the Company’s Nonqualified Savings and Supplemental Retirement Plan during Fiscal 2019.

(c)	For each NEO, the amount shown in this column represents life and long-term disability insurance premiums paid for by the Company during Fiscal 2019.

(d)	The amount shown in this column represents the cash severance payments to Ms. Crevoiserat under her Executive Agreement, as amended by the Crevoiserat Separation Agreement, made in Fiscal 2019 consisting of (1) a lump-sum cash payment in the amount of $2,500,000 and (2) the amount paid for the continuation of Ms. Crevoiserat’s base salary for a period of 18 months following June 15, 2019. The amount shown in this column differs from that reflected in the table under the section captioned “COMPENSATION DISCUSSION AND ANALYSIS – Potential Payments Upon Termination or Change of Control – Other Arrangements” on page 56 of this Proxy Statement because the amount shown in this column includes only the portion of Ms. Crevoiserat’s salary continuation benefit that was paid in Fiscal 2019. For additional discussion of Ms. Crevoiserat’s severance benefits, see the section captioned “COMPENSATION DISCUSSION AND ANALYSIS — Executive Severance Agreements and Change-in-Control Benefits -- Crevoiserat Separation from Service” beginning on page 44 of this Proxy Statement.

(6)	The amounts shown in this column for each fiscal year may differ from the sum of the amounts shown in the other columns for such fiscal year due to the rounding convention used.

(7)	On October 2, 2017, Mr. Lipesky rejoined the Company to become Senior Vice President, Chief Financial Officer.

(8)	On November 28, 2018, Ms. Scott was appointed President, Global Brands of the Company. Ms. Scott had served as Brand President-Hollister from August 30, 2016 to November 30, 2018.

(9)	On October 1, 2018, Mr. Henchel began employment with the Company as Senior Vice President, General Counsel and Corporate Secretary. As a result, the table shows information for Mr. Henchel only for Fiscal 2019 and Fiscal 2018.

(10)	On June 12, 2019, Mr. Gabrielli was appointed as an executive officer of the Company. As a result, the table shows information for Mr. Gabrielli only for Fiscal 2019.

(11)	Ms. Crevoiserat left the Company on June 15, 2019, after the elimination of the Chief Operating Officer position.

Grants of Plan-Based Awards

The following table sets forth information regarding cash and stock-based incentive awards granted to the NEOs during Fiscal 2019.

Fiscal 2019 Grants of Plan-Based Awards

		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value per Share of Stock Awards	Grant Date Fair Value of Stock Awards(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Fran Horowitz	Fiscal 2019	$--	$1,950,000	$3,900,000
	3/26/2019				--	130,229	260,458		$27.45	$3,574,786
	3/26/2019							86,820	$23.80	$2,066,316
Scott Lipesky	Fiscal 2019	$--	$520,000	$1,040,000
	3/26/2019				--	23,678	47,356		$27.45	$649,961
	3/26/2019							15,786	$23.80	$375,707
Kristin Scott	Fiscal 2019	$--	$925,000	$1,850,000

		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value per Share of Stock Awards	Grant Date Fair Value of Stock Awards(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
	3/26/2019				--	71,034	142,068		$27.45	$1,949,883
	3/26/2019							47,356	$23.80	$1,127,073
Gregory J. Henchel	Fiscal 2019	$--	$345,000	$690,000
	3/26/2019				--	11,839	23,678		$27.45	$324,981
	3/26/2019							7,893	$23.80	$187,853
John M. Gabrielli	Fiscal 2019	$--	$450,000	$900,000
	3/26/2019				--	17,759	35,518		$27.45	$487,485
	3/26/2019							11,839	$23.80	$281,768
Joanne C. Crevoiserat	Fiscal 2019				--	52,092	104,184		$27.45	$1,429,925
	3/26/2019							34,728	$23.80	$826,526

(1)	These columns show the potential cash payouts under the Company’s Short-Term Cash Incentive Plan for Fiscal 2019. These estimated future payouts reflect the full annualized amounts. Refer to the discussion beginning at page 38 of this Proxy Statement for the performance metrics related to the annual cash incentive program for Fiscal 2019. If threshold performance was not satisfied, then the payouts for all associates, including the NEOs, would be zero.

(2)	Represents the threshold, target and maximum number of PSAs granted under the Company’s 2016 Associates LTIP, which could be earned depending upon the Company’s achievement against the three-year performance metrics of Net Sales CAGR, Average ROIC and Relative TSR compared to the S&P Retail Select Industry Index.

(3)	Represents the grant date fair value of the RSU or PSA award, as appropriate, determined in accordance with GAAP. The grant date fair values for service-based RSUs and performance-based PSA awards are calculated using the closing price of the Company’s Common Stock on the grant date adjusted for anticipated dividend payments during the vesting period. The grant date fair values for market-based PSA awards are calculated using a Monte Carlo simulation.

Outstanding Equity Awards

The following table sets forth information regarding the outstanding equity awards held by the NEOs at the end of Fiscal 2019.

Outstanding Equity Awards at Fiscal 2019 Year-End

	Option/SAR Awards					Stock Awards
Name	Option/ SAR Grant Date	Number of Shares Underlying Unexercised Options/SARs Exercisable	Number of Shares Underlying Unexercised Options/SARs Unexercisable	Option/ SAR Exercise Price	Option/ SAR Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Fran Horowitz	12/3/2014	24,483	--	$28.81	12/3/2024
	3/24/2015	67,568	--	$22.46	3/24/2025
						3/22/2016				14,154	(2)	$231,559
						3/21/2017	269,577	(3)	$4,410,280
						3/21/2017	87,490	(4)	$1,431,336
						3/21/2017				92,958	(5)	$1,520,793
						3/21/2017				174,978	(6)	$2,862,640
						3/27/2018				102,798	(8)	$1,681,775
						3/27/2018	77,099	(9)	$1,261,340
						3/26/2019				130,229	(10)	$2,130,546
						3/26/2019	86,820	(12)	$1,420,375
Scott Lipesky						10/11/2017				7,480	(5)	$122,373
						3/27/2018				15,897	(8)	$260,075
						3/27/2018	11,923	(9)	$195,060
						3/26/2019				23,678	(10)	$387,372
						3/26/2019	15,786	(12)	$258,259
Kristin Scott						8/30/2016				8,664	(11)	$141,743
						3/21/2017	95,146	(3)	$1,556,589
						3/21/2017				32,809	(5)	$536,755
						3/27/2018				42,391	(8)	$693,517
						3/27/2018	31,794	(9)	$520,150
						3/26/2019				71,034	(10)	$1,162,116
						3/26/2019	47,356	(12)	$774,744
Gregory J. Henchel						11/19/2018	7,005		$114,602
						3/26/2019				11,839	(10)	$193,686
						3/26/2019	7,893	(12)	$129,129
John M. Gabrielli	3/23/2010	4,400	--	$44.86	3/23/2020
	3/22/2011	2,100	--	$54.87	3/22/2021
	3/20/2012	2,100	--	$52.89	3/20/2022
	3/26/2013	1,500	--	$45.69	3/26/2023
	3/25/2014	4,600	--	$38.66	3/25/2024
	3/24/2015	18,018	--	$22.46	3/24/2025
						3/22/2016				2,184	(2)	$35,730
						3/21/2017	31,717	(3)	$518,890
						3/21/2017				10,937	(5)	$178,929
						3/27/2018				15,897	(8)	$260,075
						3/27/2018	19,872	(9)	$325,106
						3/26/2019				17,759	(10)	$290,537
						3/26/2019	11,839	(12)	$193,686
Joanne C. Crevoiserat(8)						3/21/2017	15,461	(4)	$178,929
						3/21/2017	95,296	(3)	$1,559,043
						3/27/2018				83,115	(8)	$1,359,761

(1)	Market value represents the product of the closing price of a share of the Company’s Common Stock on January 31, 2020 (the last business day of Fiscal 2019), which was $16.36, multiplied by the number of RSUs or PSAs.

(2)	Each of these RSU awards vests in four equal annual installments beginning on March 15, 2017, contingent upon the Company’s achievement of at least $1.00 of GAAP net income at the end of the fiscal year immediately preceding the date that the tranche vests. The NEO has the opportunity to earn back one or more installments of this award if the cumulative performance hurdles are met in a subsequent year, subject to the NEO’s continued employment with the Company.

(3)	Each of these PSA awards granted for the Fiscal 2017 to Fiscal 2019 performance period was earned at 145% of the target number of PSAs based on the Company’s achievement of the performance metrics for Relative TSR and Average ROIC. For a discussion of the Company’s level of achievement with respect to such performance metrics, see “COMPENSATION DISCUSSION AND ANALYSIS — Long-Term Equity Incentives – Completed and Outstanding Performance Share Award Cycles.” These PSAs vested on March 30, 2020.

(4)	Twenty-five percent of the Service-Vesting Promotional RSUs granted to each of Ms. Horowitz and Ms. Crevoiserat vested on each of March 21, 2018 and March 21, 2019. The remaining 50% of the Service-Vesting Promotional RSUs granted to Ms. Horowitz vested on March 30, 2020 pursuant to the terms of the related award agreement. Due to Ms. Crevoiserat’s separation from service with the Company, the remaining 50% of the Service-Based Promotional RSUs granted to Ms. Crevoiserat vested, pursuant to the terms of the related award agreement, at a pro-rated amount of 23.6% (15,461 shares of Common Stock) on March 30, 2020.

(5)	Each of these RSU awards vests in four equal annual installments beginning on the first anniversary of the grant date, contingent upon the Company’s achievement of positive EBIT at the end of the fiscal year immediately preceding the date that the tranche vests. The NEO has the opportunity to earn back one or more installments of this award if the cumulative performance hurdles are met in a subsequent year, subject to the NEO’s continued employment with the Company.

(6)	The Performance-Vesting Promotional RSUs granted to Ms. Horowitz are to be earned depending on the level of achievement with respect to the performance goal based on cumulative comparable store sales for the three-fiscal year period comprised of Fiscal 2017, Fiscal 2018 and Fiscal 2019. On March 24, 2020, the Compensation and Organization Committee certified the level of achievement of the performance goal at 100% and based thereon, Performance-Vesting Promotional RSUs covering 174,978 shares of Common Stock were earned by Ms. Horowitz.

(7)	The Performance-Vesting Promotional RSUs granted to Ms. Crevoiserat were ferfeited upon her separation from service with the Company.

(8)	The number shown assumes that the PSAs granted for the Fiscal 2018 to Fiscal 2020 performance period will be earned at the target numbers based on the Company achieving the target metrics for Relative TSR and Average ROIC.

(9)	Each of these RSU awards vests in four equal annual installments beginning on the first anniversary of the grant date, subject to the NEO’s continued employment with the Company.

(10)	The number shown assumes that the PSAs granted for the Fiscal 2019 to Fiscal 2021 performance period will be earned at the target number based on the Company achieving the target metrics for Net Sales CAGR, Average ROIC and Relative TSR. See the “Estimated Future Payouts under Equity Incentive Plan Awards” columns of the “Fiscal 2019 Grants of Plan-Based Awards” table on page 49 of this Proxy Statement for the threshold, target and maximum numbers of PSAs that can be earned.

(11)	Each of these RSU awards vests in four equal annual installments beginning on the first anniversary of the grant date, contingent upon the Company achieving at least $1.00 of GAAP net income at the end of the fiscal year immediately preceding the date that the tranche vests. The NEO has the opportunity to earn back one or more installments of the awards if the cumulative performance hurdles are met in a subsequent year, subject to the NEO’s continued employment with the Company.

(12)	Each of these RSU awards vests in four equal installments beginning on the first anniversary of the grant date, subject to the NEO’s continued employment with the Company.

Restricted Stock Units Vested and Performance Share Awards Earned

The following table provides information regarding the gross number of shares received and the aggregate dollar value realized by the NEOs in connection with the vesting of RSUs during Fiscal 2019. The earning of PSAs granted for the Fiscal 2017 to Fiscal 2019 performance period appears in the “Outstanding Equity Awards at Fiscal 2019 Year-End” table on page 51 of this Proxy Statement as those awards did not vest until March 30, 2020. No stock options or SARs were exercised by any of the NEOs during Fiscal 2019.

Fiscal 2019 Restricted Stock Units Vested

	Stock Awards
Name	Number of RSU Shares Acquired on Vesting/Being Earned(1)	Value Realized on Vesting/ Being Earned(2)(3)
Fran Horowitz	136,326	$3,505,238
Scott Lipesky	7,714	$161,320
Kristin Scott	35,665	$821,712
Gregory J. Henchel	2,335	$39,228
John M. Gabrielli	15,942	$414,501
Joanne C. Crevoiserat	77,726	$1,966,738

(1)	The number of RSU shares shown reflects the gross number of shares received upon the vesting of RSUs during Fiscal 2019. The number of shares earned in connection with the Fiscal 2017 to Fiscal 2019 PSAs (which include the 2017 Promotional Awards to Ms. Horowitz) appear in the “Outstanding Equity Awards at Fiscal 2019 Year-End” table on page 51 of this Proxy Statement as those awards did not vest until March 30, 2020.

(2)	Value realized on the vesting of RSU awards is calculated by multiplying the number of shares of the Company’s Common Stock underlying the vested portion of each RSU award by the closing price of a share of Common Stock on the vesting date. The number of shares actually received by the NEOs on the vesting of RSU awards was reduced in each case by the withholding of shares to pay income taxes associated with the value realized on the vesting of the RSU awards, with the net number of shares received by each of the NEOs as follow:

NEO	Net Shares Received on Vesting
Fran Horowitz	77,575
Scott Lipesky	5,410
Kristin Scott	19,668
Gregory J. Henchel	1,638
John M. Gabrielli	11,158
Joanne C. Crevoiserat	44,744

(3)	The PSAs granted for the Fiscal 2016 – Fiscal 2018 performance period were settled during Fiscal 2019 and the terms of the earning of the PSAs were reflected in the Proxy Statement for the 2019 Annual Meeting. The gross value realized upon vesting of the Fiscal 2016 to Fiscal 2018 PSAs for each NEO was: $148,545 for Ms. Horowitz, $90,948 for Ms. Scott, $21,228 for Mr. Gabrielli, $74,285 for Ms. Crevoiserat and $0 for Messrs. Lipesky and Henchel.

Nonqualified Deferred Compensation

The Company maintains the Nonqualified Savings and Supplemental Retirement Plan for associates, with participants generally at management levels and above, including the NEOs. The Nonqualified Savings and Supplemental Retirement Plan allows a participant to defer up to 75% of base salary each year and up to 75% of cash payouts to be received by the participant under the Company’s Short-Term Cash Incentive Plan. Previously, the Company matched the first 3% of participants’ deferrals on a dollar-for-dollar basis but will no longer provide such match for base salary contributions following Fiscal 2019 or for bonus contributions following those for the Fiscal 2019 annual incentive compensation. However, for eligible associates who most recently began participation prior to January 1, 2014, if the participant has made the maximum pre-tax deferrals permitted under the Company’s 401(k) Plan, which was $19,000 in calendar 2019, the Company will make an additional matching contribution equal to 3% of the amount by which the participant’s base salary and cash payouts to be received under the Company’s Short-Term Cash Incentive Plan (after reduction by the participant’s deferral) exceed the annual maximum compensation limits imposed on the Company’s 401(k) Plan (the “IRS Compensation Limit”), which was $280,000 in calendar 2019. Further, also for eligible associates who most recently began participation prior to January 1, 2014, if the participant defers at least 3% of base salary to the Nonqualified Savings and Supplemental Retirement Plan, the Company will make a matching contribution equal to 3% of the dollar amount the participant has deferred to the Nonqualified Savings and Supplemental Retirement Plan for the plan year. These additional matching contributions are not available for associates who most recently commenced participation on or after January 1, 2014. Mr. Gabrielli is the only NEO who began participation in the Nonqualified Savings and Supplemental Retirement Plan prior to January 1, 2014.

The Nonqualified Savings and Supplemental Retirement Plan allows for a variable earnings rate on participant account balances as determined by the committee which administers the Nonqualified Savings and Supplemental Retirement Plan. The earnings rate for all account balances was fixed at 4% per annum for Fiscal 2019. Participants are 100% vested in their deferred contributions, and earnings on those contributions, at all times. Participants who most recently began participation prior to January 1, 2014 become vested in Company bi-weekly matching contributions and earnings on those matching contributions ratably over a five-year period from date of hire. Participants who most recently began participation on or after January 1, 2014 become vested in Company bi-weekly matching contributions and earnings on those matching contributions after five years of service (i.e., there is a five-year cliff vesting period).

The following table provides information regarding the participation by the NEOs in the portion of the Nonqualified Savings and Supplemental Retirement Plan providing for participant deferral contributions and Company matching contributions for Fiscal 2019.

Nonqualified Deferred Compensation for Fiscal 2019

Name	Executive Contributions in Fiscal 2019	Company Contributions in Fiscal 2019	Aggregate Earnings in Fiscal 2019	Aggregate Withdrawals/ Distributions	Aggregate Balance as of February 1, 2020
Fran Horowitz	$39,000	$36,000	$14,523	$0	$399,784
Scott Lipesky	$32,587	$28,397	$3,124	$0	$103,590
Kristin Scott	$56,566	$45,318	$10,417	$0	$294,724
Gregory J. Henchel	$0	$0	$0	$0	$0
John M. Gabrielli	$67,058	$45,362	$33,257	$0	$875,248
Joanne C. Crevoiserat	$121,720	$11,063	$88,157	$0	$2,235,671

Payouts under the Nonqualified Savings and Supplemental Retirement Plan are based on the participant’s election at the time of deferral and may be made in a single lump sum or in annual installments over a five-year or ten-year period. If there is no distribution election on file, the payment will be made in ten annual installments. Regardless of the election on file, if the participant terminates employment with the Company before retirement, dies or becomes disabled, the benefit will be paid in a single lump sum. However, if the participant dies while receiving annual installments, the beneficiary will continue to receive the remaining installment payments. The committee which administers the Nonqualified Savings and Supplemental Retirement Plan may permit hardship withdrawals from a participant’s account under the Nonqualified Savings and Supplemental Retirement Plan in accordance with defined guidelines, including the IRS definition of an unforeseeable emergency.

Participants’ rights to receive their account balances from the Company are not secured or guaranteed. However, during the third quarter of Fiscal 2006, the Company established an irrevocable rabbi trust, the purpose of which is to be a source of funds to match respective funding obligations to participants in the Nonqualified Savings and Supplemental Retirement Plan and the Supplemental Executive Retirement Plan for the Company’s former Chief Executive Officer.

In the event of a change in control of the Company, the Company’s Board has the authority to terminate the Nonqualified Savings and Supplemental Retirement Plan and accelerate the payment of the aggregate balance of each participant’s account.

The Nonqualified Savings and Supplemental Retirement Plan is subject to requirements affecting deferred compensation under Section 409A of the Internal Revenue Code and is being administered in compliance with the applicable regulations under Section 409A.

Potential Payments Upon Termination or Change of Control

The following tables describe: (i) the approximate payments that would have been made to the current NEOs pursuant to agreements, plans or individual award agreements in effect on February 1, 2020, the last day of Fiscal 2019, in the event of the termination of employment of these NEOs under the circumstances described below, assuming such termination took place on February 1, 2020; and (ii) the approximate payments that have been and will be made to Joanne Crevoiserat as a result of her separation from service as an associate of the Company. The table captioned “Outstanding Equity Awards at Fiscal 2019 Year-End” beginning on page 51 of this Proxy Statement contains more information regarding the vested SARs held by the NEOs as of the end of Fiscal 2019.

Executive Severance Agreements

On May 10, 2017, A&F Management, executed and entered into the May 2017 Agreements with each of Fran Horowitz, Kristin Scott, Joanne C. Crevoiserat and John Gabrielli. In anticipation of his rejoining the Company, effective as of September 7, 2017, A&F Management executed and entered into the Lipesky Agreement with Scott Lipesky. In anticipation of his joining the Company, effective as of September 13, 2018, A&F Management executed and entered into the Henchel Agreement with Gregory J. Henchel.

The Executive Agreements have an initial two-year term, followed by automatic renewal on an annual basis, unless otherwise determined by the Company or the NEO by providing notice to the contrary at least 90 days prior to the date on which the additional term would have automatically begun. However, if a change of control (as defined in the Executive Agreements) occurs during the original term or an additional term, the term of the Executive Agreements will extend until the later of the expiration of the original term or the additional term, as applicable, or the 18-month anniversary of such change in control.

The Executive Agreements impose various restrictive covenants on the NEOs, including non-competition, non-solicitation, non-disparagement and confidentiality covenants. The non-competition covenant prohibits the NEOs from engaging in certain activities with identified competitors of the Company during their employment and for a period of 12 months after the termination of their employment. The non-solicitation covenant prohibits the NEOs from engaging in certain solicitation activities during their employment and for a period of 24 months after the termination of their employment.

The discussion of the terms of the Executive Agreements which follows does not include Ms. Crevoiserat. The consequences of Ms. Crevoiserat’s separation from service as an associate of the Company are discussed separately under the section captioned “COMPENSATION DISCUSSION AND ANALYSIS — Executive Severance Agreements and Change-in-Control Benefits -- Crevoiserat Separation from Service” beginning on page 44 of this Proxy Statement.

If the employment of an NEO terminates during the term of the NEO’s Executive Agreement, the Company will, in all cases, pay to the NEO all accrued but unpaid compensation earned by the NEO through the date of the NEO’s termination.

If the employment of an NEO is terminated by the Company without “cause” (as defined in the Executive Agreements) or by the NEO for “good reason” (as defined in the Executive Agreements) during the term (other than during the three months prior to, or the 18 months following, a change of control of the Company) and the NEO executes a release of claims acceptable to the Company:

●	The Company will continue to pay the NEO’s base salary in bi-weekly installments for 18 months following the termination date;

●	The Company will pay the NEO, at the time specified in the NEO’s Executive Agreement, a pro-rated portion of the NEO’s bonus under the short-term cash bonus plan of the Company in which the NEO would have been eligible to participate in the year of the NEO’s termination date, based on actual performance during the applicable bonus period and the number of days in such bonus period that would have elapsed prior to the termination date;

●	The Company will reimburse the NEO during the 18 months following the termination date for 100% of the monthly premium costs of continuation coverage under COBRA, subject to the NEO’s election of such coverage and satisfaction of the additional eligibility requirements set forth in the NEO’s Executive Agreement; and

●	The outstanding equity awards held by the NEO will vest (if at all) in accordance with the terms of the NEO’s award agreements.

If the employment of an NEO is terminated by the Company without cause (other than as a result of the NEO’s death or disability) or by the NEO for good reason during the three months prior to, or the 18 months following, a change of control of the Company and the NEO executes a release of claims acceptable to the Company:

●	In the case of Ms. Horowitz, the Company will continue to pay her base salary in bi-weekly installments for 18 months following the termination date;

●	In the case of Mr. Lipesky, Ms. Scott, Mr. Henchel and Mr. Gabrielli, the Company will pay them, at the time specified in their respective Executive Agreements, a lump-sum amount equal to 18 months of their respective base salaries;

●	The Company will pay the NEO, at the time specified in the NEO’s Executive Agreement, a lump-sum payment in an amount equal to 1.5 times the NEO’s target bonus opportunity under the Company’s short-term cash bonus plan in which the NEO would have been entitled to participate in respect of the Company’s fiscal year in which the termination date occurred;

●	The Company will reimburse the NEO during the 18 months following the termination date for 100% of the monthly premium costs of continuation coverage under COBRA, subject to the NEO’s election of such coverage and satisfaction of the additional eligibility requirements set forth in the NEO’s Executive Agreement; and

●	The outstanding equity awards held by the NEO will vest (if at all) in accordance with the terms of the NEO’s award agreements.

In the case of Ms. Horowitz, these change of control benefits will be provided in lieu of the amounts payable under her offer letter with respect to a “Change of Control.”

If the employment of an NEO is terminated by reason of the NEO’s disability, the NEO will be entitled to receive any benefits available under the Company’s long-term disability plan (if any). If the employment of an NEO is terminated by the Company for cause, by the NEO without good reason or by reason of the NEO’s death or disability, the outstanding equity awards held by the NEO would vest (if at all) in accordance with the terms of the NEO’s award agreements.

2017 Promotional Award to Ms. Horowitz

The Performance-Vesting Promotional RSUs and the final tranche of the Service-Vesting Promotional RSUs underlying the 2017 Promotional Award to Ms. Horowitz were outstanding as of February 1, 2020, but have since vested.

Upon a resignation or a termination by the Company for cause as of February 1, 2020, the unvested portion of the 2017 Promotional Award would have been forfeited. Upon termination by the Company without cause as of February 1, 2020, the Performance-Vesting Promotional RSUs would have been forfeited, and the Service-Vesting Promotional RSUs would have vested pro-rata for time served, but with consideration for the back-loaded vesting schedule.

Upon a change in control (as that term is defined in the 2016 Associates LTIP), a double trigger involving an involuntary termination of employment was required for accelerated vesting of the 2017 Promotional Award. In such event, (i) vesting of the Service-Vesting Promotional RSUs would have been accelerated at the level associated with the next tranche due to vest and (ii) the applicable performance conditions would have been waived for the Performance-Vesting Promotional RSUs and vesting would have been accelerated such that the portion of Performance-Vesting Promotional RSUs vested would have been equal to the portion of Service-Vesting Promotional RSUs vested. By way of explanation, if a change in control were to occur between the second anniversary and the third anniversary of the grant date of the Service-Vesting Promotional RSUs and the employment of Ms. Horowitz had been involuntarily terminated at that time, (i) the next 50% of the Service-Vesting Promotional RSUs originally granted to her would have vested and (ii) a total of 100% of the Performance-Vesting Promotional RSUs originally granted to her would have vested.

Other Arrangements

If the employment of an NEO is terminated by reason of the NEO’s disability, the NEO will be entitled to receive any benefits available under the Company’s long-term disability plan (if any). If the employment of an NEO is terminated by the Company for cause, by the NEO without good reason, or by reason of the NEO’s death or disability, the outstanding equity awards held by the NEO will vest (if at all) in accordance with the terms of the NEO’s award agreements. Our typical treatment of unvested equity awards upon various termination scenarios is captured in the table below (although individual equity awards may be subject to different treatment under their respective award agreements):

Award Type	Voluntary Termination	Involuntary Termination (Without Cause)	Death/ Disability	For Good Reason	Change of Control / Double-Trigger
PSAs	Forfeited	Pro-Rated	Accelerated	Forfeited	Pro-Rated(1)
RSUs	Forfeited	Forfeited	Accelerated	Forfeited	Accelerated(2)
SARs	Forfeited	Forfeited	Accelerated	Forfeited	Accelerated(2)

(1)	In the case of a “double-trigger” event, within three months prior to or 18 months after a change of control (excluding voluntary resignation, retirement and termination due to death or disability), outstanding PSAs with respect to which more than 50% of the performance period has elapsed as of the date of the change of control would be paid, on a pro-rated basis, based on the performance achieved through a date occurring within three months of the change of control, as determined by our Compensation and Organization Committee prior to the change of control. Outstanding PSAs with respect to which less than 50% of the performance period has elapsed as of the date of the change of control would be paid, on a pro-rated basis, at the target level of achievement.

(2)	In the case of a “double-trigger” event, defined as an involuntary termination of employment without cause, within three months prior to or 18 months after a change of control (excluding voluntary resignation, retirement and termination due to death or disability), in addition to the benefits under the plans mentioned in the paragraph following this table, the vesting of outstanding SARs and RSUs held by the NEO would accelerate.

Each NEO will receive the value of the NEO’s accrued benefits under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan in the event of any termination of employment (e.g., death, disability, termination by the Company with or without cause, or voluntary termination by the NEO).

The following table describes the approximate payments that would have been made to the current NEOs pursuant to agreements, plans or individual award agreements in effect on February 1, 2020, the last day of Fiscal 2019, in the event of the termination of employment of these NEOs under the circumstances described below, assuming such termination took place on February 1, 2020. The table captioned “Outstanding Equity Awards at Fiscal 2019 Year-End” beginning on page 51 of this Proxy Statement contains more information regarding the vested SARs held by the NEOs as of the end of Fiscal 2019.

	Voluntary Termination	Involuntary Termination (Without Cause)		Death (1) / Disability (2)		For Good Reason		Change of Control / Double-Trigger
Fran Horowitz
Cash Severance (3)		$3,334,500				$3,334,500		$4,875,000	(4)
Benefits Continuation (5)		$43,201				$43,201		$43,201
Equity Value		$2,547,034	(7)	$15,581,935	(6)	$715,668	(8)	$12,885,311	(9)
Retirement Plan Value (10)	$602,542	$602,542		$602,542		$602,542		$602,542
Total	$602,542	$6,527,277		$16,184,477		$4,695,911		$18,406,054
Scott Lipesky
Cash Severance (3)		$1,339,832				$1,339,832		$1,755,000	(4)
Benefits Continuation (5)		$27,774				$27,774		$27,774
Equity Value		$302,507	(7)	$1,223,139	(6)			$878,199	(9)
Retirement Plan Value (10)	$211,781	$211,781		$211,781		$211,781		$211,781
Total	$211,781	$1,881,894		$1,434,920		$1,579,387		$2,872,754
Kristin Scott
Cash Severance (3)		$2,044,250				$2,044,250		$2,775,000	(4)
Benefits Continuation		$35,827				$35,827		$35,827
Equity Value		$849,717	(7)	$4,902,519	(6)			$3,896,603	(9)
Retirement Plan Value (10)	$228,692	$228,692		$374,985		$228,692		$374,985
Total	$228,692	$3,158,486		$5,277,504		$2,308,769		$7,082,415
Gregory J. Henchel
Cash Severance (3)		$1,077,174				$1,077,174		$1,380,000	(4)
Benefits Continuation		$17,316				$17,316		$17,316
Equity Value				$114,602	(6)			$308,293	(9)
Retirement Plan Value (10)
Total		$1,094,490		$114,602		$1,094,490		$1,705,609
John M. Gabrielli
Cash Severance (3)		$1,219,500				$1,219,500		$1,575,000	(4)
Benefits Continuation		$34,510				$34,510		$34,510
Equity Value				$ 1,641,906 (6)				$1,361,523	(9)
Retirement Plan Value (10)	$1,665,179	$1,665,179		$1,665,179		$1,665,179		$1,665,179
Total	$1,665,179	$2,919,189		$3,307,085		$2,919,189		$4,636,212

(1)	Although not shown in the above table, the NEOs listed participate in the Company’s life insurance plan which is generally available to all salaried associates. The plan pays out a multiple of base salary up to a maximum of $2,000,000. Under the provisions of the life insurance plan, if an NEO passed away, the NEO’s beneficiaries would receive $2,000,000. In addition, the Company maintains an accidental death and dismemberment plan for all salaried associates. If an NEO’s death were accidental as defined by the plan, the NEO’s beneficiaries would receive an additional $2,000,000.

(2)	Although not shown in the above table, the NEOs listed also participate in the Company’s Long-Term Disability Plan, which is generally available to all full-time associates, and the Executive Long-Term Disability Plan, which is generally available to all salaried associates whose annual base salary is more than $200,000. The Company’s Long-Term Disability Plan and the Executive Long-Term Disability Plan would together pay an annual benefit of $330,000 for each of Ms. Horowitz and Ms. Scott and $240,000 for the remaining NEOs for the duration of the disability period.

(3)

Under her or his Executive Agreement, if the employment of an NEO listed in the table above is terminated by the Company without cause or by an NEO for good reason, subject to the NEO executing a Release, the Company would be required to continue the NEO’s base salary for a period of 18 months. The Company would also be required to pay the NEO a pro-rated portion of the NEO’s annual cash incentive opportunity under the Short-Term Cash Incentive Plan based on actual performance in the year of termination, subject to the discretion of our Compensation and Organization Committee.
(4)	Under her or his Executive Agreement, if the employment of an NEO listed in the table above is terminated by the Company without cause or by an NEO for good reason, during the three months prior to, or the 18 months following, a change of control, subject to the NEO executing a Release, the Company would be required, with respect to each NEO listed other than Ms. Horowitz, to pay the NEO a lump-sum payment equal to 18 months of the NEO’s base salary or, in the case of Ms. Horowitz, to continue to pay her base salary in bi-weekly installments for 18 months following the termination date. The Company would also be required to pay the NEO a lump-sum payment equal to 1.5 times the NEO’s target annual cash incentive opportunity under the Short-Term Cash Incentive Plan.
(5)	Under her or his Executive Agreement, the Company would be required to continue an NEO’s medical, dental and other associate welfare benefits for a time period of 18 months, subject to the NEO’s election of such coverage and the additional eligibility requirements set forth in the NEO’s Executive Agreement.

(6)	The value of equity holdings relates to unvested RSUs, unearned PSAs and unvested SARs at February 1, 2020 and is calculated as the sum of: (a) the product of (i) the number of unvested RSUs multiplied by (ii) $16.36 (the market price of the Company’s Common Stock as of January 31, 2020 (the last business day of Fiscal 2019)) plus (b) the product of (i) the number of unearned target PSAs multiplied by (ii) $16.36 (the market price of the Company’s Common Stock as of January 31, 2020 (the last business day of Fiscal 2019)).

(7)	The value of equity holdings relates to unearned PSAs and unvested Service-Vesting Promotional RSUs at February 1, 2020 and is calculated as the product of: (a) the number of pro-rated unearned target PSAs multiplied by (b) $16.36 (the market price of the Company’s Common Stock as of January 31, 2020 (the last business day of Fiscal 2019)).

(8)	The value of equity holdings relates to unvested Service-Vesting Promotional RSUs at February 1, 2020 and is calculated as the product of: (a) the number of unvested Service-Vested Promotional RSUs in the next vesting tranche multiplied by (b) a fraction where the numerator is the number of days that have elapsed since the most recent vesting date and the denominator is the product of (i) 365 multiplied by (ii) $16.36 (the market price of the Company’s Common Stock as of January 31, 2020 (the last business day of Fiscal 2019)).

(9)	The value of equity holdings relates to unvested RSUs, unearned PSAs and unvested SARs at February 1, 2020 and is calculated as the sum of: (a) the product of (i) the number of unvested RSUs multiplied by (ii) $16.36 (the market price of the Company’s Common Stock as of January 31, 2020 (the last business day of Fiscal 2019)) plus (b) the product of (i) the number of pro-rated unearned target PSAs multiplied by (ii) $16.36 (the market price of the Company’s Common Stock as of January 31, 2020 (the last business day of Fiscal 2019)).

(10)	Represents the present value of the vested accumulated retirement benefits under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan.

The following table details payments due to Joanne C. Crevoiserat as a result of the elimination of the Chief Operating Officer position in Fiscal 2019.

Joanne C. Crevoiserat	Payments Due to Separation from Service
Cash Severance (1)	$3,826,552
Equity Value (2)	$307,920
Retirement Plan Value (3)	$339,959
Total(4)	$4,474,431

(1)	Under her Executive Agreement, as amended by the Crevoiserat Separation Agreement, the Company is required to continue her base salary for a period of 18 months after June 15, 2019. The Company is also required to pay Ms. Crevoiserat a pro-rata portion of her annual cash incentive opportunity under the Short-Term Cash Incentive Plan, based on actual performance in Fiscal 2019, subject to the discretion of our Compensation and Organization Committee. In addition, the Crevoiserat Separation Agreement required the Company to pay Ms. Crevoiserat a lump-sum cash payment in the amount of $2,500,000 upon the execution of the Release.

(2)	Represents the value of Ms. Crevoiserat’s equity holdings and relates to unearned PSAs at February 1, 2020. This is the sum of the number of pro-rated unearned target PSAs multiplied by $16.36 (the market price of the Company’s Common Stock as of January 31, 2020 (the last business day of Fiscal 2019)).

(3)	Represents the present value of the vested accumulated retirement benefits under the Company’s 401(k) Plan and the Company’s Nonqualified Savings and Supplemental Retirement Plan.

(4)	Total amount does not include $29,912 representing the continuation of Ms. Crevoiserat’s medical, dental and other associate welfare benefits for a period of 18 months after June 15, 2019 under the terms of her Executive Agreement, as amended by the Crevoiserat Separation Agreement, because, after commencing other employment, Ms. Crevoiserat was no longer eligible to receive such coverage.

CEO Pay Ratio

The following information about the relationship between the compensation of our associates and the compensation of Ms. Horowitz, our Chief Executive Officer, is provided in compliance with the requirements of Item 402(u) of SEC Regulation S-K (“Item 402(u)”). In Fiscal 2019, the estimated median of the annual total compensation of our associates, excluding Ms. Horowitz, was $1,954.

In identifying the median of the annual total compensation of all our associates, we used the following methodology, which was identical to the steps we took in Fiscal 2017 and Fiscal 2018. We determined that, as of November 3, 2019, the first day of our fourth fiscal quarter, our associate population was equal to 46,613 individuals. This number includes all the individuals determined to be associates for federal income tax purposes, whether full-time, part-time, or temporary as of that date.

Next, we identified the associate receiving the median amount of compensation in our associate population. To do this, we compared the amount of wages and other compensation received by each associate, other than Ms. Horowitz, as reflected in our payroll records and reported to the applicable taxing authority in each country from which we operate, for the calendar year ended December 31, 2019. Compensation values were not annualized for mid-year hires, as we do not use a “standard hour” staffing model in many of our operating jurisdictions. Compensation values for our foreign associates were converted to United States dollars by using the foreign currency exchange rate on December 31, 2019. The median associate we identified for Fiscal 2019 was a different associate from the one identified for Fiscal 2018. As required by Item 402(u), we measured our median associate’s annual total compensation for Fiscal 2019 by adding together the same elements of compensation that are included in Ms. Horowitz’s total Fiscal 2019 compensation, as reported in the “Fiscal 2019 Summary Compensation Table” (beginning on page 48 of this Proxy Statement). Ms. Horowitz’s total compensation for Fiscal 2019, as reported in the “Fiscal 2019 Summary Compensation Table”, was $8,389,027.

The resulting estimated ratio of the annual total compensation of Ms. Horowitz to the median of the annual total compensation of all associates (other than Ms. Horowitz) was 4,293 to 1, which was calculated in a manner consistent with Item 402(u). As additional context, the magnitude of our ratio is influenced by our store staffing model which relies on a significant number of part-time, temporary, and seasonal associates. This approach to store staffing provides flexible, entry-level employment opportunities to students — many of whom are among our core customer demographic — that can become the foundation for a career at A&F. As a result, we maintain a “promote from within” mentality, and we provide opportunities for students to shape themselves into top candidates and potential future leaders of the Company. Students and young professionals who are motivated, creative and strategic are natural leaders to drive results in our team-based culture. For reference, our median associate is a part-time associate and full-time student who worked for, on average, seven hours a week for a period of six months.

Further, other public companies will use methods and assumptions that differ from those we have chosen, but that are appropriate for their circumstances. Therefore, it may be difficult, for this and other reasons, to compare our reported pay ratio to pay ratios reported by other companies.

Ownership of Our Shares

The following table furnishes, with respect to each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company, the name and address of such beneficial owner, the number of shares of Common Stock reported as beneficially owned (as determined in accordance with Rule 13d-3 under the Exchange Act) by such beneficial owner in the most recent Schedule 13G or Schedule 13G/A filed with the SEC and the percentage such shares comprised of the outstanding shares of Common Stock of the Company as of March 23, 2020.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	9,757,430(2)	15.9%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	6,704,397(3)	10.9%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	5,463,874(4)	8.9%
Contrarius Investment Management Limited 2 Bond Street St. Helier, Jersey JE2 3NP Channels Islands(5)	5,090,451(5)	8.3%
Prentice Capital Management, LP 100 West Putnam Avenue-Slagle House Greenwich, CT 06830	3,349,872(6)	5.5%

(1)	The percent of class is based upon 61,430,238 shares of Common Stock outstanding on March 23, 2020.

(2)

Based on information contained in a Schedule 13G/A, dated February 3, 2020, and filed by BlackRock, Inc. with the SEC on February 4, 2020 to report beneficial ownership of shares of the Company’s Common Stock as of December 31, 2019, and, consequently, the beneficial ownership of BlackRock, Inc. may have changed prior to the printing of this Proxy Statement. In the Schedule 13G/A, BlackRock, Inc. reported that, through its subsidiaries (BlackRock Life Limited; BlackRock Advisors, LLC; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors (which was reported to beneficially own 5% or more of the outstanding shares of Common Stock); BlackRock

Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited; and BlackRock Advisors (UK) Limited), it is deemed to be the beneficial owner of 9,757,430 shares of Common Stock. BlackRock, Inc. reported sole voting power as to 9,578,288 shares of Common Stock and sole dispositive power as to 9,757,430 shares of Common Stock.
(3)	Based on information contained in a Schedule 13G/A, dated February 10, 2020, and filed by The Vanguard Group, Inc. with the SEC on February 12, 2020 (with an acceptance date of February 11, 2020) to report beneficial ownership of shares of the Company’s Common Stock as of December 31, 2019, and, consequently, the beneficial ownership of The Vanguard Group, Inc. may have changed prior to the printing of this Proxy Statement. In the Schedule 13G/A, The Vanguard Group, Inc. reported that it is deemed to be the beneficial owner of 6,704,397 shares of Common Stock. The Vanguard Group, Inc. reported sole voting power as to 61,917 shares of Common Stock, shared voting power as to 11,485 shares of Common Stock, sole dispositive power as to 6,640,929 shares of Common Stock and shared dispositive power as to 63,468 shares of Common Stock.

Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., was reported to be the beneficial owner of 51,983 shares of Common Stock (less than 1% of the shares outstanding on March 23, 2020) as a result of VFTC serving as investment manager of collective trust accounts.

Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., was reported to be the beneficial owner of 21,419 shares of Common Stock (less than 1% of the shares outstanding on March 23, 2020) as a result of VIA serving as investment manager of Australian investment offerings.

(4)	Based on information contained in a Schedule 13G/A, dated February 12, 2020, and filed by Dimensional Fund Advisors LP, a registered investment adviser, with the SEC on that same date to report beneficial ownership of shares of the Company’s Common Stock as of December 31, 2019, and, consequently, the beneficial ownership of Dimensional Fund Advisors LP may have changed prior to the filing of this Proxy Statement. The Schedule 13G/A reported that Dimensional Fund Advisors LP had sole voting power as to 5,230,231 shares of Common Stock and sole dispositive power as to 5,463,874 shares of Common Stock, all of which shares of Common Stock were held in portfolios of four registered investment companies to which Dimensional Fund Advisors LP or one of its subsidiaries furnishes investment advice and of certain other commingled funds, group trusts and separate accounts for which Dimensional Fund Advisors LP or one of its subsidiaries serves as investment manager or sub-adviser. The shares of Common Stock reported were owned by the investment companies, commingled funds, group trusts and separate accounts and Dimensional Fund Advisors LP disclaimed beneficial ownership of the reported shares of Common Stock.

(5)	Based on information contained in a Schedule 13G, dated February 6, 2020, filed by Contrarius Investment Management Limited and Contrarius Investment Management (Bermuda) Limited (whose address is Waterloo House, 100 Pitts Bay Road, Pembroke HM 08 Bermuda) with the SEC on that same date to report beneficial ownership of shares of the Company’s Common Stock as of December 31, 2019, and, consequently, the beneficial ownership of Contrarius Investment Management Limited and Contrarius Investment Management (Bermuda) Limited may have changed prior to the filing of this Proxy Statement. The Schedule 13G reported that Contrarius Investment Management Limited and Contrarius Investment Management (Bermuda) Limited may be deemed to constitute a “group” for purposes of Section 13(d)(3) of the Exchange Act and that each has shared voting power as to 5,090,451 shares of Common Stock and shared dispositive power as to 5,090,451 shares of Common Stock.

(6)	Based on information contained in a Schedule 13G, dated March 19, 2020, filed by Prentice Capital Management, LP and Michael Zimmerman with the SEC on March 20, 2020 to report beneficial ownership of shares of the Company’s Common Stock as of March 10, 2020, and, consequently, the beneficial ownership of Prentice Capital Management, LP and Michael Zimmerman may have changed prior to the filing of this Proxy Statement. The Schedule 13G reported that Michael Zimmerman, as the managing member of certain entities that, directly or indirectly, serve as the general partner or investment manager of the investment fund and managed accounts that own the reported shares of Common Stock, may be deemed to control Prentice Capital Management, LP and the investment funds and managed accounts managed by Prentice Capital Management, LP and therefore may be deemed to be a beneficial owner of the reported shares of Common Stock. The Schedule 13G reported that each of Prentice Capital Management, LP and Michael Zimmerman has shared voting power as to 3,349,872 shares of Common Stock and shared dispositive power as to 3,349,872 shares of Common Stock and that each disclaims beneficial ownership of such shares of Common Stock, except to the extent of his or its pecuniary interest.

The following table furnishes the number of shares of Common Stock of the Company beneficially owned (as determined in accordance with Rule 13d-3 under the Exchange Act) by each of the current directors, by each of the director nominees, by each of the named executive officers, and by all of the current directors and executive officers as a group, as of March 23, 2020.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)	Percent of Class (3)
Kerrii B. Anderson	24,397	*
James B. Bachmann	65,962	*
Terry L. Burman	67,844	*
Felix Carbullido	7,523	*
Susie Coulter	--	*
Joanne C. Crevoiserat(4)	261,734	*
John M. Gabrielli	52,300	*
Sarah M. Gallagher(5)	35,874	*
James A. Goldman	--	*
Michael E. Greenlees(5)	11,349	*
Archie M. Griffin(5)	25,322	*
Gregory J. Henchel	4,444	*
Fran Horowitz	497,357	*
Scott Lipesky	21,368	*
Helen E. McCluskey	12,293	*
Charles R. Perrin(5)	61,141	*
Kristin Scott	109,666	*
Nigel Travis	15,210	*
Current directors and executive officers as a group (15 persons)	1,012,050	1.6%

*	Less than 1%.

(1)	Unless otherwise indicated, each individual has voting and dispositive power over the listed shares of Common Stock and such voting and dispositive power is exercised solely by the named individual or shared with a spouse.

Includes the following number of shares of Common Stock issuable by May 22, 2020 upon vesting of RSUs by May 22, 2020 or the exercise of outstanding in-the-money stock appreciation rights (“SARs”) which are currently exercisable or will become exercisable by May 22, 2020:

Name of Beneficial Owner	Aggregate Number of Shares of Common Stock Issuable(a)
Kerrii B. Anderson	9,849
James B. Bachmann	9,849
Terry L. Burman	16,415
Felix Carbullido	7,523
Joanne C. Crevoiserat	15,461
John M. Gabrielli	18,222
Sarah M. Gallagher	9,849
Michael E. Greenlees	9,849
Archie M. Griffin	9,849
Gregory J. Henchel	2,631
Fran Horowitz	202,763
Scott Lipesky	9,236
Helen E. McCluskey	9,849
Charles R. Perrin	9,849
Kristin Scott	42,787
Nigel Travis	9,849
Current directors and officers as a group	378,369

(a)	The Company has included for this purpose the gross number of shares of Common Stock deliverable upon the vesting of RSUs or the exercise of outstanding in-the-money SARs, but the actual number of shares received will be less as a result of the payment of applicable withholding taxes. The numbers reported do not include any unvested RSUs or any unvested in-the-money SARs held by directors or executive officers (other than those specified in this footnote).

(2)	The actual number of shares of Common Stock that would be acquired upon exercise of SARs will vary depending on the fair market value of the Company’s Common Stock at the time of exercise and the payment of applicable withholding taxes.

Not included in the table are shares underlying SARs which are currently exercisable or will become exercisable by May 22, 2020 but as to which the base price is greater than the $8.22 fair market value of a share of Common Stock at March 23, 2020:

The numbers reported do not include any unvested options or SARs held by executive officers (other than those specified in this footnote).

(3)	The percent of class is based upon the sum of 61,430,238 shares of Common Stock outstanding on March 23, 2020 and the number of shares of Common Stock, if any, as to which the named individual or group has the right to acquire beneficial ownership by May 22, 2020, either (i) through the vesting of RSUs or (ii) upon the exercise of SARs which are currently exercisable or will become exercisable by May 22, 2020, assuming the $8.22 fair market value of a share of Common Stock at March 23, 2020 and base prices of the SARs in excess of such fair market value (computed as net common shares to be received upon exercise of SARs in the same manner as in footnote (2) to this table).

(4)	Ms. Crevoiserat left the Company on June 15, 2019, after the elimination of the Chief Operating Officer position.

(5)	The “Amount and Nature of Beneficial Ownership” does not include the following number of shares of Common Stock credited to the bookkeeping accounts of the following directors under the Directors’ Deferred Compensation Plan or that will be credited to such bookkeeping accounts by May 22, 2020 as a result of the deferral of RSUs which are to vest by May 22, 2020: Ms. Anderson — 567 shares; Mr. Carbullido — 2,151 shares; Ms. Gallagher — 12,868 shares; Mr. Greenlees — 51,506 shares; Mr. Griffin — 77,192 shares; Mr. Perrin — 5,599 shares; and all current directors as a group — 149,883 shares. While the directors have an economic interest in these shares, each director’s only right with respect to his or her bookkeeping account (and the amounts allocated thereto) is to receive a distribution of the whole shares of Common Stock represented by the share equivalent credited to his or her bookkeeping account (plus cash representing the value of fractional shares) in accordance with the terms of the Directors’ Deferred Compensation Plan.

Delinquent Section 16(a) Reports

To the Company’s knowledge, based solely on a review of the forms and amendments thereto filed electronically with the SEC during Fiscal 2019 and written representations that no other forms were required, during Fiscal 2019, all directors, officers and beneficial owners of greater than 10% of the outstanding shares of Common Stock timely filed the reports required by Section 16(a) of the Exchange Act; with the exception of one Form 4 reporting one transaction for Kerrii B. Anderson, a director of the Company, that was filed late due to an administrative error.

Equity Compensation Plans

The Company has two primary share-based compensation plans: (i) the 2016 Long-Term Incentive Plan for Directors (the “2016 Directors LTIP”) (with 750,000 shares of the Company’s Common Stock currently authorized for issuance), under which the Company is authorized to grant stock options, SARs, restricted stock, RSUs and deferred stock awards to non-associate directors of the Company; and (ii) the 2016 Associates LTIP (with 9,100,000 shares of the Company’s Common Stock currently authorized for issuance), under which the Company is authorized to grant stock options, SARs, restricted stock, RSUs and PSAs to associates of the Company and its subsidiaries. The Company also has four other share-based compensation plans under which the Company granted stock options, SARs, RSUs and PSAs to associates of the Company and its subsidiaries and stock options and RSUs to non-associate directors of the Company in prior years: (i) the 1996 Stock Plan for Non-Associate Directors (1998 Restatement) (the “1998 Director Stock Plan”); (ii) the 2003 Stock Plan for Non-Associate Directors (the “2003 Director Stock Plan”); (iii) 2005 LTIP; and (iv) the 2007 LTIP. Since June 16, 2016, the Company has only issued awards under the 2016 Associates LTIP and the 2016 Directors LTIP.

Any shares of Common Stock distributable in respect of amounts deferred by non-associate directors under the Directors’ Deferred Compensation Plan will be distributed: (i) under the 2016 Directors LTIP in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts on and after June 16, 2016; (ii) under the 2005 LTIP in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts between August 1, 2005 and June 15, 2016; (iii) under the 2003 Director Stock Plan in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts between May 22, 2003 and July 31, 2005; and (iv) under the 1998 Director Stock Plan in respect of deferred compensation allocated to the non-associate directors’ bookkeeping accounts prior to May 22, 2003.

The following table summarizes equity compensation plan information for the 1998 Director Stock Plan, the 2005 LTIP, the 2007 LTIP, the 2016 Associates LTIP and the 2016 Directors LTIP, all stockholder-approved plans, as a group, and for the 2003 Director Stock Plan, a non-stockholder-approved plan, in each case as of February 1, 2020:

Plan Category	Number of Shares to be Issued Upon Exercise/Vesting of Outstanding Options, Restricted Stock Units, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in column (a)) (c)
Equity compensation plans approved by stockholders(1)	3,784,460	(3)	$40.06	(4)	5,087,529	(5)
Equity compensation plans not approved by stockholders(2)	2,552	(6)	$0.00	(7)	—	(8)
Total	3,787,012		$40.06		5,087,529
(1)	The 1998 Director Stock Plan was terminated as of May 22, 2003 in respect of future grants of options and issuances and distributions of shares of Common Stock other than issuances of shares of Common Stock upon the exercise of options granted under the 1998 Director Stock Plan which remained outstanding as of May 21, 2003 and issuances and distributions of shares of Common Stock in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts under the Directors’ Deferred Compensation Plan (and dividends applied to previous deferrals) as of May 21, 2003. As of February 1, 2020, no options granted under the 1998 Director Stock Plan remained outstanding. The 2005 LTIP was terminated as of June 15, 2015 in respect of future grants of awards and issuances and distributions of shares of Common Stock other than issuances of shares of Common Stock upon the exercise of options and SARs and the vesting of RSUs and PSAs granted under the 2005 LTIP which remained outstanding as of June 15, 2015 and issuances and distributions of shares of Common Stock in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts under the Directors’ Deferred Compensation Plan (and dividends applied to previous deferrals) as of June 15, 2016 and distributable in the form of shares of Common Stock. The 2007 LTIP was terminated as of June 16, 2016 in respect of future grants of awards and issuances and distributions of shares of Common Stock other than issuances of shares of Common Stock upon the exercise of options and SARs and the vesting of RSUs and PSAs granted under the 2007 LTIP which remained outstanding as of June 16, 2016.

(2)	The 2003 Director Stock Plan was terminated as of June 13, 2007 in respect of future grants of awards and issuances and distributions of shares of Common Stock other than: (a) issuances of shares of Common Stock upon the exercise of options or the vesting of stock units granted under the 2003 Director Stock Plan; and (b) issuances and distributions of shares of Common Stock in respect of deferred compensation allocated to non-associate directors’ bookkeeping accounts under the Directors’ Deferred Compensation Plan (and dividends applied to previous deferrals) as of July 31, 2005 and distributable in the form of shares of Common Stock. As of February 1, 2020, no options or stock units granted under the 2003 Director Stock Plan remained outstanding.

(3)	Represents the number of underlying shares of Common Stock associated with outstanding SARs, RSUs, PSAs and share equivalents under stockholder-approved plans and includes 2,489 share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan (and dividends applied to previous deferrals) and distributable in the form of shares of Common Stock under the 1998 Director Stock Plan, 364,233 SARs granted under the 2005 LTIP, 79,236 share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan (and dividends applied to previous deferrals) and distributable in the form of shares of Common Stock under the 2005 LTIP, 93,571 RSUs granted under the 2007 LTIP, 434,492 SARs granted under the 2007 LTIP, 1,480,530 RSUs granted under the 2016 Associates LTIP, 1,168,840 PSAs granted under the 2016 Associates LTIP (including 432,643 PSAs granted in Fiscal 2017 for the Fiscal 2017 -- Fiscal 2019 PSA cycle (the Relative TSR tranche of these PSAs was earned at 162% of target but not distributed as of February 1, 2020 and the Average ROIC tranche of these PSAs was earned at 128% of target but not distributed as of February 1, 2020)), 102,730 RSUs granted under the 2016 Directors LTIP and 60,330 share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan (and dividends applied to previous deferrals) and distributable in the form of shares of Common Stock under the 2016 Directors LTIP. Outstanding PSAs granted under the 2016 Associates LTIP reflect actual or target award amounts as of February 1, 2020. Of the PSAs that were outstanding as of February 1, 2020, a maximum of 2,136,480 PSAs can be earned under the 2016 Associates LTIP.

(4)	Represents the weighted-average exercise price of SARs outstanding under the 2005 LTIP, the 2007 LTIP and the 2016 Associates LTIP and the weighted-average price of share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan distributable in the form of shares of Common Stock under the 1998 Director Plan, the 2005 LTIP or the 2016 Directors LTIP. See note (3) above with respect to RSUs and PSAs granted under the 2005 LTIP, the 2007 LTIP, the 2016 Associates LTIP and the 2016 Directors LTIP. The weighted-average exercise price does not take these awards into account.

(5)	Represents the number of shares of Common Stock remaining available for future issuance under stockholder-approved equity compensation plans and is comprised of 4,814,691 shares of Common Stock remaining available under the 2016 Associates LTIP and 272,838 shares of Common Stock remaining available under the 2016 Directors LTIP. Under the 2016 Associates LTIP and the 2016 Directors LTIP, shares of Common Stock available for future issuance are reduced by the maximum number of PSAs which may be earned under each outstanding award.

Under the 2016 Associates LTIP and the 2016 Directors LTIP, shares of Common Stock available for future issuance are measured net of shares of Common Stock expected to be retained by the Company to cover tax withholdings upon vesting or exercise, which have been calculated using an estimated tax rate of 33%. On a net basis, as of February 1, 2020, there were 6,008,304 shares of Common Stock available for future issuance under the 2016 Associates LTIP and 272,838 shares of Common Stock available for future issuance under the 2016 Directors LTIP.

Except as described in footnote (3) to this table, no further shares of Common Stock may be issued or distributed under the 1998 Director Stock Plan, the 2005 LTIP or the 2007 LTIP.

(6)	Includes 2,552 outstanding share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan (and dividends applied to pervious deferrals) and distributable in the form of shares of Common Stock under the 2003 Director Stock Plan.

(7)	Represents the weighted-average price of share equivalents attributable to compensation deferred by non-associate directors participating in the Directors’ Deferred Compensation Plan distributable in the form of shares of Common Stock under the 2003 Director Stock Plan.

(8)	Except as described in footnote (6) to this table, no further shares of Common Stock may be issued or distributed under the 2003 Director Stock Plan.

Proposal 3 — Approval of an Amendment to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors to Authorize 150,000 Additional Shares

Background of the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors

The purpose of the 2016 Directors LTIP is to promote our long-term financial success and increase stockholder value by allowing the Company to: (i) recruit, retain and motivate our non-associate directors; (ii) provide such non-associate directors with equitable and competitive compensation packages; (iii) provide a mechanism for non-associate directors to increase their ownership position in the Company; and (iv) increase the alignment between the compensation program for non-associate directors and stockholder interests. The 2016 Directors LTIP serves these purposes by making equity-based awards available for grant to non-associate directors in the form of (i) nonqualified stock options to purchase shares of Common Stock (“NQSOs”), (ii) SARs, (iii) restricted shares of Common Stock (“Restricted Stock”), (iv) RSUs, and (v) deferred stock awards, in each case, together with related rights and interests therein.

The 2016 Directors LTIP includes a number of provisions that we believe reflect best practices and protect the interests of our stockholders. These provisions include:

●	No Discounted Options or SARs - NQSOs and SARs may not be granted with an exercise price less than the fair market value of our Common Stock on the date of grant.

●	No Repricing Without Stockholder Approval - At any time when the exercise price of an NQSO or an SAR is above the market price of our Common Stock, we cannot, without stockholder approval, “reprice” such NQSO or SAR by reducing the exercise price or exchanging such NQSO or SAR for cash or other awards (including a new NQSO or SAR) at a reduced exercise price.

●	Minimum Vesting Requirements - All Restricted Stock and RSUs must meet minimum vesting requirements. Restricted Stock or RSUs that are not performance-based may vest no sooner than the earlier of (i) the first anniversary of the grant date or (ii) the date of the next regularly scheduled annual meeting of stockholders held after the grant date. In each case, however, vesting may occur earlier in the event of a non-associate director’s death or total disability or termination of a non-associate director’s service in connection with a change of control of the Company.

●	No Annual “Evergreen” Provision - The 2016 Directors LTIP provides a specific maximum share limitation and does not provide for an annual, automatic increase in the number of shares of Common Stock available for future awards.

●	Annual Limit on Awards to Participants - Participants under the 2016 Directors LTIP are subject to an annual limitation on the value of awards that may be granted to them.

Certain milestones of the 2016 Directors LTIP are as follows:

●	On April 4, 2016, the Board unanimously adopted, subject to approval by our stockholders, the 2016 Directors LTIP. At the 2016 Annual Meeting, our stockholders approved the 2016 Directors LTIP, as proposed, including approval of a reserve of 350,000 shares of Common Stock available for the grant of awards under the 2016 Directors LTIP

●	On April 3, 2017, the Board unanimously adopted, subject to approval by our stockholders, an amendment to the 2016 Directors LTIP which would authorize 400,000 additional shares of Common Stock. At the 2017 Annual Meeting, our stockholders approved the proposed amendment.

If the proposed amendment to authorize an additional 150,000 shares is approved by our stockholders at the Annual Meeting, there will be 900,000 shares of Common Stock available for the grant of awards under the 2016 Directors LTIP, which may consist of: (i) treasury shares; (ii) authorized but unissued shares of Common Stock not reserved for any other purpose; or (iii) shares of Common Stock purchased by us in the open market for such purpose.

Reasons to Approve the Amendment to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors

Additional shares of Common Stock are needed under the 2016 Directors LTIP to continue to make grants to the Company’s non-associate directors consistent with historic grant practices. On March 28, 2020, based upon the recommendation of our Compensation and Organization Committee, the Board unanimously adopted, subject to approval by our stockholders, an amendment to the 2016 Directors LTIP which would authorize additional shares of Common Stock for delivery in connection with awards under the 2016 Directors LTIP.

No changes to the 2016 Directors LTIP are proposed for consideration by our stockholders at the Annual Meeting other than the increase in the authorized number of shares of Common Stock by 150,000 additional shares of Common Stock.

As of March 30, 2020, shares of Common Stock which may be delivered under all six of the Company’s equity compensation plans, including (i) the 1998 Director Stock Plan; (ii) the 2003 Director Stock Plan; (iii) the 2005 LTIP; (iv) the 2007 LTIP; (v) the 2016 Directors LTIP; and (vi) the 2016 Associates LTIP, are shown below:

Use Of Shares Which May Be Delivered Under All Equity Compensation Plans	Number of Shares as of March 30, 2020
Total outstanding SARs, with a weighted-average exercise price of $38.84 per share and a weighted-average remaining term of 2.86 years — SARs are held solely by associates	634,250
Total unvested RSAs and PSAs, reflecting the maximum number of shares which may be earned under each award — performance-based PSAs are held solely by associates	3,703,155
Total shares available for future grants under the 2016 Directors LTIP	272,838
Total shares available for future grants under the 2016 Associates LTIP	4,001,297

For information on the Company’s three-year average burn rate, see page 73 of this Proxy Statement in the section captioned “PROPOSAL 4 — APPROVAL OF AN AMENDMENT TO THE ABERCROMBIE & FITCH CO. 2016 LONG-TERM INCENTIVE PLAN FOR ASSOCIATES TO AUTHORIZE 150,000 ADDITIONAL SHARES.”

Summary of the 2016 Directors LTIP, as Proposed to be Amended

The material features of the 2016 Directors LTIP, as it is proposed to be amended, are summarized below. This summary is qualified in its entirety by reference to the complete text of the 2016 Directors LTIP, as it is proposed to be amended, which is attached to this Proxy Statement as Appendix A.

Administration

The Compensation and Organization Committee administers the 2016 Directors LTIP. The full Board may also participate in the administration of the 2016 Directors LTIP except to the extent limited under Section 303A.05 of the NYSE Listed Company Manual. References in this Proposal to the Compensation and Organization Committee also include the Board, where appropriate.

In its capacity as plan administrator, the Compensation and Organization Committee determines which participants are granted awards, the type of each award granted and the terms and conditions of each award. The Compensation and Organization Committee also has full power and authority to: (i) establish, amend and rescind rules and regulations relating to the 2016 Directors LTIP; (ii) interpret the 2016 Directors LTIP and all related award agreements; and (iii) make any other determinations that the Compensation and Organization Committee deems necessary or desirable for the administration of the 2016 Directors LTIP. Any action taken by the Compensation and Organization Committee is final, binding and conclusive on all persons interested in the 2016 Directors LTIP.

The 2016 Directors LTIP specifies the conditions under which the Compensation and Organization Committee may act through subcommittees or delegate the administration of the 2016 Directors LTIP to one or more officers or associates of the Company.

With respect to each award granted under the 2016 Directors LTIP, we have entered and will continue to enter into a written or electronic award agreement with the participant which describes the terms and conditions of the award, including: (i) the type of award and when and how it may be exercised or earned; (ii) any exercise price associated with the award; (iii) how the award will or may be settled; and (iv) any other applicable terms and conditions affecting the award.

Available Shares of Common Stock

Subject to the adjustments discussed below, the aggregate number of shares of Common Stock available for the grant of awards under the 2016 Directors LTIP, if the proposed amendment to authorize an additional 150,000 shares of Common Stock is approved by our stockholders at the Annual Meeting, will be 900,000 shares of Common Stock.

The Compensation and Organization Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments as described below. Except as described below, the following shares of Common Stock will not be counted against the number of shares available for the grant of awards under the 2016 Directors LTIP:

●	Shares retained by the Company, or tendered by a non-associate director, in connection with an award that expires or is forfeited, cancelled, surrendered or otherwise terminated without issuance of shares to the non-associate director, settled only in cash, or settled by the issuance of fewer shares than the number underlying the award;

●	Shares that are withheld from an award of Restricted Stock or RSUs to cover withholding tax obligations related to that award or shares that are separately tendered by a non-associate director (either by delivery or attestation) in payment of such taxes; and

●	Shares issued or issuable in connection with an award granted through the assumption of, or in substitution for, an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company or with which the Company or a subsidiary or affiliate of the Company merges, consolidates or enters into a similar corporate transaction.

Shares that are withheld, or that are tendered by a non-associate director (either by delivery or attestation), in connection with an award of NQSOs or SARs to cover tax obligations related to that award or the exercise price of that award, will be deemed to constitute shares delivered to the non-associate director and will not be available for future grants under the 2016 Directors LTIP. For clarity, upon the exercise of an NQSO or SAR, the gross number of shares exercised, and not solely the net number of shares delivered upon such exercise, will be treated as issued pursuant to the 2016 Directors LTIP and the shares subject to the exercised NQSO or SAR that are not issued or delivered upon such exercise will not be available for future grants under the 2016 Directors LTIP.

During any calendar year during any part of which the 2016 Directors LTIP is in effect, awards granted under the 2016 Directors LTIP are subject to the following limits:

●	For non-associate directors: awards with an aggregate fair market value on the date of grant of no more than $300,000;

●	For the non-associate director occupying the role of Non-Executive Chairman of the Board (if any): additional awards with an aggregate fair market value on the date of grant of no more than $500,000; and

●	For the non-associate director occupying the role of Executive Chairman of the Board (if any): additional awards with an aggregate fair market value on the date of grant of no more than $2,500,000.

In each case, the limits do not include any deferred stock awards granted in lieu of other forms of compensation.

The minimum vesting and minimum exercisability conditions described below with respect to each type of award need not apply with respect to up to an aggregate of 5% of the shares authorized under the 2016 Directors LTIP, which may be granted (or regranted upon forfeiture) in any form permitted under the 2016 Directors LTIP without regard to such minimum vesting or minimum exercisability requirements.

In the event of any Common Stock dividend, Common Stock split, recapitalization, merger, reorganization, consolidation, combination, spin-off, special and non-recurring distribution of assets to stockholders, exchange of shares of Common Stock or any other corporate transaction or event affecting the Common Stock, the Compensation and Organization Committee will make such substitutions and adjustments as the Compensation and Organization Committee deems equitable and appropriate to: (i) the number of shares of Common Stock that may be issued under the 2016 Directors LTIP; (ii) any Common Stock-based limits imposed under the 2016 Directors LTIP; and (iii) the exercise price, number of shares of Common Stock and other terms or limitations applicable to outstanding awards.

In addition, the Compensation and Organization Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or non-recurring events or in response to changes in applicable laws, regulations or accounting principles.

Eligibility

The Compensation and Organization Committee may select any of our non-associate directors and those of our subsidiaries or affiliates to receive awards under the 2016 Directors LTIP. As of March 23, 2020, there were ten non-associate directors of the Company, and, if all of the director nominees are elected at the 2020 Annual Meeting, there will be eleven non-associate directors of the Company.

Types of Awards

NQSOs. The Compensation and Organization Committee may grant NQSOs at any time during the term of the 2016 Directors LTIP in such number, and upon such terms and conditions, as the Compensation and Organization Committee determines. The exercise price of any NQSO will be at least equal to the fair market value of the underlying shares of Common Stock (i.e., the closing price per share of the Common Stock on NYSE, which was $9.31 as of March 30, 2020) on the date the NQSO is granted, and may be paid: (i) in cash; (ii) by tendering previously-acquired shares of Common Stock;(iii) by a cashless exercise; (iv) by tendering other awards previously granted under the 2016 Directors LTIP or under other plans of the Company or any subsidiary or affiliate of the Company; and/or (v) through any other method approved by the Compensation and Organization Committee. The Compensation and Organization Committee will also determine the term of the NQSO (which may not exceed a period of ten years from the grant date), the vesting terms and conditions (subject to a minimum vesting period ending on the earlier of the first anniversary of the grant date or the date of the next regularly scheduled annual meeting of the stockholders held after the grant date), and any other terms and conditions of the NQSO, all of which will be reflected in the related award agreement. All options granted under the 2016 Directors LTIP will be NQSOs. As of March 30, 2020, no NQSOs have been granted under the 2016 Directors LTIP. No incentive stock options may be granted under the 2016 Directors LTIP.

SARs. The Compensation and Organization Committee may grant SARs at any time during the term of the 2016 Directors LTIP in such number, and upon such terms and conditions, as the Compensation and Organization Committee determines. SARs may be granted by the Compensation and Organization Committee to a participant either as a freestanding award under the 2016 Directors LTIP or in tandem with or as a component of another award under the 2016 Directors LTIP. The exercise price of any SAR will be at least equal to the fair market value of the underlying shares of Common Stock on the date the SAR is granted. The Compensation and Organization Committee will also determine the term of the SAR (which may not exceed a period of ten years from the grant date), the vesting terms and conditions (subject to a minimum vesting period ending on the earlier of the first anniversary of the grant date or the date of the next regularly scheduled annual meeting of the stockholders held after the grant date), and any other terms and conditions of the SAR, all of which will be reflected in the related award agreement. Upon exercise of an SAR, a participant will be entitled to receive an amount equal to the difference between: (i) the fair market value of a share of Common Stock on the exercise date; and (ii) the exercise price per share of Common Stock, multiplied by the number of shares of Common Stock with respect to which the SAR is exercised. Each SAR will be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock, as provided in the applicable award agreement.

Restricted Stock and RSUs. The Compensation and Organization Committee may grant shares of Restricted Stock or RSUs at any time during the term of the 2016 Directors LTIP in such number, and upon such terms and conditions, as the Compensation and Organization Committee determines. Restricted Stock consists of shares of Common Stock and RSUs consist of units, each of which represents a share of Common Stock. Both Restricted Stock and RSU awards are issued to a participant subject to forfeiture based upon satisfaction of certain terms, conditions and restrictions which may include, without limitation: (i) a requirement that the participant pay a purchase price for each share of Restricted Stock or RSU; (ii) restrictions based on the achievement of specific performance goals; (iii) time-based restrictions; or (iv) holding requirements or sale restrictions upon vesting and settlement. The Compensation and Organization Committee will determine the terms, conditions and restrictions applicable to each Restricted Stock and/or RSU award (subject to a minimum vesting period ending on the earlier of the first anniversary of the grant date or the date of the next regularly scheduled annual meeting of the stockholders held after the grant date), all of which will be reflected in the related award agreement.

During the period that shares of Restricted Stock remain subject to forfeiture: (i) we may retain the certificates representing such shares; (ii) a participant may not sell or otherwise transfer such shares; and (iii) unless otherwise provided in the related award agreement, a participant will generally be entitled to exercise full voting rights and receive all dividends paid with respect to such shares (except that receipt of any such dividends will be subject to the same terms, conditions and restrictions as apply to such shares). During the period that RSUs remain subject to forfeiture, a participant will have no rights as a stockholder (e.g., no right to vote or receive dividends), unless the Compensation and Organization Committee grants dividend equivalent rights as part of the RSU award.

At the end of the restriction period: (i) the participant will forfeit the shares of Restricted Stock and/or the RSUs if all terms, conditions and restrictions specified in the related award agreement have not been met; or (ii) we will distribute the shares of Restricted Stock to the participant and/or settle the RSUs if all terms, conditions and restrictions specified in the related award agreement have been met.

Deferred Stock Awards. Pursuant to the terms of the Directors’ Deferred Compensation Plan, non-associate directors may voluntarily defer all or a part of their retainers, meeting fees (if any) and Common Stock-based awards to a bookkeeping account maintained on their behalf under the Directors’ Deferred Compensation Plan. To the extent that a non-associate director elects to make deferrals to the Directors’ Deferred Compensation Plan, the dollar value of such deferrals is credited to the non-associate director’s bookkeeping account in the form of deferred stock awards. At the time that a non-associate director is eligible for a distribution of his or her bookkeeping account from the Directors’ Deferred Compensation Plan, the non-associate director will receive shares of Common Stock issued under the 2016 Directors LTIP equal to the number of deferred stock awards credited to his or her bookkeeping account in respect of deferrals allocated to such bookkeeping account on or after the date of the 2016 Annual Meeting.

No Dividends Payable with Respect to Unvested Awards

The 2016 Directors LTIP prohibits the payment of dividends or dividend equivalents with respect to any shares of Common Stock underlying an award granted under the 2016 Directors LTIP until such underlying shares of Common Stock have vested.

Termination of Service as a Director

The Compensation and Organization Committee will determine the extent to which each award granted under the 2016 Directors LTIP will vest and the extent to which a participant will have the right to exercise and/or settle the award in connection with a participant’s termination of service as a director. Such provisions, which will be reflected in the related award agreement, need not be uniform among all awards and may reflect distinctions based on the reasons for termination. The minimum vesting and minimum exercisability conditions described above with respect to each type of award need not apply in the case of the death, disability or retirement of a non-associate director or termination of service of a non-associate director in connection with a change of control.

Change of Control

Except as otherwise provided by the Board or by the Compensation and Organization Committee in the related award agreement or at any time prior to a Change of Control (as such term is defined in the 2016 Directors LTIP), in the event of a Change of Control, with respect to an NQSO, an SAR, shares of Restricted Stock or RSUs, the exercisability, vesting and/or settlement of which is based solely upon continued service as a director or passage of time, which (i) is assumed by the acquiring or surviving company upon the Change of Control and there is an involuntary termination of service as a director without cause of a participant within three months prior to or 18 months following the Change of Control or (ii) is not assumed by the acquiring or surviving company upon the Change of Control:

●	In the case of an NQSO or an SAR, the participant will have the ability to exercise such NQSO or SAR, including any portion of the NQSO or SAR not previously exercisable, until the earlier of (a) the expiration of the NQSO or SAR under its original term, and (b) the date that is two years (or such longer post-termination exercisability term as may be specified in the NQSO or SAR) following any involuntary termination of service as a director without cause of the participant; and

●	In the case of Restricted Stock or RSUs, the award will become fully vested and will be settled in full.

Transferability

Except as otherwise provided in a related award agreement: (i) a participant may not sell, transfer, pledge, assign or otherwise alienate or hypothecate an award, except by will or the laws of descent and distribution; and (ii) during a participant’s lifetime, only the participant or his or her guardian or legal representative may exercise an award. Any award or other right may be transferred to one or more transferees during the life of a participant, and may be exercised by such transferee(s) in accordance with the terms of the award, but only if and to the extent such transfer is permitted by the Compensation and Organization Committee, subject to any terms and conditions as the Compensation and Organization Committee may impose on such transfer in the applicable award agreement.

Awards to Participants Outside the United States

The Compensation and Organization Committee may modify the terms of any award under the 2016 Directors LTIP made to or held by a participant who is then resident or primarily employed outside of the United States in any manner deemed by the Compensation and Organization Committee to be necessary or appropriate in order that such award will conform to the laws, regulations and customs of the country in which the participant is then resident or primarily employed, or so that the value and other benefits of the award to the participant, as affected by foreign tax laws and other restrictions applicable as a result of the participant’s residence or employment abroad, will be comparable to the value of such an award to a participant who is resident or primarily employed in the United States. An award may be modified in a manner that is inconsistent with the express terms of the 2016 Directors LTIP, so long as such modification will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the participant whose award is modified.

No Rights as a Stockholder

Except as otherwise provided in the 2016 Directors LTIP or in a related award agreement, a participant will not have any rights as a stockholder with respect to shares of Common Stock covered by an award unless and until the participant becomes the record holder of such shares of Common Stock.

No Repricing

The 2016 Directors LTIP expressly prohibits the Board or the Compensation and Organization Committee, without stockholder approval, from amending or replacing previously granted NQSOs or SARs in a transaction that constitutes a “repricing,” meaning any reduction in exercise price, cancellation of NQSOs or SARs in exchange for other NQSOs or SARs with a lower exercise price, cancellation of NQSOs or SARs for cash, or cancellation of NQSOs or SARs for another grant if the exercise price of the cancelled NQSOs or SARs is greater than the fair market value of the shares of Common Stock subject to the cancelled NQSOs or SARs at the time of cancellation, other than in conjunction with a change of control or other adjustment expressly permitted under the 2016 Directors LTIP, or any other “repricing” as that term is used in Section 303A.08 of the NYSE Listed Company Manual.

Effective Date and Term

The 2016 Directors LTIP became effective on June 16, 2016 upon the approval of the 2016 Directors LTIP by our stockholders at the 2016 Annual Meeting. Unless earlier terminated by the Board, the authority of the Compensation and Organization Committee to make grants under the 2016 Directors LTIP will terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the 2016 Directors LTIP. Approval of the proposed amendment to the 2016 Directors LTIP at the Annual Meeting will extend the term of the 2016 Directors LTIP for ten years after the date of the Annual Meeting, which is May 20, 2020.

Amendment or Termination

The Board may amend, suspend or terminate the 2016 Directors LTIP at any time, except that no amendment or termination may be made without stockholder approval if: (i) such approval is required by any federal or state law or regulation or NYSE Rules or the rules of any other stock exchange or automated quotation system on which the Common Stock of the Company may then be listed or quoted; (ii) the amendment would materially increase the number of shares reserved for issuance and delivery under the 2016 Directors LTIP; (iii) the amendment would alter the provisions of the 2016 Directors LTIP restricting the Company’s ability to grant NQSOs or SARs with an exercise price that is less than the fair market value of the underlying shares of Common Stock; or (iv) in connection with any action to amend or replace previously granted NQSOs or SARs in a transaction that constitutes a “re-pricing” as such term is used in Section 303A.08 of the NYSE Listed Company Manual (or a successor provision).

New Benefits Under the 2016 Directors LTIP

Although the non-associate directors to be granted awards and the amount and nature of awards to be granted to a particular director under the 2016 Directors LTIP are within the discretion of the Compensation and Organization Committee, the annual grant of RSUs to each of the non-associate directors and the Non-Executive Chairman made in Fiscal 2019 and to be made in the future as described in the section captioned “COMPENSATION OF DIRECTORS” beginning on page 30 of this Proxy Statement were and will be made under the 2016 Directors LTIP.

None of the NEOs, the current executive officers of the Company or the other associates of the Company or our subsidiaries have been or will be granted any awards under the 2016 Directors LTIP.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general United States (“U.S.”) federal income tax consequences relating to participation in the 2016 Directors LTIP. This summary is based on U.S. federal tax laws and Treasury Regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the U.S. federal income tax laws. In addition, this summary does not constitute tax advice or describe federal employment, state, local or foreign tax consequences. Each participant will be advised to consult with his or her tax advisor concerning the U.S. federal income tax and other tax consequences of participating in the 2016 Directors LTIP.

Nonqualified Stock Options

A participant will not recognize any income when an NQSO is granted, and we will not receive a deduction at that time. However, when an NQSO is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares of Common Stock that the participant purchased on the date of exercise over the exercise price. If a participant uses shares of Common Stock or a combination of shares and cash to pay the exercise price of an NQSO, the participant will recognize ordinary income equal to the value of the excess of the number of shares that the participant purchases over the number of shares that the participant surrenders, less any cash the participant uses to pay the exercise price. When an NQSO is exercised, we will be entitled to a deduction equal to the ordinary income that the participant recognized.

If the amount a participant receives upon disposition of the shares of Common Stock that the participant acquired by exercising an NQSO is greater than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the participant acquired them by exercising the NQSO. Conversely, if the amount a participant receives upon disposition of the shares of Common Stock that the participant acquired by exercising an NQSO is less than the sum of the aggregate exercise price the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the participant acquired them by exercising the NQSO.

Stock Appreciation Rights

A participant will not recognize taxable income when an SAR is granted, and we will not receive a deduction at that time. When an SAR is exercised, a participant will recognize ordinary income equal to the excess of the cash and/or the fair market value of the shares of Common Stock the participant receives over the aggregate exercise price of the SAR, if any, and we will be entitled to a corresponding deduction. If the amount a participant receives upon disposition of the shares of Common Stock that the participant acquired by exercising an SAR is greater than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the participant acquired them by exercising the SAR. Conversely, if the amount a participant receives upon disposition of the shares of Common Stock that the participant acquired by exercising an SAR is less than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the participant acquired them by exercising the SAR.

Restricted Stock

Unless a participant makes an election under Section 83(b) of the Internal Revenue Code (a “Section 83(b) Election”), the participant generally will not recognize taxable income when Restricted Stock is granted, and we will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the Restricted Stock vests (i.e., when the underlying shares of Common Stock are freely transferable or not subject to a substantial risk of forfeiture) equal to the fair market value of the shares of Common Stock that the participant receives when the terms, conditions and restrictions have been met, less any consideration paid for the Restricted Stock, and we generally will be entitled to a deduction equal to the income that the participant recognized.

If the amount a participant receives upon disposition of these shares of Common Stock is greater than the fair market value of the shares when the Restricted Stock vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the Restricted Stock vested. Conversely, if the amount the participant receives upon disposition of these shares of Common Stock is less than the fair market value of the shares when the Restricted Stock vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the Restricted Stock vested.

If a participant makes a Section 83(b) Election, the participant will recognize ordinary income on the grant date equal to the fair market value of the shares of Common Stock subject to the Restricted Stock award on the grant date, and we will be entitled to a deduction equal to the income that the participant recognized at that time. However, the participant will not recognize income when (and if) the Restricted Stock vests. If a participant who has made a Section 83(b) Election earns the shares of Common Stock subject to a Restricted Stock award, any appreciation between the grant date and the date the participant disposes of the shares will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the grant date. Conversely, if the amount the participant receives upon disposition of these shares of Common Stock is less than the fair market value of the shares on the grant date, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the grant date. Also, if a participant forfeits his or her Restricted Stock, the participant cannot take a tax deduction in connection with the forfeiture of the Restricted Stock subject to a Section 83(b) Election.

Restricted Stock Units

A participant will not recognize taxable income when a RSU is granted, and we will not receive a deduction at that time. When a RSU vests and is settled, the participant will recognize ordinary income equal to the cash and/or the fair market value of the shares of Common Stock the participant receives at the time of settlement, and we will be entitled to a corresponding deduction.

If the amount a participant receives upon disposition of the shares of Common Stock received upon settlement of the RSU is greater than the fair market value of the shares of Common Stock at the time the participant recognized ordinary income with respect to the RSU, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares of Common Stock for more than one year after that time. Conversely, if the amount the participant receives upon disposition of these shares of Common Stock is less than the fair market value of the shares of Common Stock at the time the participant recognized ordinary income with respect to the RSU, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares of Common Stock for more than one year after that time.

Deferred Stock Awards

A participant will not recognize taxable income when a deferred stock award is credited to his or her bookkeeping account under the Directors’ Deferred Compensation Plan, and we will not receive a deduction at that time. When a participant receives a distribution of shares of Common Stock from the Directors’ Deferred Compensation Plan, the participant will recognize ordinary income equal to the fair market value of the shares of Common Stock the participant receives at the time of such distribution, and we will be entitled to a corresponding deduction.

Section 409A

Section 409A of the Internal Revenue Code imposes certain restrictions on amounts deferred under non-qualified deferred compensation plans and a 20% additional tax on amounts that are subject to, but do not comply with, Section 409A. Section 409A includes a broad definition of non-qualified deferred compensation plans, which includes certain types of equity incentive compensation. The Company intends for the awards granted under the 2016 Directors LTIP to comply with or be exempt from the requirements of Section 409A and the Treasury Regulations promulgated thereunder.

OUR COMPENSATION AND ORGANIZATION COMMITTEE AND THE FULL BOARD UNANIMOUSLY RECOMMEND THAT YOU VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO THE 2016 DIRECTORS LTIP.

The approval of this proposal requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Under applicable NYSE Rules, broker non-votes will not be treated as votes cast. Abstentions will be treated as votes cast and will have the effect of a vote “AGAINST” the proposal.

Proposal 4 — Approval of an Amendment to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates to Authorize 150,000 Additional Shares

Background of the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates

The purpose of the 2016 Associates LTIP is to promote our long-term financial success and increase stockholder value by continuing to motivate performance by our associates through incentive compensation. We believe that equity-based awards are a competitive necessity in our industry and are essential to our continued ability to recruit and retain the individuals needed to successfully execute our business plan. The 2016 Associates LTIP serves these purposes by making equity-based awards available for grant to eligible participants in the form of (i) NQSOs, (ii) incentive stock options to purchase shares of Common Stock (“ISOs” and, together with NQSOs, “Options”), (iii) SARs, (iv) Restricted Stock, and (v) RSUs, in each case, together with related rights and interests therein.

The 2016 Associates LTIP includes a number of provisions that we believe reflect best practices and protect the interests of our stockholders. These provisions include:

●	No Discounted Options or SARs - Options and SARs may not be granted with an exercise price less than the fair market value of our Common Stock on the date of grant.

●	No Repricing Without Stockholder Approval - At any time when the exercise price of an Option or an SAR is above the market price of our Common Stock, we cannot, without stockholder approval, “reprice” such Option or SAR by reducing the exercise price or exchanging such Option or SAR for cash or other awards (including a new Option or SAR) at a reduced exercise price.

●	Independent Committee Administration - The 2016 Associates LTIP is administered by our Compensation and Organization Committee, whose members satisfy the NYSE Rules for independence, the disinterested administration requirements of Rule 16b-3 under the Exchange Act and the “outside director” requirements of Section 162(m).

●	Minimum Vesting Requirements - All Restricted Stock and RSUs must meet minimum vesting requirements, subject to certain limited exceptions. For Restricted Stock or RSUs that are performance-based, performance must be measured over a period of at least one year and Restricted Stock or RSUs that are not performance-based must vest over a period of at least three years, in each case with certain limited exceptions. For example, vesting may occur earlier in the event of an associate’s death or total disability or termination of an associate’s employment in connection with a change of control of the Company. In addition, up to 5% of the shares of Common Stock reserved under the 2016 Associates LTIP may be issued with a shorter vesting schedule.

●	No Annual “Evergreen” Provision - The 2016 Associates LTIP provides a specific maximum share limitation and does not provide for an annual, automatic increase in the number of shares of Common Stock available for future awards.

●	Annual Limit on Awards to Participants - Participants under the 2016 Associates LTIP are subject to an annual limitation on the value of awards that may be granted to them.

Certain milestones of the 2016 Associates LTIP are as follows:

●	On April 4, 2016, the Board unanimously adopted, subject to approval by our stockholders, the 2016 Associates LTIP. At the 2016 Annual Meeting, our stockholders approved the 2016 Associates LTIP, as proposed, including approval of a reserve of 3,500,000 shares of Common Stock available for the grant of awards under the 2016 Associates LTIP.

●	On August 31, 2016, the Board amended the 2016 Associates LTIP to allow our Compensation and Organization Committee to delegate authority to grant awards under the 2016 Associates LTIP within limits established by our Compensation and Organization Committee and subject to the other requirements of the 2016 Associates LTIP.

●	On April 3, 2017, the Board unanimously adopted, subject to approval by our stockholders, amendments to the 2016 Associates LTIP authorizing 1,200,000 additional shares of Common Stock and explicitly prohibiting the current payment of dividends in any form on unvested equity awards. At the 2017 Annual Meeting, our stockholders approved the proposed amendments.

●	On April 9, 2018, the Board unanimously adopted, subject to approval by our stockholders, an amendment to the 2016 Associates LTIP authorizing 2,200,000 additional shares of Common Stock. At the 2018 Annual Meeting, our stockholders approved the proposed amendment.

●	On April 8, 2019, the Board unanimously adopted, subject to approval by our stockholders, an amendment to the 2016 Associates LTIP authorizing 2,200,000 additional shares of Common Stock. At the 2019 Annual Meeting, our stockholders approved the proposed amendment.

If the proposed amendment to authorize an additional 150,000 shares of Common Stock is approved by our stockholders at the Annual Meeting, there will be an aggregate of 9,250,000 shares of Common Stock available for the grant of awards under the 2016 Associates LTIP, which may consist of: (i) treasury shares; (ii) authorized but unissued shares of Common Stock not reserved for any other purpose; or (iii) shares of Common Stock purchased by us in the open market for such purpose.

Reasons to Approve the Amendment to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates

Additional shares of Common Stock are needed under the 2016 Associates LTIP to continue to make grants to associates of the Company and its subsidiaries consistent with historic grant practices. On March 28, 2020, based upon the recommendation of our Compensation and Organization Committee, the Board unanimously adopted, subject to approval by our stockholders, an amendment to the 2016 Associates LTIP which would authorize 150,000 additional shares of Common Stock for delivery in connection with awards under the 2016 Associates LTIP.

No changes to the 2016 Associates LTIP are proposed for consideration by our stockholders at the Annual Meeting other than the increase in the authorized number of shares of Common Stock by 150,000 additional shares of Common Stock.

As of March 30, 2020, shares of Common Stock which may be delivered under all six of the Company’s equity compensation plans, including (i) the 1998 Director Stock Plan; (ii) the 2003 Director Stock Plan; (iii) the 2005 LTIP; (iv) the 2007 LTIP; (v) the 2016 Directors LTIP; and (vi) the 2016 Associates LTIP, are shown below:

Use Of Shares Which May Be Delivered Under All Equity Compensation Plans	Number of Shares as of March 30, 2020
Total outstanding SARs, with a weighted-average exercise price of $38.84 per share and a weighted-average remaining term of 2.86 years — SARs are held solely by associates	634,250
Total unvested RSAs and PSAs, reflecting the maximum number of shares which may be earned under each award — performance-based PSAs are held solely by associates	3,703,155
Total shares available for future grants under the 2016 Directors LTIP	272,838
Total shares available for future grants under the 2016 Associates LTIP	4,001,297

As of the end of Fiscal 2019, the Company’s three-year average burn rate was as follows:

Fiscal Year	Service-Vested RSUs Granted	Performance- Vested RSUs Granted	PSAs Earned	Weighted Average Number of Shares Outstanding	Burn Rate	Burn Rate (ISS methodology) (1)
2019	731,886	350,222	829,175	64,427,620	1.68%	3.63%
2018	796,624	345,020	18,125	67,350,065	1.70%	1.81%
2017	1,698,803	760,902	7,185	68,390,913	3.60%	3.74%
3-Year Average					2.32%	3.06%

(1)	Multiplies the number of service-vested RSUs, performance-vested RSUs and PSAs by a factor of 1.5 when calculating burn rate.

Summary of the 2016 Associates LTIP, as Proposed to be Amended

The material features of the 2016 Associates LTIP, as it is proposed to be amended, are summarized below. This summary is qualified in its entirety by reference to the complete text of the 2016 Associates LTIP, as it is proposed to be amended, which is attached to this Proxy Statement as Appendix B.

Administration

Our Compensation and Organization Committee administers the 2016 Associates LTIP. Our Compensation and Organization Committee is comprised of at least two directors, each of whom must be independent under the applicable NYSE Rules, an “outside director” (within the meaning of Section 162(m)) and a “non-employee” director (within the meaning of Rule 16b-3 under the Exchange Act).

In its capacity as plan administrator, our Compensation and Organization Committee determines which participants are granted awards, the type of each award granted and the terms and conditions of each award. Our Compensation and Organization Committee also has full power and authority to: (i) establish, amend and rescind rules and regulations relating to the 2016 Associates LTIP; (ii) interpret the 2016 Associates LTIP and all related award agreements; and (iii) make any other determinations that our Compensation and Organization Committee deems necessary or desirable for the administration of the 2016 Associates LTIP. Any action taken by our Compensation and Organization Committee is final, binding and conclusive on all persons interested in the 2016 Associates LTIP.

The 2016 Associates LTIP specifies the conditions under which our Compensation and Organization Committee may act through subcommittees or delegate the administration of the 2016 Associates LTIP to one or more officers or associates of the Company.

With respect to each award granted under the 2016 Associates LTIP, the Company has entered and will continue to enter into a written or electronic award agreement with the participant which describes the terms and conditions of the award, including: (i) the type of award and when and how it may be exercised or earned; (ii) any exercise price associated with the award; (iii) how the award will or may be settled; and (iv) any other applicable terms and conditions affecting the award.

Available Shares of Common Stock

Subject to the adjustments discussed below, the aggregate number of shares of Common Stock available for the grant of awards under the 2016 Associates LTIP, if the proposed amendment to authorize an additional 150,000 shares of Common Stock is approved by our stockholders at the Annual Meeting, will be 9,250,000 shares of Common Stock.

Our Compensation and Organization Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments as described below. Except as described below, the following shares of Common Stock will not be counted against the number of shares available for the grant of awards under the 2016 Associates LTIP:

●	Shares retained by the Company, or tendered by an associate, in connection with an award that expires or is forfeited, cancelled, surrendered or otherwise terminated without issuance of shares to the associate, settled only in cash, or settled by the issuance of fewer shares than the number underlying the award;

●	Shares that are withheld from an award of Restricted Stock or RSUs to cover withholding tax obligations related to that award or shares that are separately tendered by an associate (either by delivery or attestation) in payment of such taxes; and

●	Shares issued or issuable in connection with an award granted through the assumption of, or in substitution for, an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company or with which the Company or a subsidiary or affiliate of the Company merges, consolidates or enters into a similar corporate transaction.

Shares that are withheld, or that are tendered by an associate (either by delivery or attestation), in connection with an award of Options or SARs to cover tax obligations related to that award or the exercise price of that award, will be deemed to constitute shares delivered to the associate and will not be available for future grants under the 2016 Associates LTIP. For clarity, upon the exercise of an Option or SAR, the gross number of shares exercised, and not solely the net number of shares delivered upon such exercise, will be treated as issued pursuant to the 2016 Associates LTIP and the shares subject to the exercised Option or SAR that are not issued or delivered upon such exercise will not be available for future grants under the 2016 Associates LTIP.

The minimum vesting and minimum exercisability conditions described below with respect to each type of award need not apply with respect to up to an aggregate of 5% of the shares authorized under the 2016 Associates LTIP, which may be granted (or regranted upon forfeiture) in any form permitted under the 2016 Associates LTIP without regard to such minimum vesting or minimum exercisability requirements.

During any calendar year during any part of which the 2016 Associates LTIP is in effect, our Compensation and Organization Committee may not grant any participant one or more awards of any type covering more than 1,000,000 shares of Common Stock.

In the event of any Common Stock dividend, Common Stock split, recapitalization, merger, reorganization, consolidation, combination, spin-off, special and non-recurring distribution of assets to stockholders, exchange of shares of Common Stock or any other corporate transaction or event affecting the Common Stock, our Compensation and Organization Committee will make such substitutions and adjustments as our Compensation and Organization Committee deems equitable and appropriate to: (i) the number of shares of Common Stock that may be issued under the 2016 Associates LTIP; (ii) any Common Stock-based limits imposed under the 2016 Associates LTIP; and (iii) the exercise price, number of shares of Common Stock and other terms or limitations applicable to outstanding awards.

In addition, our Compensation and Organization Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or non-recurring events or in response to changes in applicable laws, regulations or accounting principles. However, no such adjustment may be made if and to the extent the existence of the authority to make the same would cause an award intended to qualify as “performance-based compensation” under Section 162(m) to fail to do so.

Eligibility

Our Compensation and Organization Committee may select any of our associates and those of its subsidiaries or affiliates to receive awards under the 2016 Associates LTIP. As of March 23, 2020, there were approximately 252 associates of the Company and its subsidiaries or affiliates eligible to participate in the 2016 Associates LTIP.

Types of Awards

Options

Our Compensation and Organization Committee may grant Options at any time during the term of the 2016 Associates LTIP in such number, and upon such terms and conditions, as our Compensation and Organization Committee determines. The exercise price of any Option will be at least equal to the fair market value of the underlying shares of Common Stock (i.e., the closing price per share of the Common Stock on NYSE, which was $9.31 as of March 30, 2020) on the date the Option is granted, and may be paid: (i) in cash; (ii) by tendering previously-acquired shares of Common Stock; (iii) by a cashless exercise; (iv) by tendering other awards previously granted under the 2016 Associates LTIP or under other plans of the Company or any subsidiary or affiliate of the Company; and/or (v) through any other method approved by our Compensation and Organization Committee. Our Compensation and Organization Committee will also determine the term of the Option (which may not exceed a period of ten years from the grant date), the vesting terms and conditions (subject to a minimum vesting period of one year), and any other terms and conditions of the Option, all of which will be reflected in the related award agreement. The award agreement will specify whether the Option is intended to be an ISO or an NQSO. Our Compensation and Organization Committee may grant up to 500,000 of the shares of Common Stock available for issuance under the 2016 Associates LTIP with respect to ISOs. However, ISOs will be subject to certain additional restrictions, including, without limitation, compliance with the requirements of Section 422 of the Internal Revenue Code. As of March 30, 2020, no Options have been granted under the 2016 Associates LTIP.

SARs

Our Compensation and Organization Committee may grant SARs at any time during the term of the 2016 Associates LTIP in such number, and upon such terms and conditions, as our Compensation and Organization Committee determines. SARs may be granted by our Compensation and Organization Committee to a participant either as a freestanding award under the 2016 Associates LTIP or in tandem with or as a component of another award under the 2016 Associates LTIP. The exercise price of any SAR will be at least equal to the fair market value of the underlying shares of Common Stock on the date the SAR is granted. Our Compensation and Organization Committee will also determine the term of the SAR (which may not exceed a period of ten years from the grant date), the vesting terms and conditions (subject to a minimum vesting period of one year), and any other terms and conditions of the SAR, all of which will be reflected in the related award agreement. Upon exercise of an SAR, a participant will be entitled to receive an amount equal to the difference between: (i) the fair market value of a share of Common Stock on the exercise date; and (ii) the exercise price per share of Common Stock, multiplied by the number of shares of Common Stock with respect to which the SAR is exercised. Each SAR will be settled in shares of Common Stock.

Restricted Stock and RSUs

Our Compensation and Organization Committee may grant shares of Restricted Stock or RSUs at any time during the term of the 2016 Associates LTIP in such number, and upon such terms and conditions, as our Compensation and Organization Committee determines. Restricted Stock consists of shares of Common Stock and RSUs consist of units, each of which represents a share of Common Stock. Both Restricted Stock and RSU awards are issued to a participant subject to forfeiture based upon satisfaction of certain terms, conditions and restrictions which may include, without limitation: (i) a requirement that the participant pay a purchase price for each share of Restricted Stock or RSU; (ii) restrictions based on the achievement of specific performance goals; (iii) time-based restrictions; or (iv) holding requirements or sale restrictions upon vesting and settlement. Our Compensation and Organization Committee will determine the terms, conditions and restrictions applicable to each Restricted Stock and/or RSU award, all of which will be reflected in the related award agreement. Except as otherwise set forth in the 2016 Associates LTIP or described in the related award agreement, in connection with a participant’s termination due to death, disability or Retirement (as such term is defined in the 2016 Associates LTIP): (i) no condition on vesting of Restricted Stock or RSUs that is based upon the achievement of specified performance goals may be based on performance over a period of less than one year; and (ii) no condition on vesting of Restricted Stock or RSUs that is based upon continued employment or the passage of time may provide for vesting in full of the award more quickly than in pro rata installments over a period of three years from the date of grant, with the first installment vesting no sooner than the first anniversary of the date of grant of the Restricted Stock or RSUs.

During the period that shares of Restricted Stock remain subject to forfeiture: (i) we may retain the certificates representing such shares; (ii) a participant may not sell or otherwise transfer such shares; and (iii) unless otherwise provided in the related award agreement, a participant will generally be entitled to exercise full voting rights and receive all dividends paid with respect to such shares (except that receipt of any such dividends will be subject to the same terms, conditions and restrictions as apply to such shares). During the period that RSUs remain subject to forfeiture, a participant will have no rights as a stockholder (e.g., no right to vote or receive dividends), unless our Compensation and Organization Committee grants dividend equivalent rights as part of the RSU award.

At the end of the restriction period: (i) the participant will forfeit the shares of Restricted Stock and/or the RSUs if all terms, conditions and restrictions specified in the related award agreement have not been met; or (ii) we will distribute the shares of Restricted Stock to the participant and/or settle the RSUs if all terms, conditions and restrictions specified in the related award agreement have been met.

Performance-Based Awards

Under the terms of the 2016 Associates LTIP, our Compensation and Organization Committee may grant performance-based Restricted Stock and RSUs for which the grant, vesting, exercisability and/or settlement of such performance-based awards are conditioned on the attainment of performance goals during a specified performance period. Our Compensation and Organization Committee will base the performance goals on one or more of the performance criteria enumerated in the 2016 Associates LTIP.

As determined by our Compensation and Organization Committee, the selected performance criteria (i) may relate to the individual participant, the Company, one or more subsidiaries or affiliates of the Company and/or one or more divisions or business units of the Company, its subsidiaries or affiliates, (ii) may be measured either annually or cumulatively over a period of years, and (iii) may be applied on an absolute basis and/or be relative to one or more peer group companies or indices.

Our Compensation and Organization Committee will establish in writing the applicable performance goals, performance period and formula for computing the performance-based award while the outcome of the applicable performance goals is substantially uncertain. After the end of each performance period, our Compensation and Organization Committee will certify in writing whether the performance goals and other material terms imposed on the performance-based award have been satisfied. Our Compensation and Organization Committee has the authority to exercise negative discretion and reduce (but, to the extent that a performance-based award may be deductible under Section 162(m), as amended by the TCJA, not increase) the amount of a performance-based award actually paid to a participant.

No Dividends Payable with Respect to Unvested Awards

The 2016 Associates LTIP prohibits the payment of dividends or dividend equivalents with respect to any shares of Common Stock underlying an award granted under the 2016 Associates LTIP until such underlying shares of Common Stock have vested.

Clawback

If at any time after the date on which a 2016 Associates LTIP participant has been granted or becomes vested in an award pursuant to the achievement of a performance goal, our Compensation and Organization Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and that in fact the performance goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of such award would not have been granted, vested or paid, given the correct data, then (i) such portion of the award that was granted will be forfeited and any related shares of the Company’s Common Stock (or if such shares were disposed of, the cash equivalent) will be returned to the Company as provided by our Compensation and Organization Committee, (ii) such portion of the award that became vested will be deemed to not be vested and any related shares of the Company’s Common Stock (or if such shares were disposed of, the cash equivalent) must be returned to the Company as provided by our Compensation and Organization Committee, and (iii) such portion of the award paid to the 2016 Associates LTIP participant must be repaid by the participant to the Company upon notice from the Company as provided by our Compensation and Organization Committee.

Termination of Employment

Our Compensation and Organization Committee will determine the extent to which each award granted under the 2016 Associates LTIP will vest and the extent to which a participant will have the right to exercise and/or settle the award in connection with a participant’s termination of employment. Such provisions, which will be reflected in the related award agreement, need not be uniform among all awards and may reflect distinctions based on the reasons for termination. The minimum vesting and minimum exercisability conditions described above with respect to each type of award need not apply in the case of the death, disability or retirement of an associate or termination of employment of an associate in connection with a change of control.

Additional Forfeiture Provisions

Each award granted under the 2016 Associates LTIP is subject to additional restrictions contained in the plan document. These restrictions are applicable during the time of a participant’s employment by the Company or a subsidiary or affiliate of the Company, and during the one-year period following termination of the participant’s employment. These additional restrictions include: (i) a covenant that includes non-competition with the Company or any subsidiary or affiliate of the Company, as well as non-solicitation of customers, associates and suppliers of the Company or any subsidiary or affiliate of the Company; (ii) a covenant to protect any confidential or proprietary information of the Company or any subsidiary or affiliate of the Company; (iii) a covenant to cooperate with the Company or any subsidiary or affiliate of the Company with regard to any action, suit or proceeding arising during the participant’s employment; and (iv) a covenant not to interfere with or harm the relationship of the Company or any subsidiary or affiliate of the Company with any person who at any time was a customer or supplier of, or otherwise had a business relationship with, the Company or any subsidiary or affiliate of the Company.

To the extent that a participant violates one or more of the additional restrictions described above, unless otherwise determined by our Compensation and Organization Committee, the following will apply to any award granted under the 2016 Associates LTIP:

●	The unexercised portion of each Option and each SAR held by the participant, whether or not vested, and any other award not then settled will be immediately forfeited and cancelled; and

●	The participant will be obligated to repay to the Company, in cash, the total amount of any gain realized by the participant upon each exercise of an Option or an SAR or settlement of an award that occurred within any of the timeframes described in the 2016 Associates LTIP.

Change of Control

Except as otherwise provided by the Board or by our Compensation and Organization Committee in the related award agreement or at any time prior to a Change of Control (as such term is defined in the 2016 Associates LTIP), in the event of a Change of Control, with respect to an Option, an SAR, shares of Restricted Stock or RSUs, the exercisability, vesting and/or settlement of which is based solely upon continued employment or passage of time, which (i) is assumed by the acquiring or surviving company upon the Change of Control and there is an involuntary termination without cause of a participant within the three months prior to or 18 months following the Change of Control or (ii) is not assumed by the acquiring or surviving company upon the Change of Control:

●	In the case of an Option or SAR, the participant will have the ability to exercise such Option or SAR, including any portion of the Option or SAR not previously exercisable, until the earlier of (a) the expiration of the Option or SAR under its original term, and (b) the date that is two years (or such longer post-termination exercisability term as may be specified in the Option or SAR) following any involuntary termination without cause of the participant; and

●	In the case of Restricted Stock or RSUs, the award will become fully vested and will be settled in full.

Except as otherwise provided in the related award agreement, in the event of a Change of Control, with respect to any Restricted Stock or RSU, the grant, issuance, retention, vesting and/or settlement of which is based in whole or in part on the performance criteria and level of achievement versus such criteria, the following will apply:

●	In the case of an award in which fifty percent (50%) or more of the performance period applicable to the award has elapsed as of the date of the Change of Control, the participant will be entitled to payment, vesting or settlement of such award based upon performance through a date occurring within three months prior to the date of the Change of Control, as determined by our Compensation and Organization Committee prior to the Change of Control, and pro-rated based upon the percentage of the performance period that has elapsed between the date such award was granted and the date of the Change of Control; and

●	In the case of an award in which less than fifty percent (50%) of the performance period applicable to the award has elapsed as of the date of the Change of Control, the participant will be entitled to payment, vesting or settlement of the target amount of such award, as determined by our Compensation and Organization Committee prior to the Change of Control, pro-rated based upon the percentage of the performance period that has elapsed between the date such award was granted and the date of the Change of Control.

Transferability

Except as otherwise provided in a related award agreement: (i) a participant may not sell, transfer, pledge, assign or otherwise alienate or hypothecate an award, except by will or the laws of descent and distribution; and (ii) during a participant’s lifetime, only the participant or his or her guardian or legal representative may exercise an award. Any award or other right (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the life of a participant, and may be exercised by such transferee(s) in accordance with the terms of the award, but only if and to the extent such transfer is permitted by our Compensation and Organization Committee, subject to any terms and conditions as our Compensation and Organization Committee may impose on such transfer in the applicable award agreement.

Tax Withholding and Tax Offset Payments

The Company and any subsidiary or affiliate of the Company is authorized to withhold from awards and related payments (including Common Stock distributions) amounts of withholding and other taxes due or potentially payable in connection with any transaction or event involving an award by withholding Common Stock or other property, requiring a participant to remit to the Company an amount in cash or other property (including Common Stock) to satisfy such withholding requirements or by taking certain other actions. The Company can delay the delivery to a participant of Common Stock under any award to allow the Company to determine the amount of withholding to be collected and to collect and process such withholding.

Awards to Participants Outside the United States

Our Compensation and Organization Committee may modify the terms of any award under the 2016 Associates LTIP made to or held by a participant who is then resident or primarily employed outside of the United States in any manner deemed by our Compensation and Organization Committee to be necessary or appropriate in order that such award will conform to the laws, regulations and customs of the country in which the participant is then resident or primarily employed, or so that the value and other benefits of the award to the participant, as affected by foreign tax laws and other restrictions applicable as a result of the participant’s residence or employment abroad, will be comparable to the value of such an award to a participant who is resident or primarily employed in the United States. An award may be modified in a manner that is inconsistent with the express terms of the 2016 Associates LTIP, so long as such modification will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the participant whose award is modified.

No Rights as a Stockholder

Except as otherwise provided in the 2016 Associates LTIP or in a related award agreement, a participant will not have any rights as a stockholder with respect to shares of Common Stock covered by an award unless and until the participant becomes the record holder of such shares of Common Stock.

No Repricing

The 2016 Associates LTIP expressly prohibits the Board or our Compensation and Organization Committee, without stockholder approval, from amending or replacing previously granted Options or SARs in a transaction that constitutes a “repricing,” meaning any reduction in exercise price, cancellation of Options or SARs in exchange for other Options or SARs with a lower exercise price, cancellation of Options or SARs for cash, or cancellation of Options or SARs for another grant if the exercise price of the cancelled Options or SARs is greater than the fair market value of the shares of Common Stock subject to the cancelled Options or SARs at the time of cancellation, other than in conjunction with a change of control or other adjustment expressly permitted under the 2016 Associates LTIP, or any other “repricing” as that term is used in Section 303A.08 of the NYSE Listed Company Manual.

Effective Date and Term

The 2016 Associates LTIP became effective on June 16, 2016 upon the approval of the 2016 Associates LTIP by our stockholders at the 2016 Annual Meeting. Unless earlier terminated by the Board, the authority of our Compensation and Organization Committee to make grants under the 2016 Associates LTIP will terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the 2016 Associates LTIP. Approval of the proposed amendment to the 2016 Associates LTIP at the Annual Meeting will extend the term of the 2016 Associates LTIP for ten years after the date of the Annual Meeting, which is May 20, 2020.

Amendment or Termination

The Board may amend, suspend or terminate the 2016 Associates LTIP at any time, except that no amendment or termination may be made without stockholder approval if: (i) such approval is required by any federal or state law or regulation or NYSE Rules or the rules of any other stock exchange or automated quotation system on which the Common Stock of the Company may then be listed or quoted; (ii) the amendment would materially increase the number of shares reserved for issuance and delivery under the 2016 Associates LTIP; (iii) the amendment would alter the provisions of the 2016 Associates LTIP restricting the Company’s ability to grant Options or SARs with an exercise price that is less than the fair market value of the underlying shares of Common Stock; or (iv) in connection with any action to amend or replace previously granted Options or SARs in a transaction that constitutes a “re-pricing” as such term is used in Section 303A.08 of the NYSE Listed Company Manual (or a successor provision).

New Benefits Under the 2016 Associates LTIP

The associates to be granted awards and the amount and nature of awards to be granted to a particular associate under the 2016 Associates LTIP are within the discretion of our Compensation and Organization Committee. Therefore, the associates who will become participants in the 2016 Associates LTIP in the future and the amount and nature of awards to be granted to any individual participant cannot be determined at this time.

None of the current non-associate directors has been or will be granted any awards under the 2016 Associates LTIP.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences relating to participation in the 2016 Associates LTIP. This summary is based on U.S. federal tax laws and Treasury Regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the U.S. federal income tax laws. In addition, this summary does not constitute tax advice or describe federal employment, state, local or foreign tax consequences. Each participant will be advised to consult with his or her tax advisor concerning the U.S. federal income tax and other tax consequences of participating in the 2016 Associates LTIP.

Incentive Stock Options

The Company intends for ISOs to qualify for the special treatment available under Section 422 of the Internal Revenue Code. A participant will not recognize taxable income when an ISO is granted, and we will not receive a deduction at that time. A participant will not recognize ordinary income upon the exercise of an ISO, provided that the participant was, without a break in service, an associate of the Company or a subsidiary of the Company during the period beginning on the grant date of the ISO and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant’s employment is terminated due to disability).

If a participant does not sell or otherwise dispose of the shares of Common Stock acquired upon the exercise of an ISO within two years from the grant date of the ISO or within one year after the participant receives the shares, then, upon disposition of such shares of Common Stock, any amount realized in excess of the exercise price will be taxed to the participant as a capital gain, and we will not be entitled to a corresponding deduction. The participant generally will recognize a capital loss to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant generally will recognize ordinary income at the time of the disposition of the shares of Common Stock in an amount equal to the lesser of: (i) the excess of the fair market value of the shares on the date of exercise over the exercise price; or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. We will be entitled to a corresponding deduction (subject to the limitation described under “Section 162(m)” below). Any amount realized in excess of the value of the shares of Common Stock on the date of exercise will be taxed as a capital gain. If the amount realized is less than the exercise price, the participant generally will recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

The rules that generally apply to ISOs do not apply when calculating any alternative minimum tax liability. The rules affecting the application of the alternative minimum tax are complex, and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from ISOs.

Nonqualified Stock Options

A participant will not recognize any income when an NQSO is granted, and we will not receive a deduction at that time. However, when an NQSO is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares of Common Stock that the participant purchased on the date of exercise over the exercise price. If a participant uses shares of Common Stock or a combination of shares and cash to pay the exercise price of an NQSO, the participant will recognize ordinary income equal to the value of the excess of the number of shares that the participant purchases over the number of shares that the participant surrenders, less any cash the participant uses to pay the exercise price. When an NQSO is exercised, we will be entitled to a deduction equal to the ordinary income that the participant recognized (subject to the limitation described under “Section 162(m)” below).

If the amount a participant receives upon disposition of the shares of Common Stock that the participant acquired by exercising an NQSO is greater than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the participant acquired them by exercising the NQSO. Conversely, if the amount a participant receives upon disposition of the shares of Common Stock that the participant acquired by exercising an NQSO is less than the sum of the aggregate exercise price the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the participant acquired them by exercising the NQSO.

Stock Appreciation Rights

A participant will not recognize taxable income when an SAR is granted, and we will not receive a deduction at that time. When an SAR is exercised, a participant will recognize ordinary income equal to the excess of the cash and/or the fair market value of the shares of Common Stock the participant receives over the aggregate exercise price of the SAR, if any, and we will be entitled to a corresponding deduction (subject to the limitation described under “Section 162(m)” below). If the amount a participant receives upon disposition of the shares of Common Stock that the participant acquired by exercising an SAR is greater than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the participant acquired them by exercising the SAR. Conversely, if the amount a participant receives upon disposition of the shares of Common Stock that the participant acquired by exercising an SAR is less than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the participant acquired them by exercising the SAR.

Restricted Stock

Unless a participant makes an election under Section 83(b) of the Internal Revenue Code (a “Section 83(b) Election”), the participant generally will not recognize taxable income when Restricted Stock is granted, and we will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the Restricted Stock vests (i.e., when the underlying shares of Common Stock are freely transferable or not subject to a substantial risk of forfeiture) equal to the fair market value of the shares of Common Stock that the participant receives when the terms, conditions and restrictions have been met, less any consideration paid for the Restricted Stock. We generally will be entitled to a deduction equal to the income that the participant recognized (subject to the limitation described under “Section 162(m)” below).

If the amount a participant receives upon disposition of these shares of Common Stock is greater than the fair market value of the shares when the Restricted Stock vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the Restricted Stock vested. Conversely, if the amount the participant receives upon disposition of these shares of Common Stock is less than the fair market value of the shares when the Restricted Stock vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the Restricted Stock vested.

If a participant makes a Section 83(b) Election, the participant will recognize ordinary income on the grant date equal to the fair market value of the shares of Common Stock subject to the Restricted Stock award on the grant date, and we will be entitled to a deduction equal to the income that the participant recognized at that time (subject to the limitation described under “Section 162(m)” below). However, the participant will not recognize income when (and if) the Restricted Stock vests. If a participant who has made a Section 83(b) Election earns the shares of Common Stock subject to a Restricted Stock award, any appreciation between the grant date and the date the participant disposes of the shares will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the grant date. Conversely, if the amount the participant receives upon disposition of these shares of Common Stock is less than the fair market value of the shares on the grant date, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the grant date. Also, if a participant forfeits his or her Restricted Stock, the participant cannot take a tax deduction in connection with the forfeiture of the Restricted Stock subject to a Section 83(b) Election.

Restricted Stock Units

A participant will not recognize taxable income when a RSU is granted, and we will not receive a deduction at that time. When a RSU vests and is settled, the participant will recognize ordinary income equal to the cash and/or the fair market value of the shares of Common Stock the participant receives at the time of settlement, and we will be entitled to a corresponding deduction (subject to the limitation described under “Section 162(m)” below).

If the amount a participant receives upon disposition of the shares of Common Stock received upon settlement of a RSU is greater than the fair market value of the shares of Common Stock at the time the participant recognized ordinary income with respect to the RSU, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares of Common Stock for more than one year after that time. Conversely, if the amount the participant receives upon disposition of these shares of Common Stock is less than the fair market value of the shares of Common Stock at the time the participant recognized ordinary income with respect to the RSU, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares of Common Stock for more than one year after that time.

Section 162(m)

Historically, as described in more detail beginning on page 46 of this Proxy Statement, awards to “covered employees” had been designed to qualify as “performance-based compensation” for purposes of Section 162(m) so that any compensation expense related to such awards would be fully deductible by the Company. Effective December 22, 2017, when the TCJA was signed into law, the performance-based compensation exception was generally eliminated with respect to future compensatory awards. There is an exception for remuneration provided pursuant to a written binding contract in effect on November 2, 2017 that is not modified in any respect after that date. Because of the ambiguities and uncertainties as to the application and interpretation of this transition relief, no assurance can be given that historic awards under the 2016 Associate LTIP will avoid the deduction limit. The Company expects that a portion of the compensation expense related to future awards under the 2016 Associate LTIP will not be deductible, even if performance-based.

Section 409A

Section 409A of the Internal Revenue Code imposes certain restrictions on amounts deferred under non-qualified deferred compensation plans and a 20% additional tax on amounts that are subject to, but do not comply with, Section 409A. Section 409A includes a broad definition of non-qualified deferred compensation plans, which includes certain types of equity incentive compensation. The Company intends for the awards granted under the 2016 Associates LTIP to comply with or be exempt from the requirements of Section 409A and the Treasury Regulations promulgated thereunder.

OUR COMPENSATION AND ORGANIZATION COMMITTEE AND THE FULL BOARD UNANIMOUSLY RECOMMEND THAT YOU VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO THE 2016 ASSOCIATES LTIP.

The approval of this proposal requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Under applicable NYSE Rules, broker non-votes will not be treated as votes cast. Abstentions will be treated as votes cast and will have the effect of a vote “AGAINST” the proposal.

Audit and Finance Committee Matters

Report of the Audit and Finance Committee for Fiscal 2019

The Audit and Finance Committee, which was established in accordance with Section 3(a)(58)(A) of the Exchange Act, is organized and conducts its business pursuant to a written charter, a copy of which is posted on the “Corporate Governance” page within the “Our Company” section of the Company’s website at corporate.abercrombie.com.

The Audit and Finance Committee currently consists of four independent directors, each of whom has been determined by the Board to meet the heightened independence and financial literacy and expertise criteria for Audit and Finance Committee members under the NYSE Rules and applicable SEC rules. The Board has also designated each member of the Audit and Finance Committee as an “audit committee financial expert” as defined under the applicable SEC rules.

The Audit and Finance Committee’s responsibility is to provide independent, objective oversight of:

●	The integrity of the Company’s consolidated financial statements;

●	The effectiveness of the Company’s systems of disclosure controls and procedures and internal control over financial reporting;

●	The compliance by the Company and its subsidiaries with legal and regulatory requirements, including the financial reporting and disclosure process;

●	The qualifications and independence of the Company’s independent registered public accounting firm PricewaterhouseCoopers LLP (“PwC”);

●	The performance of the Company’s internal audit function and the Company’s independent registered public accounting firm;

●	The appointment, compensation and retention of the chief audit executive, the head of the Company’s internal audit function;

●	Compliance with the Company’s Code of Business Conduct & Ethics;

●	The Company’s enterprise risk management framework, the risk tolerance of the Company, the Company’s major financial risk exposures, including those related to cybersecurity, and the steps management had taken to monitor and control such exposures;

●	The annual independent audit of the Company’s consolidated financial statements; and

●	The review of the financial plans and policies of the Company.

In fulfilling its oversight responsibilities, the Audit and Finance Committee engages in the review of the presentation of non-GAAP measures and metrics to understand how they are used to evaluate performance and whether they are consistently prepared and presented from period to period in accordance with the Company’s related policies and disclosure controls and procedures and in compliance with SEC rules and interpretations.

Management of the Company has the responsibility for the preparation, presentation and integrity of the Company’s consolidated financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for the establishment and maintenance of systems of disclosure controls and procedures and internal control over financial reporting.

The Audit and Finance Committee is responsible for authorizing the appointment, compensation, and retention of, and overseeing the work of, the Company’s independent auditor. On an annual basis, the Audit and Finance Committee evaluates the qualifications, performance, tenure and independence of PwC and determines, after also considering the impact of a change in the Company’s independent auditor, whether to re-engage PwC. PwC has been the Company’s independent auditor since 1996. PwC rotates its lead audit engagement partner every five years and the Audit and Finance Committee takes a lead role in the process for evaluating and selecting the new lead audit engagement partner. The Audit and Finance Committee believes there are benefits to having an independent auditor with an extensive history with the Company, including higher quality audit work and accounting advice due to PwC’s institutional knowledge of the Company’s business and operations, accounting policies and financial systems, and internal control framework, as well as operational efficiencies.

PwC is subject to independence controls that mitigate the risks that may be associated with long auditor tenure. The Audit and Finance Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit and Finance Committee concerning independence, and has discussed with PwC that firm’s independence. The Audit and Finance Committee has concluded that PwC’s provision of permitted non-audit services to the Company and its subsidiaries is compatible with maintaining PwC’s independence. The Audit and Finance Committee has considered PwC’s provision of permitted non-audit services to the Company and its subsidiaries and concluded that the provision of such services has been compatible with maintaining PwC’s independence.

PwC is responsible for auditing and reporting on the Company’s annual consolidated financial statements included in the Company’s Annual Report on Form 10-K and the effectiveness of the Company’s internal control over financial reporting, and for reviewing the Company’s unaudited interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q.

In fulfilling its oversight responsibilities, the Audit and Finance Committee met with management of the Company, the Company’s Chief Audit Executive and PwC throughout the year. The Audit and Finance Committee met with the Company’s Chief Audit Executive and PwC, with and without management of the Company present, to discuss the overall scope of their respective annual audit plans, the results of their respective audits, the effectiveness of the Company’s internal control over financial reporting, including management’s and PwC’s reports thereon and the bases for the conclusions expressed in those reports, and the overall quality of the Company’s financial reporting. In addition, the Audit and Finance Committee met with the Company’s Chief Financial Officer to review the process undertaken to evaluate the accuracy and fair presentation of the Company’s consolidated financial statements. Throughout that period, the Audit and Finance Committee reviewed management’s plan for documenting and testing controls, the results of their documentation and testing, any deficiencies discovered and the resulting remediation of the deficiencies. The Audit and Finance Committee considers the potential effects of new accounting standards and initiatives and changes to the audit process including, for example, the new audit report standards relating to the disclosure and discussion of critical audit matters (“CAMs”) on the Company’s financial statements. In addition, the Audit and Finance Committee reviewed and discussed with PwC all matters required by PCAOB standards, including the PwC’s audit report and expected CAMs to understand the nature of each CAM, the auditor’s basis for determining each CAM and the expected description of each CAM in PwC’s audit report.

Management of the Company and PwC have represented to the Audit and Finance Committee that the Company’s audited consolidated financial statements as of and for the fiscal year ended February 1, 2020 were prepared in accordance with accounting principles generally accepted in the United States, and the Audit and Finance Committee has reviewed and discussed those audited consolidated financial statements with management of the Company and PwC.

Based on the Audit and Finance Committee’s discussions with management of the Company and PwC and the Audit and Finance Committee’s review of the report of PwC to the Audit and Finance Committee, the Audit and Finance Committee unanimously recommended to the Board that the Company’s audited consolidated financial statements be included (and the Board approved such inclusion) in the Company’s Annual Report on Form 10-K for Fiscal 2019 filed with the SEC on March 31, 2020.

Submitted by the Audit and Finance Committee: Kerrii B. Anderson (Chair), James B. Bachmann, Michael E. Greenlees and Nigel Travis

Proposal 5 — Ratification of Appointment of Independent Registered Public Accounting Firm

As noted above, PwC served as the Company’s independent registered public accounting firm during Fiscal 2019 and, in that capacity, rendered a report on the Company’s consolidated financial statements as of and for the fiscal year ended February 1, 2020 and internal control over financial reporting as of February 1, 2020.

On an annual basis in deciding whether to retain our current independent registered public accounting firm or engage a different independent registered public accounting firm (also referred to as the “Company’s independent audit firm”), our Audit and Finance Committee reviews the Company’s current independent audit firm’s qualifications, performance and independence in accordance with regulatory requirements and guidelines. As part of this evaluation, factors considered by our Audit and Finance Committee include: PwC’s capabilities and expertise; the recent performance of PwC on the Company’s audit; management’s assessment of PwC’s performance; external data on audit quality, including results of recent PCAOB reports on PwC and its peers; PwC’s independence; the terms of the audit engagement; and the quality and candor of PwC’s communications to our Audit and Finance Committee. Subject to ratification by the stockholders of the Company, our Audit and Finance Committee has unanimously reappointed PwC as the independent registered public accounting firm to audit the Company’s consolidated financial statements and internal control over financial reporting for Fiscal 2020. Although the Company’s governing documents do not require the submission of PwC’s appointment to the Company’s stockholders for ratification, the Company believes it is desirable to do so. If the appointment of PwC is not ratified, our Audit and Finance Committee will reconsider the appointment.

Representatives of PwC are expected to be present at the Annual Meeting. They will be available to respond to appropriate questions and may make a statement if they so desire.

Fees billed for services rendered by PwC for each of Fiscal 2019 and Fiscal 2018 were as follows:

Type of Service	Fiscal 2019	Fiscal 2018(4)
Audit Fees (1)	$3,221,670	$3,602,479
Audit-Related Fees	$--	--
Tax Fees (2)	$19,000	18,523
All Other Fees (3)	$32,338	30,697
Total	$3,273,008	$3,651,699

(1)	Audit Fees represent fees for Fiscal 2019 and Fiscal 2018 for professional services rendered by PwC in connection with the integrated audit of the Company’s annual consolidated financial statements included in the Company’s Annual Reports on Form 10-K and reviews of the unaudited interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q of $1,995,762 and $2,316,709, respectively, statutory audits of $1,219,460 and $1,279,449, respectively, and other services provided in connection with statutory and regulatory filings or engagements of $6,448 and $6,321, respectively.

(2)	Tax Fees for Fiscal 2019 and Fiscal 2018 represent fees relating to tax compliance matters.

(3)	All Other Fees for Fiscal 2019 and Fiscal 2018 represent fees for services other than those included above, including non-financial attestation services and payments made to PwC related to the use of accounting regulatory and disclosure databases.

(4)	The previously presented Fiscal 2018 fees were revised to reflect the actual fees associated with the services rendered by PwC to the Company and our subsidiaries for Fiscal 2018.

Under applicable SEC rules, our Audit and Finance Committee is required to pre-approve the audit and non-audit services performed by the Company’s independent audit firm in order to ensure that the provision of these services does not impair the independence of the Company’s independent audit firm from the Company and its subsidiaries. Annually, the Company’s management and the Company’s independent audit firm must jointly submit to our Audit and Finance Committee an Annual Pre-Approval Request (the “Pre-Approval Request”) listing all known and/or anticipated audit and non-audit services for the upcoming fiscal year. Our Audit and Finance Committee reviews each Pre-Approval Request with both the Company’s management and the Company’s independent audit firm.

During the course of the year, there may be additional audit or non-audit services that are identified by the Company’s management and are desired but were not contained in the annual Pre-Approval Request. Our Audit and Finance Committee will designate one or more of its members to have the authority to pre-approve interim requests for additional audit or non-audit services. These interim pre-approval procedures are to be used only for services that are less than $100,000 and requests for services greater than $100,000 must be approved by the full Audit and Finance Committee.

All of the services rendered by PwC to the Company and its subsidiaries during Fiscal 2019 and Fiscal 2018 were pre-approved by our Audit and Finance Committee.

OUR AUDIT AND FINANCE COMMITTEE AND THE FULL BOARD UNANIMOUSLY RECOMMEND THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PwC.

The ratification of the appointment of PwC as the Company’s independent registered public accounting firm for Fiscal 2020 requires the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and voting thereon. Abstentions will not be treated as votes cast.

Stockholder Proposals for 2021 Annual Meeting

Any stockholder of the Company seeking to present a proposal pursuant to Exchange Act Rule 14a-8 to be considered for inclusion in the Company’s proxy statement for the 2021 Annual Meeting, must submit the proposal in accordance with Exchange Act Rule 14a-8 and deliver it to the Company at the address set forth below no later than the close of business on December 8, 2020. Only those proposals that comply with the requirements of Exchange Act Rule 14a-8 will be included in the Company’s proxy statement for the 2021 Annual Meeting.

Stockholders of the Company seeking to bring business before the 2021 Annual Meeting outside of Exchange Act Rule 14a-8, or to nominate candidates for election as directors at the 2021 Annual Meeting, must provide timely written notice to the Company and comply with certain other requirements specified in the Company’s Amended and Restated Bylaws. The notice of a proposing stockholder must be in writing and delivered in person or by United States certified mail, postage prepaid, and received by the Corporate Secretary of the Company, at the address set forth below, not less than 120 days nor more than 150 days prior to the May 20, 2021 anniversary date of the Annual Meeting. As a result, notices with respect to proposed business outside of Exchange Act Rule 14a-8, or nominations for election as directors, for the 2021 Annual Meeting must be received no earlier than the close of business on December 21, 2020 and not later than the close of business on January 20, 2021. The notice requirements applicable to nominations are described above in the “Proposal 1 — Election of Directors — Director Nominations” section of this Proxy Statement beginning on page 7.

Under Section 1.09 of the Company’s Amended and Restated Bylaws, a stockholder wishing to bring business (other than nominations for election to the Board) before the 2021 Annual Meeting must be a stockholder of record on both the date of the giving of the required notice of proposed business and the record date for determining the stockholders entitled to notice of and to vote at the 2021 Annual Meeting. The notice to be submitted by a proposing stockholder must include the following information:

●	as to each matter the stockholder proposes to bring before the 2021 Annual Meeting (other than nominations for election to the Board), a brief description of the business desired to be brought before the 2021 Annual Meeting, including the complete text of any resolutions to be presented, and the reasons for conducting such business at the 2021 Annual Meeting;

●	as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made:

–	the name and address of each such person;

–	(A) the class and number of all shares of the Company owned beneficially or of record by such person and any affiliates or associates of such person; (B) the name of each nominee holder of shares of the Company owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of the Company held by each such nominee holder; (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to the shares of the Company; and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of the Company) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to shares of the Company;

–	a description of all agreements, arrangements or understandings (written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such person, or any affiliates or associates of such person, in such business, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person;

–	a representation that the stockholder giving notice intends to appear in person or by proxy at the 2021 Annual Meeting to bring the business described in the stockholder’s notice; and

–	any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person pursuant to the SEC’s proxy rules.

Proposals by stockholders intended to be presented at the 2021 Annual Meeting and/or considered for inclusion in the Company’s proxy statement for the 2021 Annual Meeting must be delivered or mailed to Abercrombie & Fitch Co., 6301 Fitch Path, New Albany, Ohio 43054, Attention: Corporate Secretary.

Questions and Answers About Our Annual Meeting and Voting

When will the Annual Meeting be held?

The Annual Meeting will be held virtually via a live webcast on Wednesday, May 20, 2020, at 10:00 a.m., Eastern Daylight Time.

Why am I being provided with access to this Proxy Statement?

We are required by the SEC to give you, or provide you access to, this Proxy Statement because our Board is soliciting your proxy to vote your shares of Common Stock at the Annual Meeting. This Proxy Statement summarizes the information you need in order to vote at the Annual Meeting.

What is a proxy?

A proxy is your designation of another person to vote shares of Common Stock you own. If you designate someone as your proxy in a written document, that document is also called a proxy, a form of proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. Scott Lipesky and Gregory J. Henchel have been designated on behalf of the Board as the proxies to cast the vote of the Company’s stockholders at the Annual Meeting.

What are the voting requirements for the proposals to be acted upon at the Annual Meeting and discussed in this Proxy Statement?

Proposal	Voting Standard	Effect of Abstentions	Effect of Broker Non-Votes
Proposal 1 – Election of Twelve Directors	Majority of votes cast	No effect	No effect
Proposal 2 – Non-Binding Advisory Resolution to Approve Executive Compensation (1)	Majority of votes cast	No effect	No effect
Proposal 3 – Approval of an Amendment to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors to Authorize 150,000 Additional Shares	Majority of votes cast	Treated as vote against	No effect
Proposal 4 – Approval of an Amendment to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates to Authorize 150,000 Additional Shares	Majority of votes cast	Treated as vote against	No effect
Proposal 5 – Ratification of Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending January 30, 2021	Majority of votes cast	No effect	Your broker, bank or nominee may vote in its discretion

(1)

As an advisory vote, the proposal to approve executive compensation is not binding upon the Company but the Board and our Compensation and Organization Committee will give careful consideration to the results of voting on this proposal.

What are the Board’s recommendations for the proposals to be acted upon at the Annual Meeting and how will my shares be voted?

Subject to revocation, all forms of proxy that are properly completed and timely received will be voted in accordance with the instructions you give. If no instructions are given (except in the case of broker non-votes), the persons named as proxies will vote the shares of Common Stock in accordance with the recommendations of the Board. The Board’s recommendations are set forth together with the description of each proposal in this Proxy Statement. The Board’s recommendations are summarized in the table below.

Proposal	Board Vote Recommendation	For More Information, See Page
Proposal 1 – Election of Twelve Directors	FOR each director nominee	7
Proposal 2 – Non-Binding Advisory Resolution to Approve Executive Compensation	FOR	33
Proposal 3 – Approval of an Amendment to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors to Authorize 150,000 Additional Shares	FOR	64
Proposal 4 – Approval of an Amendment to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates to Authorize 150,000 Additional Shares	FOR	71
Proposal 5 – Ratification of Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending January 30, 2021	FOR	82

Who can vote at the Annual Meeting?

Only holders of shares of the Company’s Common Stock of record at the close of business on March 23, 2020 or such stockholders’ proxies are entitled to receive notice of, and vote at, the Annual Meeting. At the close of business on March 23, 2020, there were 61,430,238 shares of Common Stock outstanding and entitled to vote. There are no other voting securities of the Company outstanding. Each stockholder is entitled to one vote on each matter voted upon at the Annual Meeting for each share of Common Stock held. To be able to vote your shares at the Annual Meeting, the records of the Company must show that you held your shares at the close of business on March 23, 2020.

How do I attend the Annual Meeting?

You can attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/ANF2020. You will not be able to attend the Annual Meeting in person. The live webcast of the Annual Meeting will begin promptly at 10:00 a.m., Eastern Daylight Time, on Wednesday, May 20, 2020. All stockholders may attend and listen to the live webcast of the Annual Meeting. If you are a stockholder of record, you may electronically vote your shares and submit questions at the Annual Meeting by using the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability of Proxy Materials or proxy card (if you received a printed copy of the proxy materials). We recommend that you log in at least 15 minutes before the Annual Meeting to ensure ample time to complete the check-in procedures. A replay of the Annual Meeting audio webcast will be available on our website for approximately one year following the Annual Meeting.

You do not need to attend the Annual Meeting to vote. Even if you plan to attend the Annual Meeting, please submit your vote in advance as instructed in this Proxy Statement.

What is a Notice of Internet Availability of Proxy Materials?

In accordance with rules adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are permitted to furnish our proxy materials, including the Notice of Annual Meeting of Stockholders, this Proxy Statement and our Fiscal 2019 Form 10-K, by providing access to such documents over the Internet. Generally, stockholders will not receive printed copies of the proxy materials unless they request them.

A Notice of Internet Availability of Proxy Materials that provides instructions for accessing our proxy materials over the Internet was mailed directly to registered stockholders. The Notice of Internet Availability of Proxy Materials also provides instructions regarding how registered stockholders may vote their shares over the Internet. Registered stockholders who prefer to receive a paper or e-mail copy of our proxy materials must follow the instructions provided in the Notice of Internet Availability of Proxy Materials for requesting such materials.

The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to cast your vote.

A notice that directs beneficial owners of our shares to the website where they can access our proxy materials is to be forwarded to each beneficial stockholder by the brokerage firm, bank or other holder of record who is considered the registered owner with respect to the shares of the beneficial stockholder. Such brokerage firm, bank or other holder of record should also provide each beneficial owner of our shares with instructions on how the beneficial stockholder may request a paper or e-mail copy of our proxy materials.

To enroll in the electronic delivery service for future stockholder meetings, use your Notice of Internet Availability of Proxy Materials (or proxy card, if you received printed copies of the proxy materials) to register online at www.proxyvote.com and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

What is the difference between holding shares as a holder of record and as a beneficial owner?

If, at the close of business on March 23, 2020, your shares were registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, LLC, you are considered a holder of record with respect to those shares, and the Notice of Internet Availability of Proxy Materials was sent directly to you. As a holder of record, you may vote your shares electronically at the Annual Meeting or by proxy.

If, at the close of business on March 23, 2020, your shares were held in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and a notice directing you to the website where you can access our proxy materials is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization how to vote the shares in your account. If that organization is not given specific direction, shares held in the name of that organization may not be voted and will not be considered as present and entitled to vote on any matter to be considered at the Annual Meeting other than the ratification of the appointment of the Company’s independent registered public accounting firm. Please direct your broker how to vote your shares following the instructions provided by your broker.

How do I vote my shares?

If you are a registered stockholder (i.e., you hold your shares of record), you may vote your shares using one of the following methods (please also see the information provided above and below concerning the difference in how to vote if you hold shares beneficially through a brokerage firm, bank or other nominee instead of as the registered holder — beneficial holders should follow the voting instructions provided by their respective nominees):

●	Over the Internet. Go to www.proxyvote.com.

Have available the information that is printed in the box marked by the arrow provided in your Notice of Internet Availability of Proxy Materials and visit www.proxyvote.com. You can use the Internet 24 hours a day, seven days a week, to submit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Time, on May 19, 2020. Have your proxy card (if you requested a printed copy of the proxy materials) or Notice of Internet Availability of Proxy Materials in hand when you access the website and follow the instructions to obtain your records and create an electronic voting instruction form.

●	By telephone. Call 1-800-690-6903.

You can use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Time, on May 19, 2020. Have your proxy card (if you requested a printed copy of the proxy materials) or Notice of Internet Availability of Proxy Materials in hand when you call and follow the instructions.

●	By e-mail. E-mail sendmaterial@proxyvote.com.

If you request proxy materials by e-mail, please send a blank e-mail including in the subject line the information that is printed in the box marked by the arrow provided in your Notice of Internet Availability of Proxy Materials. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 6, 2020 to facilitate timely delivery of the proxy materials.

●	By mail. If you received a printed copy of the proxy materials, you may submit your vote by completing, signing and mailing your proxy card and returning it in the postage-paid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than May 19, 2020 to be voted at the Annual Meeting.

●	During the Annual Meeting. Visit www.virtualshareholdermeeting.com/ANF2020

Registered stockholders may attend the Annual Meeting via the Internet and vote electronically during the Annual Meeting. Have available the information that is printed in the box marked by the arrow provided in your Notice of Internet Availability of Proxy Materials or your proxy card (if you requested a printed copy of the proxy materials) in hand when you access the website and follow the instructions to vote during the Annual Meeting.

If, prior to the Annual Meeting, you vote over the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned a proxy card. If, prior to the Annual Meeting, you vote over the Internet or by telephone, do not return a proxy card unless you intend to revoke your previously submitted proxy.

If I am a stockholder holding shares in “street name,” how do I vote?

If you hold your shares in “street name” with a brokerage firm, bank or other nominee, the holder of record will send you instructions as to how to instruct the holder of record to vote your shares. Your broker is permitted to vote your shares with respect the “routine” proposal to ratify the appointment of the Company’s independent registered public accounting firm without your instruction as to how to vote but will not be permitted to vote your shares with respect to any of the other proposals at the Annual Meeting without your instructions as to how to vote.

If you hold your shares in “street name,” you should have received a Notice of Internet Availability of Proxy Materials or voting instructions from the brokerage firm, bank or other nominee holding your shares. You should follow the instructions in the Notice of Internet Availability of Proxy Materials or voting instructions provided by your broker or other nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of your broker or other nominee.

What is a “broker non-vote”?

A “broker non-vote” occurs when a stockholder holds our shares of Common Stock in “street name” through a broker or similar organization, and the stockholder does not provide the broker or other organization with instructions within the required timeframe before the Annual Meeting as to how to vote the shares on “non-routine” matters. The only proposal this year which is considered “routine” is the ratification of the appointment of the Company’s independent registered public accounting firm. Under the NYSE Rules, your broker cannot vote your shares on non-routine matters unless your broker receives instructions from you as to how to vote.

How can I revoke my proxy or change my vote?

If you are a registered stockholder, you can revoke your proxy at any time before it is actually voted at the Annual Meeting by:

●	Signing and returning a new proxy card with a later date — only your latest-dated proxy card received by May 19, 2020, will be counted;

●	Submitting a later-dated vote by telephone or over the Internet — only your latest telephone or Internet proxy received by 11:59 p.m., Eastern Daylight Time, on May 19, 2020, will be counted;

●	Participating in the Annual Meeting live via the Internet and voting again; or

●	Delivering a written revocation to our Corporate Secretary at 6301 Fitch Path, New Albany, Ohio 43054, to be received no later than May 19, 2020.

If you hold your shares in “street name,” you must contact the broker or other nominee holding your shares and follow the instructions of the broker or other nominee for revoking or changing your vote.

Who is paying for the cost of this proxy solicitation?

This solicitation of proxies is made by and on behalf of our Board. In addition to mailing the Notice of Internet Availability of Proxy Materials (or, if applicable, paper copies of this Proxy Statement, the Notice of Annual Meeting of Stockholders, the proxy card and our Fiscal 2019 Form 10-K) to registered stockholders as of the close of business on March 23, 2020, the brokers, banks and other nominees holding our shares for beneficial owners must provide a notice as to where the beneficial owners can access our proxy materials to the beneficial owners for whom they hold our shares in order that such shares may be voted. Solicitation may also be made by our directors, officers and select other Company associates telephonically, electronically or by other means of communications. Directors, officers and associates who help us in the solicitation will not be specially compensated for those services, but they may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation. In addition, the Company has retained Innisfree to aid in the solicitation of proxies for a fee of $15,000, plus out-of-pocket expenses.

The Company will reimburse Innisfree, as well as brokerage firms, banks and other custodians, fiduciaries and nominees, who are record holders of shares of our Common Stock not beneficially owned by them for their reasonable costs in sending proxy materials to stockholders who beneficially own our shares. The Company will bear the costs incurred in connection with the solicitation of proxies on behalf of the Board, other than the Internet access or telephone usage fees which may be charged to stockholders.

What is householding?

In order to reduce expenses, we are taking advantage of certain SEC rules, commonly known as “householding,” that permit us to send: (i) a single annual report and/or a single proxy statement or (ii) a single Notice of Internet Availability of Proxy Materials to multiple registered stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. A registered stockholder at a shared address may call Broadridge, toll free, 1-866-540-7095, or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, to: (i) request additional copies of this Proxy Statement and the Company’s Fiscal 2019 Form 10-K or the Notice of Internet Availability of Proxy Materials; or (ii) notify the Company that such registered stockholder wishes to receive a separate annual report to stockholders, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future. If you hold stock in street name, you may revoke your consent to householding by notifying your broker.

Are there any cumulative voting rights in the election of directors?

No.

What constitutes a quorum to hold and transact business at the Annual Meeting?

A quorum for the Annual Meeting is one-third of the outstanding shares of Common Stock. If you are a registered stockholder and submit a proxy, your shares of Common Stock will be counted to determine whether we have a quorum even if you abstain or fail to provide voting instructions on any of the proposals described in this Proxy Statement and listed on the form of proxy. If your shares of Common Stock are held in the name of your broker or other nominee, and you do not instruct your broker or other nominee how to vote your shares of Common Stock, these shares will still be counted for purposes of determining the presence or absence of a quorum for the transaction of business if your broker or other nominee submits a proxy.

How are votes tabulated?

The results of stockholder voting will be tabulated by the inspectors of election appointed for the Annual Meeting.

How do I nominate a director using the “Proxy Access” provisions under the Company’s Bylaws?

The Company’s “Proxy Access” for director nominations bylaw permits a stockholder, or group of up to 20 stockholders, that has owned continuously for at least three years shares of the Company’s Common Stock representing an aggregate of at least 3% of our outstanding shares, to nominate and include in the Company’s proxy materials director nominees constituting up to 25% of the Board, provided that the stockholder(s) and nominee(s) satisfy the requirements in Section 2.04 of the Company’s Amended and Restated Bylaws.

A nominating stockholder must be a stockholder of record on both the date of the giving of the required notice of proposed nomination and the record date for determining the stockholders entitled to notice of and to vote at the relevant meeting of the stockholders. The recommendation must include the candidate’s name, age, business address, residence address and principal occupation. The recommendation must also describe the qualifications, attributes, skills or other qualities possessed by the recommended director candidate. A written statement from the candidate consenting to serve as a director, if elected, must accompany any such recommendation.

The informational requirements for stockholders with respect to the nomination of director candidates are detailed and include the disclosure of all derivative and synthetic instruments and short interests held by the nominating stockholder and such stockholder’s affiliates or associates as well as by any proposed nominees.

The notice of a nominating stockholder in respect of an annual meeting of stockholders must be in writing and delivered in person or by United States certified mail, postage prepaid, and received by the Corporate Secretary of the Company, at the Company’s principal executive offices at 6301 Fitch Path, New Albany, Ohio 43054, not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, which, for purposes of the Company’s 2021 Annual Meeting, means no earlier than the close of business on December 21, 2020 and no later than the close of business on January 20, 2021.

A stockholder providing notice of any nomination proposed to be made at an annual meeting of stockholders must update and supplement such notice, if necessary, so that the information provided is true and correct as of the record date for determining the stockholders entitled to receive notice of and vote at the relevant annual meeting of stockholders, with such update and supplement to be received by the Company’s Corporate Secretary, at the Company’s principal executive offices, not later than five business days after such record date.

What should I do if I have other questions or if I require technical support during the Annual Meeting?

If you have any questions or require any assistance with voting your shares, please contact Innisfree, our proxy solicitor, using the contact information listed below:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders May Call Toll-Free: (888) 750-5834 (from the United States and Canada)

Stockholders May Call: (412) 232-3651 (from other locations)

Banks and Brokers May Call Collect: (212) 750-5833

If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be provided on the Annual Meeting Website log-in page.

Other Matters

As of the date of this Proxy Statement, the Board knows of no matter that will be presented for action by the stockholders at the Annual Meeting other than those discussed in this Proxy Statement. If any other matter requiring a vote of the stockholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.

APPENDIX A

ABERCROMBIE & FITCH CO.

2016 LONG-TERM INCENTIVE PLAN FOR DIRECTORS

(as proposed to be amended)

[NOTE: Strike-out text proposed to be deleted; double-

underlined text proposed to be added.]

1. Purpose. The purpose of this 2016 Long-Term Incentive Plan for Directors (the “Plan”) is to aid Abercrombie & Fitch Co., a Delaware corporation (together with its successors and assigns, the “Company”), in recruiting, retaining, motivating and rewarding certain non-associate directors of the Company or its subsidiaries or affiliates, to provide non-associate directors with equitable and competitive compensation opportunities, to provide a mechanism for non-associate directors to increase their ownership position in the Company, and to increase the alignment between the compensation program for non-associate directors and stockholder interests. The Plan authorizes equity-based awards for Participants.

2. Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) “Annual Limit” shall have the meaning specified in Section 5(b).

(b) “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, or Deferred Stock Award together with any related right or interest, granted to a Participant under the Plan.

(c) “Beneficiary” means the legal representative of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written and duly filed beneficiary designation to receive the benefits specified under the Participant’s Award upon such Participant’s death.

(d) “Board” means the Company’s Board of Directors.

(e) “Change of Control” has the meaning specified in Section 8.

(f) “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and the Internal Revenue Service.

(g) “Committee” means the Compensation and Organization Committee of the Board, the composition and governance of which is established in the Committee’s charter as approved from time to time by the Board and subject to Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, and other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee’s charter or the Plan. The full Board may perform any function of the Committee hereunder except to the extent limited under Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, in which case the term “Committee” shall refer to the Board.

(h) “Deferred Stock Award” means a right, granted to non-associate directors of the Company under the Plan, to receive Stock in accordance with the terms and conditions of the Directors’ Deferred Compensation Plan (Plan II), as adopted effective January 1, 2005, or any successor plan providing for the deferral of compensation by such non-associate directors.

(i) “Effective Date” means the effective date specified in Section 9(p).

(j) “Eligible Person” has the meaning specified in Section 5.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(l) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the closing price per share of Stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which Stock is traded on the day as of which such Fair Market Value is being determined or, if there is no closing price on that day, then the closing price on the last previous day on which a closing price was reported.

(m) “Option” means a right, granted under the Plan, to purchase Stock.

(n) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(o) “Restricted Stock” means Stock granted under the Plan which is subject to certain restrictions and to a risk of forfeiture.

(p) “Restricted Stock Unit” or “RSU” means a right, granted under the Plan, to receive Stock, cash or other Awards or a combination thereof at the end of a specified deferral period.

(q) “Retirement” means, unless otherwise stated by the Committee (or the Board) in an applicable Award agreement, a Participant’s voluntary termination of service as a member of the Board (or the board of a subsidiary or affiliate of the Company) at or after attaining age 70 with at least three years of service as a member of the applicable board.

(r) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(s) “Stock” means the Company’s Class A Common Stock, par value $0.01 per share, and any other equity securities of the Company or another issuer that may be substituted or resubstituted for Stock pursuant to Section 9(c).

(t) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 6(c).

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto (including outstanding Awards); to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 9(b) and other persons claiming rights from or through a Participant, and stockholders of the Company.

(b) Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The

Committee may delegate the administration of the Plan to one or more officers or associates of the Company, and such administrator(s) may have the authority to execute and distribute Award agreements or other documents evidencing or relating to Awards granted by the Committee under the Plan, to maintain records relating to Awards, to process or oversee the issuance of Stock under Awards, to interpret and administer the terms of Awards and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to grant Awards under the Plan, (ii) to take any action that would result in the loss of an exemption under Rule 16b-3 for Awards granted to or held by Participants who at the time are subject to Section 16 of the Exchange Act in respect of the Company, (iii) to take any action inconsistent with Section 157 and other applicable provisions of the Delaware General Corporation Law, or (iv) to make any determination required to be made by the Committee under the New York Stock Exchange corporate governance standards applicable to listed company compensation committees (currently, Rule 303A.05). Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee established pursuant to Section 3(a) and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval or modification by the Committee.

(c) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or associate of the Company or a subsidiary or affiliate of the Company, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or associate of the Company or a subsidiary or affiliate of the Company acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery. The total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 900,000~~750,000~~. The total number of shares available is subject to adjustment as provided in Section 9(c). Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4(b). (i) Except as set forth below, to the extent that an Award granted under the Plan expires or is forfeited, cancelled, surrendered or otherwise terminated without issuance of shares to the Participant, settled only in cash, or settled by the issuance of fewer shares than the number underlying the Award, the shares retained by or tendered to the Company will be available under the Plan. (ii) Shares that are withheld from an Award of Restricted Stock or RSUs granted under the Plan to cover withholding tax obligations related to that Award or shares that are separately tendered by the Participant (either by delivery or attestation) in payment of such taxes shall be deemed to constitute shares not delivered to the Participant and will be available for future grants under the Plan. (iii) Shares that are withheld from, or that are tendered by a Participant (either by delivery or attestation) in connection with, an Award of Options or SARs granted under the Plan to cover withholding tax obligations related to that Award or the exercise price of that Award, shall be deemed to constitute shares delivered to the Participant and shall not be available for future grants under the Plan. For purposes of clarity, upon the exercise of an Option or SAR, the gross number of shares exercised, and not solely the net number of shares delivered upon such exercise, shall be treated as issued pursuant to the Plan and the shares subject to the exercised Option or SAR that are not issued or delivered upon such exercise will not be available for future grants under the Plan. (iv) Additionally, in the case of any Award granted through the assumption of, or in substitution for, an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company or with which the Company or a subsidiary or affiliate of the Company merges, consolidates or enters into a similar corporate transaction, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan.

5. Eligibility; Per-Person Award Limitations.

(a) Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means any non-associate directors of the Company or any subsidiary or affiliate of the Company. For purposes of the Plan, a joint venture in which the Company or a subsidiary of the Company has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. Holders of awards granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company, or with which the Company or a subsidiary or affiliate of the Company merges, consolidates or enters into a similar corporate transaction, who will become Eligible Persons are eligible for grants of substitute awards granted through the assumption of, or in substitution for, such outstanding awards previously granted, under the Plan in connection with such transaction, if so determined by the Committee.

(b) Per-Person Award Limitations. Subject to adjustment as provided in Section 9(c), during any calendar year during any part of which the Plan is in effect, awards to Eligible Persons, the non-associate director occupying the role of Non-Executive Chairman of the Board of the Company (if any) and the non-associate director occupying the role of Executive Chairman of the Board of the Company (if any) will be subject to the following Annual Limits:

(i) For Eligible Persons: Awards with an aggregate Fair Market Value on the date of grant of no more than $300,000;

(ii) For the non-associate director occupying the role of Non-Executive Chairman of the Board of the Company (if any): additional Awards with an aggregate Fair Market Value on the date of grant of no more than $500,000; and

(iii) For the non-associate director occupying the role of Executive Chairman of the Board of the Company (if any): additional Awards with an aggregate Fair Market Value on the date of grant of no more than $2,500,000.

A Participant’s Annual Limit in any year shall not include any Deferred Stock Awards granted in lieu of other forms of compensation.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(e) and Section 9(j)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 9(j). The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan. The minimum vesting and minimum exercisability conditions described below need not apply (i) in the case of the death, disability or Retirement of the Participant or termination of service of a Participant in connection with a Change of Control, and (ii) with respect to up to an aggregate of 5% of the shares of Stock authorized under the Plan, which may be granted (or regranted upon forfeiture) in any form permitted under the Plan without regard to such minimum vesting or minimum exercisability requirements.

(b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that, notwithstanding anything contained herein to the contrary, such exercise price shall be (A) fixed as of the grant date, and (B) not less than the Fair Market Value of a share of Stock on the grant date. Notwithstanding the foregoing, any substitute award granted in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company, or with which the Company or a subsidiary or affiliate of the Company merges, consolidates or enters into a similar corporate transaction, may be granted with an exercise price per share of Stock other than as required above.

(ii) No Repricing. Without the approval of stockholders of the Company, the Committee will not amend or replace previously granted Options in a transaction that constitutes a “repricing,” meaning any reduction in exercise price, cancellation of an Option in exchange for another Option with a lower exercise price, cancellation of an Option for cash, or cancellation of an Option for another grant if the exercise price of the cancelled Option is greater than the Fair Market Value of the shares of Stock subject to the cancelled Option at the time of cancellation, other than in conjunction with a Change of Control or other adjustment under Section 9(c), or any other “repricing” as that term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange (or any successor provision).

(iii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part, provided that, notwithstanding anything contained herein to the contrary, the sole and exclusive basis for determining both the vesting and exercisability of an Option will be the passage of a specific period of time (which at a minimum shall be a period which ends on the earlier of the first anniversary of the grant date or the date of the next regularly scheduled meeting of the Company’s stockholders held after the grant date) or the occurrence or non-occurrence of certain specific events (e.g., death, total disability or termination of service as a director in connection with a Change of Control). In addition, the Committee shall determine the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 9(j) and Section 9(k)), including, without limitation, cash, Stock (including by withholding Stock deliverable upon exercise), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate of the Company, or other property (including through broker-assisted “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants.

(iv) ISOs. The Plan does not permit grants of Incentive Stock Options within the meaning of Code Section 422. All Options granted under the plan shall be non-qualified Options.

(c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment. An SAR shall confer on the Participant to whom the SAR is granted a right to receive, upon exercise thereof, shares of Stock having a value equal to the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change of Control Price, as defined under the applicable award agreement) over (B) the exercise or settlement price of the SAR as determined by the Committee. Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6(b). The per share price for exercise or settlement of SARs (including both tandem SARs and freestanding SARs) shall be determined by the Committee, but in the case of SARs that are granted in tandem with an Option shall not be less than the exercise price of the Option and in the case of freestanding SARs shall be (X) fixed as of the grant date, and (Y) not less than the Fair Market Value of a share of Stock on the grant date.

(ii) No Repricing. Without the approval of stockholders of the Company, the Committee will not amend or replace previously granted SARs in a transaction that constitutes a “repricing,” meaning any reduction in exercise price, cancellation of an SAR in exchange for another SAR with a lower exercise price, cancellation of an SAR for cash, or cancellation of an SAR for another grant if the exercise price of the cancelled SAR is greater than the Fair Market Value of the shares of Stock subject to the cancelled SAR at the time of cancellation, other than in conjunction with a Change of Control or other adjustment under Section 9(c), or any other “repricing” as that term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange (or any successor provision).

(iii) Other Terms. The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten years from the date of grant. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on future service requirements which at a minimum shall be a period which ends on the earlier of the first anniversary of the grant date or the date of the next regularly scheduled meeting of the Company’s stockholders held after the grant date, with earlier vesting permitted in the event of a Participant’s death or total disability or upon the termination of a Participant’s service as a director of the Company in connection with a Change of Control), the method of exercise, method of settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, and whether or not an SAR shall be freestanding or in tandem or combination with any other Award. Limited SARs, that may only be exercised in connection with a Change of Control or termination of service following a Change of Control as specified by the Committee, may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions. Subject to Section 6(d)(ii), Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). Upon any forfeiture of Restricted Stock, a Participant shall cease to have any rights of a stockholder of the Company and shall return any certificates representing such Restricted Stock to the Company.

(ii) Limitation on Vesting. The grant, issuance, retention, vesting and/or settlement of Restricted Stock shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of Restricted Stock subject to continued service as a director and/or passage of time as deemed appropriate by the Committee; provided that the grant, issuance, retention, vesting and/or settlement of a Restricted Stock Award that is based solely upon continued service as a director or the passage of time shall vest not sooner than the earlier of (A) the first anniversary of the grant date of the Award or (B) the date of the next regularly scheduled annual meeting of stockholders of the Company held after the grant date of the Award, with earlier vesting permitted in the event of a Participant’s death or total disability or upon the termination of a Participant’s service as a director of the Company in connection with a Change of Control.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which they relate. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Restricted Stock Units. The Committee is authorized to grant RSUs to Participants, subject to the following terms and conditions:

(i) Award and Restrictions. Subject to Section 6(e)(ii), RSUs shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. A Participant granted RSUs shall not have any of the rights of a stockholder of the Company, including the right to vote, until Stock shall have been issued in the Participant’s name pursuant to the RSUs, except that the Committee may provide for dividend equivalents pursuant to Section 6(e)(iii) below.

(ii) Limitation on Vesting. The grant, issuance, retention, vesting and/or settlement of RSUs shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of RSUs subject to continued service as a director and/or passage of time as deemed appropriate by the Committee; provided that the grant, issuance, retention, vesting and/or settlement of an RSU that is based solely upon continued service as a director or the passage of time shall vest not sooner than the earlier of (A) the first anniversary of the grant date of the Award or (B) the date of the next regularly scheduled annual meeting of stockholders of the Company held after the grant date of the Award, with earlier vesting permitted in the event of a Participant’s death or total disability or upon the termination of a Participant’s service as a director of the Company in connection with a Change of Control.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee, dividend equivalents on the specified number of shares of Stock covered by an Award of RSUs shall be either (A) paid with respect to such RSUs at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such RSUs, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional RSUs, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

(f) Deferred Stock Awards. Non-associate directors may voluntarily defer all or a part of their retainers, meeting fees (if any), and Stock-based Awards under the provisions of the Directors’ Deferred Compensation Plan (Plan II), as adopted effective January 1, 2005, or any successor plan providing for deferral of compensation by non-associate directors. The dollar value of such deferrals is credited to a notional account in the form of Deferred Stock Awards. The deferred account balances will be settled in the form of Stock issued under the Plan, based on each non-associate director’s election.

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, and Tandem Awards. Awards granted under the Plan may, in the Committee’s discretion, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate of the Company, or any business entity to be acquired by the Company or a subsidiary or affiliate of the Company, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate of the Company. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 6(b)(iii) and Section 6(c)(iii) or elsewhere in the Plan.

(c) Form and Timing of Payment under Awards. Subject to the terms of the Plan (including Section 9(j) and Section 9(k)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate of the Company upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the Committee’s discretion or upon occurrence of one or more specified events, subject to Section 6(b)(iv), Section 9(j) and Section 9(k).

(d) No Dividends Payable with Respect to Unvested Awards. Notwithstanding anything in the Plan to the contrary, with respect to any Award under the Plan, no dividends (or dividend equivalents) shall be payable with respect to any shares of Stock underlying an Award until such underlying shares of Stock have vested.

8. Change of Control.

(a) Impact of Event. Unless the Board or the Committee provides otherwise (either at the time of grant of an Award or thereafter) prior to a Change of Control, this Section 8(a) shall govern the treatment of any Option, SAR, Restricted Stock or RSU, the exercisability, vesting and/or settlement of which is based solely upon continued service as a director or passage of time. In the case of an Award subject to this Section 8(a) that the acquiring or surviving company in the Change of Control assumes upon and maintains following the Change of Control (which Award shall be adjusted as to the number and kind of shares as may be determined appropriate by the Committee prior to the Change of Control), if there occurs an involuntary termination of service without cause of the Participant holding such Award (excluding voluntary resignation, death, disability or Retirement) within three months prior to or eighteen months following the Change of Control, such Award shall be treated as provided in clause (i) or clause (ii) of this Section 8(a), as applicable. In the case of an Award subject to this Section 8(a) that the acquiring or surviving company in the Change of Control does not assume upon the Change of Control, immediately prior to the Change of Control, such Award shall be treated as provided in clause (i) or clause (ii) of this Section 8(a), as applicable. The treatment provided for under this Section 8(a) is as follows:

(i) in the case of an Option or SAR, the Participant shall have the ability to exercise such Option or SAR, including any portion of the Option or SAR not previously exercisable, until the earlier of the expiration of the Option or SAR under its original term and a date that is two years (or such longer post-termination exercisability term as may be specified in the Option or SAR) following such date of termination of service as a director; and

(ii) in the case of Restricted Stock or RSUs, the Award shall become fully vested and shall be settled in full.

The Committee may also, through the terms of an Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award which shall only be effective if, upon the announcement of a transaction intended to result in a Change of Control, no provision is made in such transaction for the assumption and continuation of outstanding Awards.

(b) Definition of Change of Control. For purposes of the Plan, the term “Change of Control” shall mean, unless otherwise defined in an Award agreement, an occurrence of a nature that would be required to be reported by the Company in response to Item 6(e) of Schedule 14A of Regulation 14A issued under the Exchange Act. Without limiting the inclusiveness of the definition in the preceding sentence, a Change of Control of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied:

(i) any person is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) any of the following occur: (A) any merger or consolidation of the Company, other than a merger or consolidation in which the voting securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) 80% or more of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity; (B) any sale, exchange, lease, mortgage, pledge, transfer or other disposition (in a single transaction or a series of related transactions) of assets or earning power aggregating more than 50% of the assets or earning power of the Company on a consolidated basis; (C) any complete liquidation or dissolution of the Company; (D) any reorganization, reverse stock split or recapitalization of the Company that would result in a Change of Control as otherwise defined herein; or (E) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

9. General Provisions.

(a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 9(j), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as the Committee may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change of Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change of Control.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse Stock split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the number or Fair Market Value of and kind of shares of Stock or other securities of the Company or other issuer which are subject to the Plan, including the share limits, (ii) the number and kind of shares of Stock or other securities of the Company or other issuer by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock or other securities of the Company or other issuer subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, settlement price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 9(j) and Section 9(k)) or other Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets affecting any performance conditions), or in response to changes in applicable laws, regulations, or accounting principles.

(d) Tax Provisions.

(i) Withholding. The Company and any subsidiary or affiliate of the Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction or event involving an Award, or to require a Participant to remit to the Company an amount in cash or other property (including Stock) to satisfy such withholding before taking any action with respect to an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations. The Company can delay the delivery to a Participant of Stock under any Award to the extent necessary to allow the Company to determine the amount of withholding to be collected and to collect and process such withholding.

(ii) Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(e) Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders of the Company or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is at or after the date of such Board action:

(i) if such stockholder approval is required by any federal or state law or regulation or the rules of the New York Stock Exchange or any other stock exchange or automated quotation system on which the Stock may then be listed or quoted; or

(ii) if such amendment would materially increase the number of shares reserved for issuance and delivery under the Plan; or

(iii) if such amendment would alter the provisions of the Plan restricting the Company’s ability to grant Options or SARs with an exercise price that is not less than the Fair Market Value of Stock; or

(iv) in connection with any action to amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

The Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders of the Company for approval; and provided further, that, without the consent of an affected Participant, no such Board (or any Committee) action may materially and adversely affect the rights of such Participant under any outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such actions result in an income tax penalty on the Participant). With regard to other terms of Awards, the Committee shall have no authority to waive or modify any such Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification.

(f) Right of Setoff. The Company or any subsidiary or affiliate of the Company may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate of the Company may owe to the Participant from time to time (including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant), such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 9(f).

(g) Unfunded Status of Awards; Creation of Trusts. To the extent that any Award is deferred compensation, the Plan is intended to constitute an “unfunded” plan for deferred compensation with respect to such Award. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, and such other arrangements may be either applicable generally or only in specific cases.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. In addition, nothing herein shall prevent the Committee from authorizing the payment in cash of any amounts with respect to forfeited Awards. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Certain Limitations on Awards to Ensure Compliance with Code Section 409A. Notwithstanding anything herein to the contrary, any Award that is deferred compensation within the meaning of Code Section 409A shall be automatically modified and limited to the extent that the Committee determines necessary to avoid the imposition of the additional tax under Section 409A(a)(1)(B) of the Code on a Participant holding such Award.

(k) Certain Limitations Relating to Accounting Treatment of Awards. Other provisions of the Plan notwithstanding, the Committee’s authority under the Plan (including under Section 7(c), Section 9(c) and Section 9(d)) is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to “equity” accounting with a measurement date at the date of grant under applicable accounting standards shall not become subject to “liability” accounting solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding despite such “liability” accounting.

(l) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(m) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 9(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

(n) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken thereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the service of the Company or a subsidiary or affiliate of the Company, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate of the Company to terminate any Eligible Person’s or Participant’s service at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

(o) Severability; Entire Agreement. If any of the provisions of the Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any agreements or documents designated by the Committee as setting forth the terms of an Award contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

(p) Plan Effective Date and Termination. The Plan shall become effective if, and at such time as, the stockholders of the Company have approved the Plan in accordance with applicable law and stock exchange requirements (such date, the “Effective Date”). Unless earlier terminated by action of the Board, the authority of the Committee to make grants under the Plan shall terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the Plan, and the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan or as set forth above and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

APPENDIX B

ABERCROMBIE & FITCH CO.

2016 LONG-TERM INCENTIVE PLAN FOR ASSOCIATES

(as proposed to be amended)

[NOTE: Strike-out text proposed to be deleted; double-

underlined text proposed to be added.]

1. Purpose. The purpose of this 2016 Long-Term Incentive Plan for Associates (the “Plan”) is to aid Abercrombie & Fitch Co., a Delaware corporation (together with its successors and assigns, the “Company”), in attracting, retaining, motivating and rewarding certain associates of the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and to promote the creation of long-term value for stockholders of the Company by closely aligning the interests of Participants with those of stockholders. The Plan authorizes equity-based incentives for Participants.

2. Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) “Annual Limit” shall have the meaning specified in Section 5(b).

(b) “Award” means any Option, SAR, Restricted Stock or Restricted Stock Unit, together with any related right or interest, granted to a Participant under the Plan.

(c) “Beneficiary” means the legal representative of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written and duly filed beneficiary designation to receive the benefits specified under the Participant’s Award upon such Participant’s death.

(d) “Board” means the Company’s Board of Directors.

(e) “Change of Control” has the meaning specified in Section 9.

(f) “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and the Internal Revenue Service.

(g) “Committee” means the Compensation and Organization Committee of the Board, the composition and governance of which is established in the Committee’s charter as approved from time to time by the Board and subject to Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, and other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee’s charter or the Plan. The full Board may perform any function of the Committee hereunder except to the extent limited under Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, in which case the term “Committee” shall refer to the Board.

(h) “Covered Associate” means an Eligible Person who is a Covered Associate as specified in Section 11(j).

(i) “Effective Date” means the effective date specified in Section 11(q).

(j) “Eligible Person” has the meaning specified in Section 5.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(l) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the closing price per share of Stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which Stock is traded on the day as of which such Fair Market Value is being determined or, if there is no closing price on that day, then the closing price on the last previous day on which a closing price was reported.

(m) “Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 and qualifying thereunder.

(n) “Option” means a right, granted under the Plan, to purchase Stock.

(o) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(p) “Restricted Stock” means Stock granted under the Plan which is subject to certain restrictions and to a risk of forfeiture.

(q) “Restricted Stock Unit” or “RSU” means a right, granted under the Plan, to receive Stock, cash or other Awards or a combination thereof at the end of a specified deferral period.

(r) “Retirement” means, unless otherwise stated by the Committee (or the Board) in an applicable Award agreement, a Participant’s voluntary termination of employment after achieving 65 years of age.

(s) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(t) “Share Pool” has the meaning specified in Section 4.

(u) “Stock” means the Company’s Class A Common Stock, par value $0.01 per share, and any other equity securities of the Company or another issuer that may be substituted or resubstituted for Stock pursuant to Section 11(c).

(v) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 6(c).

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto (including outstanding Awards); to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and stockholders of the Company.

(b) Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying Awards under Code Section 162(m) as “performance-based compensation”, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may delegate the administration of the Plan to one or more officers or associates of the Company, and such administrator(s) may have the authority to grant Awards under the Plan, as may be determined by the Committee from time to time, to execute and distribute Award agreements or other documents evidencing or relating to Awards granted by the Committee under the Plan, to maintain records relating to Awards, to process or oversee the issuance of Stock under Awards, to interpret and administer the terms of Awards and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to take any action that would result in the loss of an exemption under Rule 16b-3 for Awards granted to or held by Participants who at the time are subject to Section 16 of the Exchange Act in respect of the Company or that would cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify, (ii) to take any action inconsistent with Section 157 and other applicable provisions of the Delaware General Corporation Law, or (iii) to make any determination required to be made by the Committee under the New York Stock Exchange corporate governance standards applicable to listed company compensation committees (currently, Rule 303A.05). Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in the Plan to the Committee shall include any such administrator. The Committee established pursuant to Section 3(a) and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval or modification by the Committee.

(c) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or associate of the Company or a subsidiary or affiliate of the Company, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or associate of the Company or a subsidiary or affiliate of the Company acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery. The total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 9,250,000~~9,100,000~~ (the “Share Pool”). Subject to limitations provided in Section 6(b)(iv), up to 500,000 authorized shares may be granted as ISOs under the Plan. The total number of shares available is subject to adjustment as provided in Section 11(c). Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4(b). (i) Except as set forth below, to the extent that an Award granted under the Plan expires or is forfeited, cancelled, surrendered or otherwise terminated without issuance of shares to the Participant, settled only in cash or settled by the issuance of fewer shares than the number underlying the Award, the shares retained by or tendered to the Company will be available under the Plan. (ii) Shares that are withheld from an Award of Restricted Stock or RSUs granted under the Plan to cover withholding tax obligations related to that Award or shares that are separately tendered by the Participant (either by delivery or attestation) in payment of such taxes shall be deemed to constitute shares not delivered to the Participant and will be available for future grants under the Plan. (iii) Shares that are withheld from, or that are tendered by a Participant (either by delivery or attestation) in connection with, an Award of Options or SARs granted under the Plan to cover withholding tax obligations related to that Award or the exercise price of that Award, shall be deemed to constitute shares delivered to the Participant and shall not be available for future grants under the Plan. For purposes of clarity, upon the exercise of an Option or SAR, the gross number of shares exercised, and not solely the net number of shares delivered upon such exercise, shall be treated as issued pursuant to the Plan and the shares subject to the exercised Option or SAR that are not issued or delivered upon such exercise will not be available for future grants under the Plan. (iv) In addition, in the case of any Award granted through the assumption of, or in substitution for, an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company or with which the Company or a subsidiary or affiliate of the Company merges, consolidates or enters into a similar corporate transaction, shares issued or issuable in connection with such substitute Award shall not be counted against the Share Pool.

5. Eligibility; Per-Person Award Limitations.

(a) Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means an associate of the Company or any subsidiary or affiliate of the Company, including any person who has been offered employment by the Company or a subsidiary or affiliate of the Company, provided that such prospective associate may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate of the Company. An associate on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate of the Company for purposes of eligibility for participation in the Plan, if so determined by the Committee. For purposes of the Plan, a joint venture in which the Company or a subsidiary of the Company has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. Holders of awards granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company, or with which the Company or a subsidiary or affiliate of the Company merges, consolidates or enters into a similar corporate transaction, who will become Eligible Persons are eligible for grants of substitute awards granted through the assumption of, or in substitution for, such outstanding awards previously granted, under the Plan in connection with such transaction, if so determined by the Committee.

(b) Per-Person Award Limitations. During any calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards under Section 6(b), Section 6(c), Section 6(d), or Section 6(e) up to the Annual Limit (such Annual Limit to apply in the aggregate for all types of Award authorized under the Plan). A Participant’s Annual Limit, in any calendar year during any part of which the Participant is then eligible under the Plan, shall equal 1,000,000 shares, subject to adjustment as provided in Section 11(c).

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11(e) and Section 11(k)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 11(k). The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan. The minimum vesting and minimum exercisability conditions described below need not apply (i) in the case of the death, disability or Retirement of the Participant or termination of employment of a Participant in connection with a Change of Control, and (ii) with respect to up to an aggregate of 5% of the shares of Stock authorized under the Plan, which may be granted (or regranted upon forfeiture) in any form permitted under the Plan without regard to such minimum vesting or minimum exercisability requirements.

(b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that, notwithstanding anything contained herein to the contrary, such exercise price shall be (A) fixed as of the grant date, and (B) not less than the Fair Market Value of a share of Stock on the grant date. Notwithstanding the foregoing, any substitute award granted through the assumption of, or in substitution for, an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate of the Company, or with which the Company or a subsidiary or affiliate of the Company merges, consolidates or enters into a similar corporate transaction, may be granted with an exercise price per share of Stock other than as required above.

(ii) No Repricing. Without the approval of stockholders of the Company, the Committee will not amend or replace previously granted Options in a transaction that constitutes a “repricing,” meaning any reduction in exercise price, cancellation of an Option or exchange for another Option with a lower exercise price, cancellation of an Option for cash, or cancellation of an Option for another grant if the exercise price of the cancelled Option is greater than the Fair Market Value of the shares of Stock subject to the cancelled Option at the time of cancellation, other than in conjunction with a Change of Control or other adjustment under Section 11(c), or any other “repricing” as that term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange (or any successor provision).

(iii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part, provided that, notwithstanding anything contained herein to the contrary, the sole and exclusive basis for determining both the vesting and exercisability of an Option will be the passage of a specific period of time (which at a minimum shall be a period of one year) or the occurrence or non-occurrence of certain specific performance related or non-performance related events (e.g., death, disability or termination of employment in connection with a Change of Control). In addition, the Committee shall determine the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 11(k) and Section 11(l)), including, without limitation, cash, Stock (including by withholding Stock deliverable upon exercise), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate of the Company, or other property (including through broker-assisted “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants.

(iv) ISOs. Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an ISO: (A) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Stockholder”), the purchase price of such Option must be at least 110 percent of the Fair Market Value of the Common Stock on the date of grant and the Option must expire within a period of not more than five years from the date of grant, and (B) termination of employment will occur when the person to whom an Award was granted ceases to be an associate (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its subsidiaries. Notwithstanding anything in this Section 6 to the contrary, Options designated as ISOs shall not be eligible for treatment under the Code as ISOs to the extent that either (X) the aggregate Fair Market Value of shares of Common Stock (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (Y) such Options otherwise remain exercisable but are not exercised within three months of termination of employment (or such other period of time provided in Section 422 of the Code).

(c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment. An SAR shall confer on the Participant to whom the SAR is granted a right to receive, upon exercise thereof, shares of Stock having a value equal to the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change of Control Price, as defined under the applicable award agreement) over (B) the exercise or settlement price of the SAR as determined by the Committee. Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6(b). The per share price for exercise or settlement of SARs (including both tandem SARs and freestanding SARs) shall be determined by the Committee, but in the case of SARs that are granted in tandem with an Option shall not be less than the exercise price of the Option and in the case of freestanding

SARs shall be (X) fixed as of the grant date, and (Y) not less than the Fair Market Value of a share of Stock on the grant date.

(ii) No Repricing. Without the approval of stockholders of the Company, the Committee will not amend or replace previously granted SARs in a transaction that constitutes a “repricing,” meaning any reduction in exercise price, cancellation of an SAR in exchange for another SAR with a lower exercise price, cancellation of an SAR for cash, or cancellation of an SAR for another grant if the exercise price of the cancelled SAR is greater than the Fair Market Value of the shares of Stock subject to the cancelled SAR at the time of cancellation, other than in conjunction with a Change of Control or other adjustment under Section 11(c), or any other “repricing” as that term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange (or any successor provision).

(iii) Other Terms. The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten years from the date of grant. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on future service requirements which at a minimum shall be a period of one year), the method of exercise, method of settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, and whether or not an SAR shall be freestanding or in tandem or combination with any other Award. Limited SARs, that may only be exercised in connection with a Change of Control or termination of service following a Change of Control as specified by the Committee, may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions. Subject to Section 6(d)(ii), Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance conditions and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). Upon any forfeiture of Restricted Stock, a Participant shall cease to have any rights of a stockholder of the Company and shall return any certificates representing such Restricted Stock to the Company.

(ii) Limitation on Vesting. The grant, issuance, retention, vesting and/or settlement of Restricted Stock shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. Subject to Section 10, the Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of Restricted Stock subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Committee; provided that the grant, issuance, retention, vesting and/or settlement of a Restricted Stock Award that is based in whole or in part on performance conditions and/or the level of achievement versus such performance conditions shall be subject to a performance period of not less than one year, and any Award based solely upon continued employment or the passage of time shall vest over a period of not less than three years from the date the Award is made, provided that such vesting may occur in pro rata installments over the three-year period, with the first installment vesting no sooner than the first anniversary of the date of grant of such Award.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which they relate. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Restricted Stock Units. The Committee is authorized to grant RSUs to Participants, subject to the following terms and conditions:

(i) Award and Restrictions. Subject to Section 6(e)(ii), RSUs shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance conditions and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. A Participant granted RSUs shall not have any of the rights of a stockholder of the Company, including the right to vote, until Stock shall have been issued in the Participant’s name pursuant to the RSUs, except that the Committee may provide for dividend equivalents pursuant to Section 6(e)(iii) below.

(ii) Limitation on Vesting. The grant, issuance, retention, vesting and/or settlement of RSUs shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. Subject to Section 10, the Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of RSUs subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Committee; provided that the grant, issuance, retention, vesting and/or settlement of an RSU that is based in whole or in part on performance conditions and/or the level of achievement versus such performance conditions shall be subject to a performance period of not less than one year, and any Award based solely upon continued employment or the passage of time shall vest over a period of not less than three years from the date the Award is made, provided that such vesting may occur in pro rata installments over the three-year period, with the first installment vesting no sooner than the first anniversary of the date of grant of such Award.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee, dividend equivalents on the specified number of shares of Stock covered by an Award of RSUs shall be either (A) paid with respect to such RSUs at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such RSUs, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional RSUs, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

7. Performance-Based Compensation.

(a) Performance Goals Generally. If the Committee specifies that any Restricted Stock or RSU Award is intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, issuance, vesting and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 7. The performance goal for such Awards shall consist of one or more business criteria and the level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7. The performance goal shall be an objective business criteria enumerated under Section 7(c) and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain”. Performance goals may differ for Awards granted to any one Participant or to different Participants.

(b) Timing for Establishing Performance Conditions. A performance goal shall be established not later than the earlier of (i) 90 days after the beginning of any performance period applicable to such performance-based Award or (ii) the time 25% of such performance period has elapsed.

(c) Business Criteria. For purposes of the Plan, a “performance goal” shall mean any one or more of the following business criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee:

(i) gross sales, net sales, comparable store sales or comparable sales;

(ii) gross margin, cost of goods sold, mark-ups or mark-downs;

(iii) selling, general and administrative expenses;

(iv) operating income, earnings from operations, earnings before or after taxes, or earnings before or after interest, depreciation, amortization, or extraordinary or special items;

(v) net income or net income per common share (basic or diluted);

(vi) inventory turnover or inventory shrinkage;

(vii) return on assets, return on investment, return on capital, or return on equity;

(viii) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

(ix) economic profit or economic value created;

(x) stock price or total stockholder return; and

(xi) market penetration, geographic expansion or new concept development; customer satisfaction; staffing; diversity; training and development; succession planning; associate satisfaction; or acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

(d) Written Determinations. Determinations by the Committee as to the establishment of performance conditions, the amount potentially payable in respect of performance-based Awards, the level of actual achievement of the specified performance conditions relating to such Awards, and the amount of any final Award shall be recorded in writing in the case of Awards intended to qualify under Code Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Code Section 162(m), prior to settlement of each such Award granted to a Covered Associate, that the performance objective relating to the performance-based Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

(e) Settlement of Performance-Based Awards; Other Terms. Settlement of performance-based Awards shall be in cash or Stock, in the Committee’s discretion. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of a Participant’s death, disability or Retirement, in connection with a Change of Control or, subject to the one-year performance condition set forth in Section 6(d)(ii) and Section 6(e)(ii), in connection with any other termination of employment prior to the end of a performance period or settlement of such Awards.

(f) Right of Recapture. If at any time after the date on which a Participant has been granted or becomes vested in an Award pursuant to the achievement of a performance goal under Section 7(c), the Committee determines that the earlier determination as to the achievement of the performance goal was based on incorrect data and that in fact the performance goal had not been achieved or had been achieved to a lesser extent than originally determined and a portion of an Award would not have been granted, vested or paid, given the correct data, then (i) such portion of the Award that was granted shall be forfeited and any related shares (or if such shares were disposed of, the cash equivalent) shall be returned to the Company as provided by the Committee, (ii) such portion of the Award that became vested shall be deemed to be not vested and any related shares (or if such shares were disposed of, the cash equivalent) shall be returned to the Company as provided by the Committee, and (iii) such portion of the Award paid to the Participant shall be paid by the Participant to the Company upon notice from the Company as provided by the Committee.

8. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, and Tandem Awards. Awards granted under the Plan may, in the Committee’s discretion, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate of the Company, or any business entity to be acquired by the Company or a subsidiary or affiliate of the Company, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate of the Company. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 6(b)(iii) and Section 6(c)(iii) or elsewhere in the Plan.

(c) Form and Timing of Payment under Awards. Subject to the terms of the Plan (including Section 11(k) and Section 11(l)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate of the Company upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the Committee’s discretion or upon occurrence of one or more specified events, subject to Section 6(b)(iv), Section 11(k) and Section 11(l).

(d) No Dividends Payable with Respect to Unvested Awards. Notwithstanding anything in the Plan to the contrary, with respect to any Award under the Plan, no dividends (or dividend equivalents) shall be payable with respect to any shares of Stock underlying an Award until such underlying shares of Stock have vested.

9. Change of Control.

(a) Impact of Event. Unless the Board or the Committee provides otherwise (either at the time of grant of an Award or thereafter) prior to a Change of Control, this Section 9(a) shall govern the treatment of any Option, SAR, Restricted Stock or RSU, the exercisability, vesting and/or settlement of which is based solely upon continued employment or passage of time. In the case of an Award subject to this Section 9(a) that the acquiring or surviving company in the Change of Control assumes upon and maintains following the Change of Control (which Award shall be adjusted as to the number and kind of shares as may be determined appropriate by the Committee prior to the Change of Control), if there occurs an involuntary termination without cause of the Participant holding such Award (excluding voluntary resignation, death, disability or Retirement) within three months prior to or eighteen months following the Change of Control, such Award shall be treated as provided in clause (i) or clause (ii) of this Section 9(a), as applicable. In the case of an Award subject to this Section 9(a) that the acquiring or surviving company in the Change of Control does not assume upon the Change of Control, immediately prior to the Change of Control, such Award shall be treated as provided in clause (i) or clause (ii) of this Section 9(a), as applicable. The treatment provided for under this Section 9(a) is as follows:

(i) in the case of an Option or SAR, the Participant shall have the ability to exercise such Option or SAR, including any portion of the Option or SAR not previously exercisable, until the earlier of the expiration of the Option or SAR under its original term and a date that is two years (or such longer post-termination exercisability term as may be specified in the Option or SAR) following such date of termination of employment; and

(ii) in the case of Restricted Stock or RSUs, the Award shall become fully vested and shall be settled in full.

The Committee may also, through the terms of an Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award which shall only be effective if, upon the announcement of a transaction intended to result in a Change of Control, no provision is made in such transaction for the assumption and continuation of outstanding Awards.

(b) Effect of Change of Control upon Performance-Based Awards. Unless the Committee specifies otherwise in the terms of an Award prior to a Change of Control, this Section 9(b) shall control the treatment of any Restricted Stock or RSU if, at the time of the Change of Control, the grant, issuance, retention, vesting and/or settlement of such Award is based in whole or in part on performance criteria and level of achievement versus such criteria. In the case of an Award subject to this Section 9(b) in which fifty percent (50%) or more of the performance period applicable to the Award has elapsed as of the date of the Change of Control, the Participant shall be entitled to payment, vesting or settlement of such Award based upon performance through a date occurring within three months prior to the date of the Change of Control, as determined by the Committee prior to the Change of Control, and pro-rated based upon the percentage of the performance period that has elapsed between the date such Award was granted and the date of the Change of Control. In the case of an Award subject to this Section 9(b) in which less than fifty percent (50%) of the performance period applicable to the Award has elapsed as of the date of the Change of Control, the Participant shall be entitled to payment, vesting or settlement of the target amount of such Award, as determined by the Committee prior to the Change of Control, pro-rated based upon the percentage of the performance period that has elapsed between the date such Award was granted and the date of the Change of Control. The Committee may determine either in advance or at the time of the Change of Control the treatment of the pro-rata portion of an Award attributable to the portion of the performance period occurring after the date of the Change of Control.

Notwithstanding the foregoing, in no event shall the treatment specified in Section 9(a) and Section 9(b) apply with respect to an Award prior to the earliest to occur of (i) the date such amounts would have been distributed in the absence of the Change of Control, (ii) a Participant’s “separation from service” (as defined under Section 409A of the Code) with the Company (or six months thereafter for “specified associates”), (iii) the Participant’s death or “disability” (as defined in Section 409A(a)(2)(C) of the Code), or (iv) a “change in the ownership or effective control” of the Company or in the “ownership of a substantial portion of the assets” of the Company within the meanings ascribed to such terms in Treasury Department regulations issued under Section 409A of the Code, if and to the extent that the Committee determines, in its sole discretion, that the effect of such treatment prior to the time specified in this Section 9(b)(i), (ii), (iii) or (iv) would be the imposition of the additional tax under Section 409A(a)(1)(B) of the Code on a Participant holding such Award.

(c) Definition of Change of Control. For purposes of the Plan, the term “Change of Control” shall mean, unless otherwise defined in an Award agreement, an occurrence of a nature that would be required to be reported by the Company in response to Item 6(e) of Schedule 14A of Regulation 14A issued under the Exchange Act. Without limiting the inclusiveness of the definition in the preceding sentence, a Change of Control of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions is satisfied:

(i) any person is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) any of the following occur: (A) any merger or consolidation of the Company, other than a merger or consolidation in which the voting securities of the Company immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) 80% or more of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity; (B) any sale, exchange, lease, mortgage, pledge, transfer or other disposition (in a single transaction or a series of related transactions) of assets or earning power aggregating more than 50% of the assets or earning power of the Company on a consolidated basis; (C) any complete liquidation or dissolution of the Company; (D) any reorganization, reverse stock split or recapitalization of the Company that would result in a Change of Control as otherwise defined herein; or (E) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

10. Additional Award Forfeiture Provisions.

(a) Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlements. Unless otherwise determined by the Committee, each Award granted shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees. If any of the events specified in Section 10(b)(i), (ii), (iii) or (iv) occurs (a “Forfeiture Event”), all of the following forfeitures will result:

(i) The unexercised portion of each Option held by the Participant, whether or not vested, and any other Award not then settled will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

(ii) The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary or affiliate of the Company, or (B) the date that is six months prior to the date the Participant’s employment by the Company or a subsidiary or affiliate of the Company terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed. For purposes of this Section 10, the term “Award Gain” shall mean (X) in respect of a given Option exercise, the product of (1) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (2) the number of shares as to which the Option was exercised at that date, and (Y) in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to the Participant (regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection such settlement.

(b) Events Triggering Forfeiture. The forfeitures specified in Section 10(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during a Participant’s employment by the Company or a subsidiary or affiliate of the Company, or during the one-year period following termination of such employment:

(i) The Participant, acting alone or with others, directly or indirectly, (A) engages, either as employee (associate), employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless the Participant’s interest is insubstantial, in any business in an area or region in which the Company or a subsidiary or affiliate of the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary or affiliate of the Company; (B) induces any customer or supplier of the Company or a subsidiary or affiliate of the Company, with which the Company or a subsidiary or affiliate of the Company has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary or affiliate of the Company; or (C) induces, or attempts to influence, any associate of or service provider to the Company or a subsidiary or affiliate of the Company to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company and the subsidiaries and affiliates of the Company conduct on any particular date and which third parties may reasonably be deemed to be in competition with the Company or a subsidiary or affiliate of the Company. For purposes of this Section 10(b)(i), a Participant’s interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant’s interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;

(ii) The Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary or affiliate of the Company, any confidential or proprietary information of the Company or any subsidiary or affiliate of the Company, including but not limited to information regarding the Company’s and its subsidiaries’ and affiliates’ current and potential customers, organization, associates, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain (other than by the Participant’s breach of this provision), except as required by law or pursuant to legal process, or the Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, associates, advisors, businesses or reputations, except as required by law or pursuant to legal process; or

(iii) The Participant fails to cooperate with the Company or any subsidiary or affiliate of the Company in any way, including, without limitation, by making himself or herself available to testify on behalf of the Company or such subsidiary or affiliate of the Company in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary or affiliate of the Company in any way, including, without limitation, in connection with any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary or affiliate, as reasonably requested.

(iv) The Participant, alone or in conjunction with another person, (A) interferes with or harms, or attempts to interfere with or harm, the relationship of the Company or any subsidiary or affiliate of the Company with any person who at any time was a customer or supplier of the Company or any subsidiary or affiliate of the Company or otherwise had a business relationship with the Company or any subsidiary or affiliate of the Company; or (B) hires, solicits for hire, aids in or facilitates the hire, or causes to be hired, either as an employee, contractor or consultant, any person who is currently employed, or was employed at any time during the six-month period prior thereto, as an employee, contractor or consultant of the Company or any subsidiary or affiliate of the Company.

(c) Agreement Does Not Prohibit Competition or Other Participant Activities. Although the conditions set forth in this Section 10 shall be deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity set forth in Section 10(b)(i), including but not limited to competition with the Company and its subsidiaries and affiliates. The non-occurrence of the Forfeiture Events set forth in Section 10(b) is a condition to the Participant’s right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and a Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Section 10(a) and Section 10(b).

(d) Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company’s right to forfeiture under this Section 10, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

11. General Provisions.

(a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 11(k), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as the Committee may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change of Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change of Control.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse Stock split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the number and kind of shares of Stock or other securities of the Company or other issuer which are subject to the Plan, including the share limits, (ii) the number and kind of shares of Stock or other securities of the Company or other issuer by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock or other securities of the Company or other issuer subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, settlement price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 11(k) and Section 11(l)) or other Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including performance-based Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets affecting any performance conditions), or in response to changes in applicable laws, regulations, or accounting principles; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, Restricted Stock or RSUs granted under the Plan to Participants designated by the Committee as Covered Associates and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Associates and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d) Tax Provisions.

(i) Withholding. The Company and any subsidiary or affiliate of the Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction or event involving an Award, or to require a Participant to remit to the Company an amount in cash or other property (including Stock) to satisfy such withholding before taking any action with respect to an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations. The Company can delay the delivery to a Participant of Stock under any Award to the extent necessary to allow the Company to determine the amount of withholding to be collected and to collect and process such withholding.

(ii) Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii) Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten days thereof.

(e) Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders of the Company or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is at or after the date of such Board action:

(i) if such stockholder approval is required by any federal or state law or regulation or the rules of the New York Stock Exchange or any other stock exchange or automated quotation system on which the Stock may then be listed or quoted; or

(ii) if such amendment would materially increase the number of shares reserved for issuance and delivery under the Plan; or

(iii) if such amendment would alter the provisions of the Plan restricting the Company’s ability to grant Options or SARs with an exercise price that is not less than the Fair Market Value of Stock; or

(iv) in connection with any action to amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

The Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders of the Company for approval; and provided further, that, without the consent of an affected Participant, no such Board (or any Committee) action may materially and adversely affect the rights of such Participant under any outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such actions result in an income tax penalty on the Participant). With regard to other terms of Awards, the Committee shall have no authority to waive or modify any such Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification.

(f) Right of Setoff. The Company or any subsidiary or affiliate of the Company may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate of the Company may owe to the Participant from time to time (including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant), such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10(a), although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).

(g) Unfunded Status of Awards; Creation of Trusts. To the extent that any Award is deferred compensation, the Plan is intended to constitute an “unfunded” plan for deferred compensation with respect to such Award. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. In addition, nothing herein shall prevent the Committee from authorizing the payment in cash of any amounts with respect to forfeited Awards. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Associates and other Awards designated as Awards to Covered Associates subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Section 7, including the definitions of Covered Associate and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Associate with respect to a fiscal year that has not yet been completed, the term Covered Associate as used herein shall mean only a person designated by the Committee as likely to be a Covered Associate with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to an Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(k) Certain Limitations on Awards to Ensure Compliance with Code Section 409A. Notwithstanding anything herein to the contrary, any Award that is deferred compensation within the meaning of Code Section 409A shall be automatically modified and limited to the extent that the Committee determines necessary to avoid the imposition of the additional tax under Section 409A(a)(1)(B) of the Code on a Participant holding such Award.

(l) Certain Limitations Relating to Accounting Treatment of Awards. Other provisions of the Plan notwithstanding, the Committee’s authority under the Plan (including under Section 8(c), Section 11(c) and Section 11(d)) is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to “equity” accounting with a measurement date at the date of grant under applicable accounting standards shall not become subject to “liability” accounting solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding despite such “liability” accounting.

(m) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(n) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(n) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

(o) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken thereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate of the Company, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate of the Company to terminate any Eligible Person’s or Participant’s employment at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and associates, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

(p) Severability; Entire Agreement. If any of the provisions of the Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any agreements or documents designated by the Committee as setting forth the terms of an Award contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

(q) Plan Effective Date and Termination. The Plan shall become effective if, and at such time as, the stockholders of the Company have approved the Plan in accordance with applicable law and stock exchange requirements (such date, the “Effective Date”). Unless earlier terminated by action of the Board, the authority of the Committee to make grants under the Plan shall terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the Plan, and the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan or as set forth above and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

Abercrombie & Fitch Co.

2020 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

ABERCROMBIE & FITCH CO. P.O. BOX 182168 COLUMBUS, OH 43218

VOTE BY INTERNET

Before the Date of the Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Time, on May 19, 2020. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/ANF2020

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked with the arrow on your proxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Time, on May 19, 2020. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you call and then follow the instructions.

VOTE BY MAIL

If you received a printed copy of the proxy materials, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D10550-P35011	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

ABERCROMBIE & FITCH CO.

A.	Election of Directors

The Board of Directors recommends you vote "FOR" the election of each of the following nominees:			For	Against	Abstain

	1a.	Kerrii B. Anderson	☐	☐	☐			For	Against	Abstain

	1b.	Terry L. Burman	☐	☐	☐		1j. Helen E. McCluskey	☐	☐	☐

	1c.	Felix Carbullido	☐	☐	☐		1k. Charles R. Perrin	☐	☐	☐

	1d.	Susie Coulter	☐	☐	☐		1l. Nigel Travis	☐	☐	☐

	1e.	Sarah M. Gallagher	☐	☐	☐	B.	Proposals

	1f.	James A. Goldman	☐	☐	☐	The Board of Directors recommends you vote "FOR" the proposals under Items 2, 3, 4 and 5:		For	Against	Abstain
	1g.	Michael E. Greenlees	☐	☐	☐		Approval of advisory resolution to approve executive compensation.

	1h.	Archie M. Griffin	☐	☐	☐	2.		☐	☐	☐

	1i.	Fran Horowitz	☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.					☐	3.	Approval of an amendment to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors to authorize 150,000 additional shares.	☐	☐	☐

						4.	Approval of an amendment to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Associates to authorize 150,000 additional shares.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners must each sign personally. All holders must sign. If a corporation, partnership or other entity, please sign in full entity name by a duly authorized officer.						5.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending January 30, 2021.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

WEDNESDAY, MAY 20, 2020, AT 10:00 A.M., EASTERN DAYLIGHT TIME

Access to this year's virtual Annual Meeting of Stockholders will be available at www.virtualshareholdermeeting.com/ANF2020. A replay of the Annual Meeting of Stockholders will be available for one year.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders of Abercrombie & Fitch Co. to be Held on May 20, 2020: Letter to Stockholders, Abercrombie & Fitch Co.'s Notice of Annual Meeting of Stockholders and Proxy Statement, and the Abercrombie & Fitch Co. Annual Report 2019 are available at www.proxyvote.com.

D10551-P35011

ABERCROMBIE & FITCH CO. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE VIRTUAL ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2020

Each holder of shares of Class A Common Stock of Abercrombie & Fitch Co. (the "Company") identified on this proxy card hereby constitute(s) and appoint(s) Scott Lipesky and Gregory J. Henchel, or either of them, the proxy or proxies of the stockholder, with full power of substitution in each, to attend the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held via live webcast only at www.virtualshareholdermeeting.com/ANF2020, on Wednesday, May 20, 2020, at 10:00 a.m., Eastern Daylight Time, and to vote all of the shares of the Company which the stockholder is entitled to vote at such Annual Meeting as directed on the reverse side with respect to the matters set forth on the reverse side, and to vote such shares with discretionary authority on all other business that may properly come before the Annual Meeting.

This proxy, when properly executed, will be voted in the manner you specify. If no specification is made, except in the case of broker non-votes, the persons named herein as proxies will vote "FOR" the election of each of the director nominees listed in Item 1, "FOR" the approval of the advisory resolution to approve executive compensation under Item 2, and "FOR" the proposals under Items 3, 4 and 5, and in accordance with the recommendations of the Company's Board of Directors. All proxies previously given or executed by each stockholder identified on this proxy card are hereby revoked.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.)

Continued and to be signed and dated on the reverse side